Exhibit 4.2

CAL FUNDING IV LIMITED
Issuer

and

WILMINGTON TRUST, NATIONAL ASSOCIATION
Indenture Trustee

SERIES 2020-1 SUPPLEMENT

DATED AS OF SEPTEMBER 9, 2020

TO

INDENTURE

DATED AS OF SEPTEMBER 9, 2020

FIXED RATE ASSET-BACKED NOTES, SERIES 2020-1,
CLASS A NOTES AND CLASS B NOTES

i

TABLE OF CONTENTS
(continued)

ii

TABLE OF CONTENTS
(continued)

EXHIBITS

Exhibit	Description

EXHIBIT A-1	Form of 144A Book-Entry Note

EXHIBIT A-2	Form of Regulation S Temporary Book-Entry Note

EXHIBIT A-3	Form of Unrestricted Book-Entry Note

EXHIBIT A-4	Form of Note Issued to Institutional Accredited Investors

EXHIBIT B	Form of Certificate to be Given by Series 2020-1 Noteholders

EXHIBIT C	Form of Certificate to be Given by Euroclear or Clearstream

EXHIBIT D	Form of Certificate to be Given by Transferee of Beneficial Interest In a Regulation S Temporary Book-Entry Note

EXHIBIT E	Form of Transfer Certificate for Exchange or Transfer From 144A Book-Entry Note to Regulations S Book-Entry Note

EXHIBIT F	Form of Initial Purchaser Exchange Instructions

SCHEDULES
Schedules	Description

Schedule I	Scheduled Targeted Principal Balances

Schedule II	Maximum Concentration of Leases

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SERIES 2020-1 SUPPLEMENT, dated as of September 9, 2020 (as amended, restated, supplemented or otherwise modified from time to time, this “Supplement”), between CAL FUNDING IV LIMITED, an exempted company with limited liability incorporated in Bermuda (the “Issuer”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, as Indenture Trustee (the “Indenture Trustee”).

WHEREAS, pursuant to the Indenture, dated as of September 9, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), between the Issuer and the Indenture Trustee, the Issuer may from time to time issue any one or more Series of Notes.  The Principal Terms of any Series of Notes are to be set forth in a Supplement to the Indenture; and

WHEREAS, the Issuer wishes to create a new Series of Notes that will be designated as the Series 2020-1 Notes and this Supplement shall specify the Principal Terms of such Series 2020-1 Notes.

NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I
Definitions; Calculation Guidelines

Section 101.          Definitions.  i) Whenever used in this Supplement, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

“144A Book-Entry Notes”.  The 144A Book-Entry Notes substantially in the form of Exhibit A-1 hereto.

“Additional Interest”.  With respect to the period: (i) commencing Payment Date in March 2028; and (ii) ending upon payment in full of the principal balance of and all accrued interest on the Series 2020-1 Notes, four percent (4.00%) per annum for each class (in addition to the Class A Note Interest Rate and Class B Note Interest Rate for each respective class).  Interest will not accrue on any unpaid Additional Interest.

 “Aggregate Available Amount”.  As of any date of determination, an amount equal to the sum of the amount available for drawing on all Eligible Letter(s) of Credit then in effect for Series 2020-1.

 “Aggregate Class A Note Principal Balance”.  As of any date of determination, an amount equal to the sum of the Class A Note Principal Balances of all Class A Notes then Outstanding.

“Aggregate Class B Note Principal Balance”.  As of any date of determination, an amount equal to the sum of the Class B Note Principal Balances of all Class B Notes then Outstanding.

“Aggregate Invested Amount”.  As of any date of determination, an amount equal to the sum of the Invested Amounts for all Series of Notes then Outstanding.

“Aggregate Series 2020-1 Note Principal Balance”.  As of any date of determination, an amount equal to the sum of the then Aggregate Class A Note Principal Balance and the then Aggregate Class B Note Principal Balance then Outstanding.

 “Back-up Manager Event”.  For the Series 2020-1 Notes, the event on conditions set forth in Section 406 of this Supplement.

“Balance Sheet Date”.  December 31, 2019.

“Bankruptcy Event”.  For any Person, any of the following events:

(a)          a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or any substantial part of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

(b)          such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestration or the like, for such Person or any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due.

“CAI”.  CAI International, Inc., a Delaware Corporation.

“CAL”.  Container Applications Limited, a company incorporated and licensed as an international business company and existing under the laws of Barbados.

“CAL Funding III”.  CAL Funding III Limited, an exempted company with limited liability, incorporated in Bermuda.

“CAL Revolver Administrative Agent”.  Bank of America, N.A. as administrative agent for the lenders under the Third Amended and Restated Revolving Credit Agreement, dated as of March 15, 2013 as amended, with CAI and CAL as co-borrowers.

“Capitalized Leases”.  A lease under which CAI or any of its Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.

“Change of Control”.  With respect to CAI in its capacity as Sub-Manager, an event or series of events by which any of the following events occur:

(a)          any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of 50% or more of the equity securities of CAI entitled to vote for members of the board of directors or equivalent governing body of CAI on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right); or

(b)         any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, the power to exercise, directly or indirectly, a controlling influence over the management or policies of CAI, or control over the equity securities of CAI entitled to vote for members of the board of directors or equivalent governing body of CAI on a fully-diluted basis (and taking into account all such securities that such Person or Persons have the right to acquire pursuant to any option right) representing 50% or more of the combined voting power of such securities.

“Class A Adjusted Asset Base”.  As of any Determination Date shall be an amount equal to the product of (i) the quotient of (x) a percentage equal to the Class A Advance Rate decreased by one-twelfth of 0.50% for each of Payment Dates 1 through 24 inclusive, one-twelfth of 1.0% for each of Payment Dates 25 through 66 inclusive, one-twelfth of 1.50% for each of Payment Dates 67 through 90 and each Payment Date thereafter, divided by (y) the Class B Advance Rate decreased by one-twelfth of 0.50% for each of Payment Dates 1 through 24 inclusive, one-twelfth of 1.0% for each of Payment Dates 25 through 66 inclusive, one-twelfth of 1.50% for each of Payment Dates 67 through 90 and each Payment Date thereafter, multiplied by (ii) the Series 2020-1 Asset Base.

“Class A Advance Rate”.  For the Class A Notes, eighty percent (80%).

“Class A Asset Base”.  As of any Determination Date, shall be equal to the product of (i) the quotient of the Class A Advance Rate divided by the Class B Advance Rate and (ii) the Series 2020-1 Asset Base.

“Class A Note”.  Any of the $715,900,000 Fixed Rate Asset-Backed Notes, Series 2020-1, Class A issued pursuant to the terms of this Supplement, substantially in the form of any Exhibit A-1, A-2, A-3 or A-4 to this Supplement.

“Class A Note Interest Payment”.  For the Class A Notes on each Payment Date, an amount equal to the product of (i) two and twenty-two hundredths percent (2.22%) per annum, (ii) the Aggregate Class A Note Principal Balance on the immediately preceding Payment Date, calculated after giving effect to all principal payments on the Class A Notes actually paid on such date (or, in the case of the first Payment Date, the Aggregate Class A Note Principal Balance on the Closing Date) and (iii) one twelfth (or, in the case of the first Payment Date, the number of days in the first Interest Accrual Period divided by 360).

“Class A Note Principal Balance”.  With respect to any Class A Note as of any date of determination, an amount equal to the excess, if any, of (x) the initial principal balance of such Class A Note as of the Closing Date, over (y) the cumulative amount of all Class A Supplemental Principal Payment Amounts, Class A Scheduled Principal Payment Amounts and any other principal payments (including Prepayments) actually paid to the related Class A Noteholder subsequent to the Closing Date.

“Class A Scheduled Principal Payment Amount”. On each Payment Date is equal to the excess, if any, of (x) the then Aggregate Class A Note Principal Balance, over (y) the Class A Scheduled Targeted Principal Balance for such Payment Date.

“Class A Scheduled Targeted Principal Balance”.  On each Payment Date is the applicable amount set forth opposite such Payment Date under “Class A” in Schedule I hereto, as such Schedule I may be adjusted from time to time in accordance with Section 205(b) of this Supplement.  For each Payment Date occurring after the latest Payment Date under “Class A” on Schedule I, the Class A Scheduled Targeted Principal Balance shall be zero.

“Class A Supplemental Principal Payment Amount”.  On each Payment Date is equal to the excess, if any, of (i) the Aggregate Class A Note Principal Balance (calculated after giving effect to any payment of any Class A Scheduled Principal Payment Amount actually paid on such Payment Date), over (ii) the Class A Adjusted Asset Base (determined as of the last day of the month immediately preceding such Payment Date).

“Class B Adjusted Advance Rate”. As of any Determination Date, the Class B Advance Rate, decreased by:  (i) one-twelfth of 0.50% for each of Payment Dates 1 through 24, inclusive, (ii) one-twelfth of 1.00% for each of Payment Dates 25 through 66, inclusive; and (iii) one-twelfth of 1.50% for each of Payment Dates 67 through 90, and each Payment Date thereafter.

“Class B Advance Rate”.  For the Class B Notes, eighty-three percent (83%).

“Class B Note”.  The $26,800,000 Fixed Rate Asset-Backed Notes, Series 2020-1, Class B.

“Class B Note Interest Payment”.  For the Class B Notes on each Payment Date, an amount equal to the product of (i) three and five-tenths percent (3.50%) per annum, (ii) the Aggregate Class B Note Principal Balance on the immediately preceding Payment Date, calculated after giving effect to all principal payments on the Class B Notes actually paid on such date (or, in the case of the first Payment Date, the Aggregate Class B Note Principal Balance on the Closing Date) and (iii) one twelfth (or, in the case of the first Payment Date, the number of days in the first Interest Accrual Period divided by 360)..

“Class B Note Principal Balance”.  With respect to any Class B Note as of any date of determination, an amount equal to the excess, if any, of (x) the initial principal balance of such Class B Note as of the Closing Date, over (y) the cumulative amount of all Class B Supplemental Principal Payment Amounts, Class B Scheduled Principal Payment Amounts and any other principal payments (including Prepayments) actually paid to the related Class B Noteholder subsequent to the Closing Date.

“Class B Scheduled Principal Payment Amount”.  On each Payment Date is equal to the excess, if any, of (x) the then Aggregate Class B Note Principal Balance, over (y) the Class B Scheduled Targeted Principal Balance for such Payment Date.  For each Payment Date occurring after the latest Payment Date under “Class B” on Schedule II, the Class B Scheduled Targeted Principal Balance shall be zero.

“Class B Scheduled Targeted Principal Balance”. On each Payment Date is the applicable amount set forth opposite such Payment Date under “Class B” in Schedule I hereto, as such Schedule I may be adjusted from time to time in accordance with Section 205(b) of this Supplement.

“Class B Supplemental Principal Payment Amount”.  On each Payment Date is equal to the excess, if any, of (i) the Aggregate Series 2020-1 Note Principal Balance (calculated after giving effect to all Class A Supplemental Principal Payment Amounts, Class A Scheduled Principal Payment Amounts, and Class B Scheduled Principal Payment Amounts actually paid on such date) over (ii) the Series 2020-1 Adjusted Asset Base (determined as of the last day of the month immediately preceding such Payment Date).

“Closing Date”.  September 9, 2020.

“Consolidated Funded Debt”.  At any time of determination, with respect to CAI and its Subsidiaries, an amount equal to the excess of (1) the sum, without duplication, of (a) the aggregate amount of Indebtedness of CAI and its Subsidiaries, on a consolidated basis, relating to (i) the borrowing of money or the obtaining of credit, including the issuance of notes or bonds, (ii) the deferred purchase price of assets (other than trade payables (including trade payables to manufacturers) incurred in the ordinary course of business), (iii) Capitalized Leases, (iv) Rental Obligations, and (v) the maximum drawing amount of all letters of credit outstanding plus (b) Indebtedness of the type referred to in clause (a) of another Person guaranteed by CAI or any of its Subsidiaries, in all cases determined in accordance with GAAP, over (2) the amount of cash and short term investments held by or on behalf of CAI or any of its Subsidiaries as restricted cash pursuant to the terms of a debt instrument.

“Consolidated Leverage Ratio”.  As of any date of determination, the ratio of (a) the Consolidated Funded Debt to (b) Consolidated Tangible Net Worth; provided that If there is a restructuring of CAI and its consolidated subsidiaries, the Consolidated Leverage Ratio will be modified so that it is calculated in a manner equivalent to the calculation of the equivalent covenant in the primary senior secured revolving credit agreement for CAI that is in place after giving effect to the restructuring.  The same 0.75 margin as is currently in place between the Consolidated Leverage Ratio for this Supplement and the comparable consolidated leverage ratio in CAI's (or its successor entity's) senior secured revolving credit agreement will remain in place with respect to the Consolidated Leverage Ratio for this Supplement

“Consolidated Tangible Net Worth”.  As of any date of determination, for CAI and its Subsidiaries on a consolidated basis, Shareholders’ Equity of CAI and its Subsidiaries on such date minus the Intangible Assets of CAI and its Subsidiaries on such date; provided that the calculation of Consolidated Tangible Net Worth shall exclude any unrealized adjustments, whether positive or negative, resulting from interest rate protection agreements or swap contracts in respect of currency hedging entered into in the ordinary course of business.

 “Delinquent Bankrupt Lessee”.  Each Lessee of a Managed Container that meets both of the following criteria:

(A)          such Lessee is then the subject of a Bankruptcy Event; and

(B)          such Lessee is not current on its rental obligations under the related Lease(s) within one hundred eighty (180) days after the commencement of such Bankruptcy Event.

“Downgraded Letter of Credit Bank”.  This term has the meaning set forth in Section 308(e).

 “DTC”.  This term has the meaning set forth in Section 207 (ix).

“Eligible Bank”.  A banking, financial or similar institution capable of issuing an Eligible Letter of Credit which institution has a long-term unsecured debt rating of “A” or better from the Rating Agency.

“Eligible Letter of Credit”.  Any Letter of Credit (a) issued by an Eligible Bank and for which the Indenture Trustee is the beneficiary on behalf of the 2020-1 Noteholders, (b) that has a stated expiration date of not earlier than one year after its issuance date and that permits drawing thereon prior to non-renewal of such Letter of Credit if not replaced by cash or a replacement Eligible Letter of Credit, (c) that may be drawn upon at a branch of such institution in the Borough of Manhattan, New York or the City of Wilmington, Delaware, (d) which is payable in Dollars in immediately available funds in an amount of not less than the available drawing amount specified therein, and (e) that may be transferred by the Indenture Trustee, without a fee payable by the Indenture Trustee and without the consent of the related Letter of Credit Bank, to any replacement indenture trustee appointed in accordance with the terms of the Indenture.

“Excess Defaulted Lessee Balance”.  As of any date of determination, an amount equal to the excess of (x) an amount equal to the product of (i) the Series 2020-1 Asset Allocation Percentage and (ii) an amount equal to the sum of the then Net Book Values of all Unrecovered Containers, over (y) an amount equal to the product of (a) five percent (5%), (b) the Series 2020-1 Asset Allocation Percentage and (c) the then Aggregate Net Book Value.

“GAAP or generally accepted accounting principles”.  (a) With respect to the financial calculations in Section 402, whether directly or indirectly through reference to a capitalized term used therein, means (i) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, and (ii) to the extent consistent with such principles, the accounting practice of any Borrower reflected in its financial statements for the year ended on the Balance Sheet Date, and (b) when used in general, other than as provided above, means principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (ii) consistently applied with past financial statements of any Borrower adopting the same principles, provided that in each case referred to in this definition of “GAAP” a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in GAAP) as to financial statements in which such principles have been properly applied.

“Indebtedness”.  As to any Person and whether recourse is secured by or is otherwise available against all or only a portion of the assets of such Person and whether or not contingent, but without duplication:

(a)          every obligation of such Person for money borrowed,

(b)          every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses,

(c)          every reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person,

(d)         every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith),

(e)          every obligation of such Person under any Capitalized Lease,

(f)          every obligation of such Person under any Synthetic Lease,

(g)          all sales by such Person of (i) accounts or general intangibles for money due or to become due, (ii) chattel paper, instruments or documents creating or evidencing a right to payment of money or (iii) other receivables (collectively “receivables”), whether pursuant to a purchase facility or otherwise, other than in connection with the disposition of the business operations of such Person relating thereto or a disposition of defaulted receivables for collection and not as a financing arrangement, and together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith,

(h)          every obligation of such Person (an “equity related purchase obligation”) to purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock issued by such Person or any rights measured by the value of such Capital Stock,

(i)         every obligation of such Person under any forward contract, futures contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices (a “derivative contract”),

(j)          every obligation in respect of Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor and such terms are enforceable under applicable law, and

(k)         every obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guarantying or otherwise acting as surety for, any obligation of a type described in any of clauses (a) through (j) (the “primary obligation”) of another Person (the “primary obligor”), in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase of) any security for the payment of such primary obligation, (ii) to purchase property, securities or services for the purpose of assuring the payment of such primary obligation, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such primary obligation.

provided, however, that, for the avoidance of doubt, any trade payables owing to manufacturers incurred in the ordinary course of business that is not delinquent shall not be deemed Indebtedness for the purposes of this definition.

The “amount” or “principal amount” of any Indebtedness at any time of determination represented by (i) any Indebtedness, issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with GAAP, (ii) any Capitalized Lease shall be the principal component of the aggregate of the rental obligation under such Capitalized Lease payable over the term thereof that is not subject to termination by the lessee, (iii) any sale of receivables shall be the amount of unrecovered capital or principal investment of the purchaser (other than the Issuer or any of its wholly-owned Subsidiaries) thereof, excluding amounts representative of yield or interest earned on such investment, (iv) any Synthetic Lease shall be the stipulated loss value, termination value or other equivalent amount, (v) any derivative contract shall be the maximum amount of any termination or loss payment required to be paid by such Person if such derivative contract were, at the time of determination, to be terminated by reason of any event of default or early termination event thereunder, whether or not such event of default or early termination event has in fact occurred, (vi) any equity related purchase obligation shall be the maximum fixed redemption or purchase price thereof inclusive of any accrued and unpaid dividends to be comprised in such redemption or purchase price, and (vii) any guaranty or other contingent liability referred to in clause (k) shall be an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty or other contingent obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Initial Purchasers”.  Each of (i) Wells Fargo Securities LLC; (ii) BofA Securities, Inc.; (iii) Deutsche Bank Securities; (iv) MUFG Securities Americas Inc.; (v) RBC Capital Markets; (vi) Fifth Third Securities; (vii) ING Bank N.V.; and (viii) PNC Capital Markets LLC.

“Institutional Accredited Investors”.  Institutional “accredited investors” within the meaning of paragraphs (1), (2), (3) or (7) of Rule 501(a) under the Securities Act.

“Intangible Assets”.  Assets that are considered to be intangible assets under GAAP, including customer lists, goodwill, computer software, copyrights, trade names, trademarks, patents, franchises, licenses, unamortized deferred charges, unamortized debt discount and capitalized research and development costs.

“Interest Accrual Period”.  With respect to each Payment Date, the period commencing on and including the immediately preceding Payment Date (or in the case of the initial Payment Date with respect to a Series, commencing on and including the Closing Date) and ending on but excluding the current Payment Date.

“Issuance Date Restricted Cash Amount”.  An amount equal to the sum of the Series 2020-1 Restricted Cash Amount on the Issuance Date of the Series 2020-1 Notes; this amount shall be Fourteen Million, Two Hundred Twenty-Three Thousand, Two Hundred Thirty-Five Dollars ($14,223,235).

“Issuance Date Series 2020-1 Note Principal Balance”.  The Unpaid Principal Balance on the Closing Date; this amount shall be Seven Hundred Forty-Two Million, Seven Hundred Thousand Dollars ($742,700,000).

“Letter of Credit”.  Any irrevocable, transferable, unconditional standby letter of credit issued for the benefit of the Indenture Trustee, for the benefit of the Series 2020-1 Noteholders, in accordance with the terms of this Supplement.

“Letter of Credit Bank”.  The issuing bank of a Letter of Credit.

“Letter of Credit Expiration Date”.  With respect to any Letter of Credit, the stated expiration date set forth in such Letter of Credit, as such date may be extended in accordance with the terms of such Letter of Credit.

“Letter of Credit Fee”.  The periodic interest and/or fees payable by the Issuer to a Letter of Credit Bank for issuing a Letter of Credit; provided, however, that in no event shall the Letter of Credit Fee include reimbursement for any unreimbursed draws made on the related Letter of Credit.

“LOC Pro Rata Share”.  With respect to any Letter of Credit, a fraction (stated as percentage) the numerator of which is the available amount of such Letter of Credit and the denominator of which is the then Aggregate Available Amount.

“Majority of Holders”.  With respect to the Series 2020-1 Notes means, as of any date of determination, (A) so long as the Class A Notes are Outstanding, Class A Noteholders holding Class A Notes constituting more than fifty percent (50%) of the then Aggregate Class A Note Principal Balance; and (B) at all times not covered by clause (A), Class B Noteholders holding Class B Notes constituting more than fifty percent (50%) of the Aggregate Class B Note Principal Balance.

“Mandatory Special Redemption”.  This term has the meaning set forth in Section 304(c).

“Material Lessees”.  The largest twenty-five (25) lessees of Eligible Containers based on the Aggregate Net Book Value of the Eligible Containers on lease to such lessees.

“Percentage”.  With respect to any Series 2020-1 Noteholder as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the Class A Note Principal Balance or Class B Note Principal Balance, as the case may be, of the Class A Note or Class B Note, as the case may be, owned by such Series 2020-1 Noteholder and the denominator of which is equal to the then Aggregate Class A Note Principal Balance or Class B Note Principal Balance, as the case may be.

“Permitted Non-U.S. Person”.  Any Person (i) who is not a U.S. Person and (ii) to whom the offer and sale of the Series 2020-1 Notes may be made without registration under the Securities Act in reliance upon Regulation S.

“Permitted Payment Date Withdrawals”.  Both of the following with respect to the Series 2020-1 Notes: (i) on any Payment Date other than the Series 2020-1 Legal Final Payment Date, the amounts required to pay any shortfall in the Class A Note Interest Payment and the Class B Note Interest Payment (calculated after giving effect to the application of all Series 2020-1 Available Funds on such Payment Date); and (ii) on the Series 2020-1 Legal Final Payment Date for the Series 2020-1 Note, the amount required to pay any shortfall in the unpaid principal balance of all of the Series 2020-1 Notes (calculated after giving effect to the application of the Series 2020-1 Available Funds on such Payment Date).

“Prepayment Premium”.  The premium payable in connection with a Mandatory Special Redemption pursuant to Section 304(c).

“Qualified Institutional Buyers”.  This term has the meaning set forth in Section 207(i).

 “Regulation S”.  Regulation S under the Securities Act.

“Regulation S Temporary Book-Entry Notes”.  The Regulation S Temporary Book-Entry Notes substantially in the form of Exhibit A-2.

“Related Documents”.  With respect to any Series, the Contribution and Sale Agreement, the Indenture, the related Supplement, the Notes of such Series, the Note Purchase Agreement for such Series, the Management Agreement, the Manager Transfer Facilitator Agreement, each Interest Rate Hedge Agreement (upon execution thereof), each Letter of Credit (upon delivery thereof), the Performance Guaranty and each other document or instrument executed in connection with the issuance of any Series, as any of the foregoing may from time to time be amended, modified, supplemented or renewed.

“Rental Obligations”.  All present or future obligations of CAI or any of its Subsidiaries under any rental agreements or leases of real or personal property, other than (a) obligations that can be terminated by the giving of notice without liability to CAI or such Subsidiary in excess of the liability for rent due as of the date on which such notice is given and under which no penalty or premium is paid as a result of any such termination, (b) obligations under rental agreements relating to equipment other than Containers having an aggregate value of less than $5,000,000 for all such agreements, (c) obligations in respect of any Capitalized Leases, (d) any obligations incurred in a lease transaction where the obligation of CAI or its Subsidiary to pay rent thereunder is limited to a pass-through of net rental amounts received by CAI or its Subsidiaries from a sublessee of container equipment under such transaction (“net sublease rentals”), so that if there are no net sublease rental amounts received by CAI or its Subsidiaries from a sublessee then CAI or its Subsidiaries would have no obligation to make any rental payment under or in connection with such transaction, shall not constitute a Rental Obligation hereunder; and (e) obligations under the lease of commercial office properties in the conduct of the Company’s business shall not be deemed a Rental Obligation hereunder.  For purposes of this Agreement, the aggregate amount of Rental Obligations of CAI and its Subsidiaries shall, as at any date of determination, be an amount equal to the net present value, calculated at a discount rate equal to the rate implicit in the relevant lease per annum, of the future Rental Obligations of such Person.

“Required Payments”.  For Series 2020-1 Notes, the Required Payments shall be as follows: (A) if neither an Early Amortization Event for Series 2020-1 nor an Event of Default for Series 2020-1 is then continuing, the payments specified in clauses (1) through (21) inclusive (excluding clause (16)) inclusive in Section 305(I), (B) if an Early Amortization Event for Series 2020-1 shall then be continuing but no Event of Default for Series 2020-1 shall then be continuing (or an Event of Default for Series 2020-1 is continuing but the Series 2020-1 Notes have not been accelerated in accordance with the Indenture), the payments set forth in clauses (1) through (17) inclusive (excluding clause (14)) in Section 305(II), or (C) if an Event of Default for Series 2020-1 shall then be continuing and the Series 2020-1 Notes have been accelerated in accordance with the Indenture and such consequence shall not have been rescinded or annulled, the payments set forth in clauses (1) through (16) (excluding clause (13)) inclusive in Section 305(III).

“Rule 144A”.  This term has the meaning set forth in Section 207(i).

“Scheduled Principal Payment Amount”.  With respect to Series 2020-1, the Class A Scheduled Principal Payment Amount and the Class B Scheduled Principal Payment Amount.

“Sellers”.  CAL and CAL Funding III.

“Series 2020-1 Asset Allocation Percentage”.  As of any date of determination, the Asset Allocation Percentage for Series 2020-1.

“Series 2020-1 Asset Base”.  As of any Determination Date, an amount equal to the sum of (a) the product of (i) Series 2020-1 Asset Allocation Percentage in effect on such Determination Date, (ii) a percentage equal to 100% minus the Series 2020-1 Required Overcollateralization Percentage in effect on such Determination Date and (iii) the sum of (x) the Aggregate Net Book Value (measured as of the last day of the immediately preceding calendar month) and (y) the aggregate outstanding balance of receivables resulting from the sale or disposition of Managed Containers which have not been outstanding for more than 60 days, plus (b) an amount equal to the sum of (i) the amount of cash and Eligible Investments on deposit in each of the Series 2020-1 Restricted Cash Account, the Series 2020-1 Defaulted Lease Account, the Series 2020-1 Redemption Account and the Series 2020-1 L/C Cash Account and (ii) an amount equal to the product of (x) the Series 2020-1 Asset Allocation Percentage in effect on such Determination Date and (y) the amount of cash and Eligible Investments on deposit in the Excess Funding Account, plus (c) the Aggregate Available Amount.

“Series 2020-1 Adjusted Asset Base”.  As of any Determination Date, an amount equal to the sum of (a) the product of (i) the excess of the (1) Class B Adjusted Advance Rate, minus (2) the Series 2020-1 Excess Concentration Percentage (measured as of the last day of the immediately preceding calendar month) and (ii) the sum of (x) the Aggregate Net Book Value (measured as of the last day of the immediately preceding calendar month) and (y) the aggregate outstanding balance of receivables resulting from the sale or disposition of Managed Containers which have not been outstanding for more than 60 days, plus (b) an amount equal to the sum of the amount of cash and Eligible Investments on deposit in each of the Series 2020-1 Restricted Cash Account, the Series 2020-1 Defaulted Lease Account, the Series 2020-1 Redemption Account and the Series 2020-1 L/C Cash Account on such Determination Date and (c) the Aggregate Available Amount.

“Series 2020-1 Available Funds”.  As of any Payment Date, an amount equal to the sum of (i) an amount equal to the product of (x) the Available Distribution Amount for the most recently completed Collection Period and (y) the Series 2020-1 Collection Allocation Percentage in effect on the related Determination Date, (ii) all amounts transferred to the Series 2020-1 Series Account from the Series 2020-1 Restricted Cash Account, the Series 2020-1 L/C Cash Account or the Series 2020-1 Revenue Reserve Account on the related Determination Date pursuant to the Indenture, (iii) the amount of funds transferred to the Series 2020-1 Series Account on such Payment Date following transfer from the Excess Funding Account to the Trust Account pursuant to the Indenture, (iv) the amount of any Shared Available Funds (as defined in the Supplements for each other Series of Notes then Outstanding) deposited to the Series 2020-1 Series Account on such Payment Date in accordance with the terms of the Supplement for each other Series of Notes then Outstanding, and (v) any other amounts deposited into the Series 2020-1 Series Account pursuant to the terms of the Series 2020-1 Supplement, including amounts transferred from the Series 2020-1 Revenue Reserve Account.

“Series 2020-1 Collection Allocation Percentage”.  For Series 2020-1 Notes as of any date of determination, a fraction (expressed as a percentage) equal to (A) divided by (B), as follows:

(A) the Series 2020-1 Invested Amount; and

(B) the Aggregate Invested Amount (exclusive of the Invested Amount for any Liquidation Deficiency Series).

For purposes of the Indenture and the Series 2020-1 Supplement, the Series 2020-1 Collection Allocation Percentage shall be the “Collection Allocation Percentage” for Series 2020-1.

“Series 2020-1 Control Party”.  The Majority of Holders of the Series 2020-1 Notes.

“Series 2020-1 Defaulted Lease Account”.  The non-interest bearing trust account designated as such that has been established by the Issuer for the benefit of the Series 2020-1 Noteholders in accordance with Section 303 of this Supplement.

“Series 2020-1 Early Amortization Event”.  An Early Amortization Event for Series 2020-1.

“Series 2020-1 Event of Default”.  An Event of Default for Series 2020-1.

“Series 2020-1 Excess Concentration Percentage”.  As of any date of determination, an amount equal to the sum of the following percentages:

(a)
Maximum Concentration of Dry Freight Special Containers.  The amount by which (x) the sum of the Net Book Values of all Eligible Containers that are dry freight specialized containers (other than refrigerated containers and generator sets), divided by the Aggregate Net Book Value, expressed as a percentage, exceeds (y) thirty percent (30%);

(b)
Maximum Concentration of Finance Leases (Total).  The amount by which (x) the sum of the Net Book Values of all Eligible Containers that are subject to Finance Leases, divided by the Aggregate Net Book Value, expressed as a percentage, exceeds (y) thirty five percent (35%);

(c)
Maximum Concentration of Non-U.S. Currency Rentals.  The amount by which (x) the sum of the Net Book Values of all Eligible Containers subject to Leases for which rentals are payable in a currency other than Dollars and which are not the subject of a currency hedge agreement, divided by the Aggregate Net Book Value, expressed as a percentage, exceeds (y) two percent (2%);

(d)
Maximum Concentration of any Three Lessees.  The amount by which (x) the sum of the Net Book Values of all Eligible Containers then on lease to any three lessees or sublessees, divided by the Aggregate Net Book Value, expressed as a percentage, exceeds (y) sixty percent (60%); provided, however, that if two or more lessees shall engage in any transaction (whether through merger, consolidation, stock sale, asset sale or otherwise) pursuant to which a lessee shall become the owner of, or interest holder in, any other lessee’s leasehold interests in one or more Eligible Containers and the effect of such transaction is to cause a breach of the foregoing threshold, then the foregoing threshold shall on the effective date of such transaction be increased to an amount equal to the quotient, expressed as a percentage, (x) the numerator of which shall equal the sum of (A) the sum of the Net Book Values of all Eligible Containers on lease to such transacting lessees immediately prior to such transaction, and (B) the sum of the Net Book Values of all Eligible Containers then on lease to the two other lessees having the most Eligible Containers then on lease with the Issuer (measured by Net Book Value) and (y) the denominator of which shall equal the then Aggregate Net Book Value; and provided further that, if the foregoing limitation has been increased above sixty percent (60%) by operation of the above proviso, then any additional Eligible Containers subsequently leased to any of such three lessees shall not be considered Eligible Containers until such time as the sum of the Net Book Values of all Eligible Containers then on lease to such three lessees does not exceed an amount equal to sixty percent (60%) of the then Aggregate Net Book Value;

(e)
Maximum Concentration of a Single Lessee.  The amount by which (x) the sum of the Net Book Values of all Eligible Containers then on lease to any single lessee, divided by the Aggregate Net Book Value, expressed as a percentage, exceeds either (a) with respect to any of the lessees set forth on Schedule II attached hereto, the percentage of the Aggregate Net Book Value set opposite the name of such lessee on such annex, (b) with respect to all other Material Lessees not covered by clause (a), fifteen percent (15%) of the Aggregate Net Book Value and (c) with respect to any lessee not covered by clauses (a) or (b), seven percent (7%) of the Aggregate Net Book Value; provided, however, that if two or more lessees shall engage in any transaction (whether through merger, consolidation, stock sale, asset sale or otherwise) pursuant to which a lessee shall become the owner of, or interest holder in, any other lessee’s leasehold interests in one or more Eligible Containers, the foregoing threshold set forth in clauses (a) and (b) shall on the effective date of such transaction be increased with respect to such acquiring or, in the case of a merger, surviving lessee to equal the greater of (i) the sum of the applicable percentage limitations for the transacting lessees as set forth in clauses (a) and (b) above, and (ii) a quotient, expressed as a percentage, (x) the numerator of which shall equal the sum of the Net Book Values of all Eligible Containers on Lease to such transacting lessees immediately prior to such transaction and (y) the denominator of which shall equal the then Aggregate Net Book Value; and

(f)
Maximum Concentration of Finance Leases by Single Lessee.  The amount by which (x) the sum of the Net Book Values of all Eligible Containers that are subject to a Finance Lease to a single lessee, divided by the Aggregate Net Book Value, expressed as a percentage, exceeds (y) twenty-five percent (25%).

“Series 2020-1 Expected Final Payment Date”.  The Payment Date in March 2028.

“Series 2020-1 Interest Coverage Ratio”.  For any Payment Date for Series 2020-1 beginning with the thirteenth Payment Date for Series 2020-1, the ratio calculated according to the following formula:

ICR = (TCC - FEES - OPEX) / INT

where: ICR	=	Series 2020-1 Interest Coverage Ratio;

		TCC =	the total amount of Gross Revenue, Casualty Proceeds and Sales Proceeds received during the most recently concluded twelve (12) Collection Periods;

FEES =
the aggregate amount of Issuer Expenses, Management Fees, Transition Manager Fees, and Indenture Trustee Fees for all Series of Notes which have accrued during the most recently concluded twelve (12) Collection Periods;

		OPEX =	the amount of Operating Expenses for the Managed Containers paid during the most recently concluded twelve (12) Collection Periods.

		INT=	the sum of all interest (excluding Additional Interest) owing on all Series of Notes on the twelve most recent Payment Dates (including the current Payment Date) (including the current Payment Date).

“Series 2020-1 Invested Amount”.  As of any date of determination for the Series 2020-1 Notes, one of the following: (a) if no Early Amortization Event for any Series or Event of Default for any Series is then continuing, an amount equal to (x) the Issuance Date Series 2020-1 Note Principal Balance minus the Issuance Date Restricted Cash Amount for Series 2020-1, divided by (y) 100% minus the Series 2020-1 Required Overcollateralization Percentage in effect on such date of determination; or (b) if any Early Amortization Event for any Series or Event of Default for any Series is then continuing, an amount (not less than zero) equal to (x) the Unpaid Principal Balance on the date on which such Early Amortization Event for any Series or Event of Default for any Series occurred, minus the amount then on deposit in the Series 2020-1 Restricted Cash Account the Series 2020-1 L/C Cash Account and the Aggregate Available Amount on the date on which such Early Amortization Event for any Series or Event of Default for any Series occurred, divided by (y) 100% minus the Series 2020-1 Required Overcollateralization Percentage on the date on which such Early Amortization Event for any Series or Event of Default for any Series occurred.

“Series 2020-1 Issuance Date”.  The date the Series 2020-1 Notes are issued pursuant to the Series 2020-1 Note Purchase Agreement.

“Series 2020-1 L/C Cash Account”.  The non-interest bearing trust account established pursuant to Section 307 of this Supplement.

“Series 2020-1 Legal Final Payment Date”.  September 25, 2045.

“Series 2020-1 Management Fee”.  A Management Fee for the Series 2020-1 Notes equal to the sum of: (a) 7% of the Series 2020-1 Asset Allocation Percentage of net operating income (“NOI”) of Managed Containers subject to Term Leases (including short term leases), (b) 2% of the Series 2020-1 Asset Allocation Percentage of payments received on Finance Leases of the Managed Containers, and (c) 5% of the Series 2020-1 Asset Allocation Percentage of Sales Proceeds from the disposition of any Managed Container (other than dispositions to Manager or one of its Affiliates).

“Series 2020-1 Manager Default”.  The occurrence of either a Trust Manager Default or a Series-Specific Manager Default set forth in Section 402 hereof.

“Series 2020-1 Note Purchase Agreement”. The Note Purchase Agreement dated as of September 9, 2020 between Issuer, the Indenture Trustee, the Initial Purchasers, CAI, CAL and CAL Funding III.

“Series 2020-1 Noteholder”.  Any Holder of a Series 2020-1 Note.

“Series 2020-1 Notes”.  The Series of notes issued pursuant to the terms of this Supplement.  The Series 2020-1 Notes are issued in two Classes: Class A Notes and Class B Notes.

“Series 2020-1 Redemption Account”.  The non-interest bearing restricted cash account trust account maintained pursuant to Section 304.

“Series 2020-1 Related Documents”.  means any and all of the Indenture, this Supplement, the Series 2020-1 Notes, the Management Agreement, the Contribution and Sale Agreement, the Series 2020-1 Note Purchase Agreement, the Manager Transfer Facilitator Agreement, and any and all other agreements, documents and instruments executed and delivered by or on behalf or in support of the Issuer with respect to the issuance and sale of the Series 2020-1 Notes, as any of the foregoing may from time to time be amended, modified, supplemented or renewed.

“Series 2020-1 Required Overcollateralization Percentage”.  As of any date of determination, an amount equal to (a) one hundred percent (100%), minus (b) the Class B Advance Rate, plus (c) the Series 2020-1 Excess Concentration Percentage.

“Series 2020-1 Restricted Cash Account”.  The non-interest bearing trust account established pursuant to Section 302 of this Supplement.

“Series 2020-1 Restricted Cash Amount”.  As of any date of determination, the amount required to be deposited or maintained in the Series 2020-1 Restricted Cash Account, which shall be equal to the product of (a) nine (9), (b) one-twelfth (1/12), (c) the weighted average (based on unpaid principal balances) of the annual rates of interest payable by the Issuer on all Class A Notes and all Class B Notes then Outstanding and (d) the then Aggregate Series 2020-1 Note Principal Balance, calculated after giving effect to all principal payments actually paid on all Class A Notes and all Class B Notes on such date.

“Series 2020-1 Revenue Reserve Account”.  The non-interest bearing trust account of that name established in accordance with Section 309 of this Supplement.

“Series 2020-1 Revenue Reserve Deposit Amount”.  Ten Million, Three Hundred Ninety-Four Thousand, Eight Hundred Ninety-Four Dollars, and Seventy-Nine Cents ($10,394,894.79).

“Series 2020-1 Revenue Reserve Release Amount”.  On the Determination Date occurring in October 2020, Ten Million, Three Hundred Ninety-Four Thousand, Eight Hundred Ninety-Four Dollars, and Seventy-Nine Cents ($10,394,894.79).

“Series 2020-1 Series Account”.  The non-interest bearing trust account of that name established in accordance with Section 301 herein.

“Series 2020-1 Supplement”.  This Supplement, dated as of September 9, 2020, entered into by and between the Issuer and the Indenture Trustee, pursuant to which the Series 2020-1 Notes will be issued.

“Series 2020-1 Specific Collateral” and “Series Specific Collateral for Series 2020-1”.  These terms shall have the meanings set forth in Section 208 hereto.

“Series-Specific Event of Default”.  Shall have the meaning set forth in Section 403 hereto.

“Shareholders’ Equity”.  As of any date of determination, the consolidated shareholders’ equity of CAI and its Subsidiaries as of that date determined in accordance with GAAP.

“Supplemental Principal Payment Amount”.  With respect to Series 2020-1, the Class A Supplemental Principal Payment Amount and the Class B Supplemental Principal Payment Amount.

 “Targeted Defaulted Lease Account Balance”.  As of any date of determination, an amount equal to the excess (but not less than zero) of:

(A)         the Excess Defaulted Lessee Balance on such date of determination, minus

(B)         an amount equal to the sum of (1) the amount of cash and Eligible Investments on deposit in the Series 2020-1 Defaulted Lease Account on such date of determination, and (2) an amount equal to excess of (x) the then Series 2020-1 Asset Base, over (y) an amount equal to the sum of (AA) the product of (aa) the Class B Advance Rate and (bb) the product of (i) the Series 2020 1 Asset Allocation Percentage and (ii) the Aggregate Net Book Value, plus (BB) the amount of cash and Eligible Investment on deposit in the Series 2020-1 Restricted Cash Account and the Series 2020-1 L/C Cash Account, plus (CC) the Aggregate Available Amount.

“Term Lease”.  Any Lease other than a Finance Lease.

 “Unrecovered Container”.  Each Managed Container this is, or was on, lease to a Delinquent Bankrupt Lessee and such Managed Container has not been returned to (i) the Manager or Sub-Manager, (ii) a depot contracted by the Manager or Sub-Manager, or (iii) a location or designee specified by the Manager or the Sub-Manager.

An Unrecovered Container shall be re-classified as an Eligible Container (assuming that such Unrecovered Container complies with the requirements set forth in the definition of “Eligible Container”) upon the return of such Managed Container as set forth in the immediately preceding paragraph.

An Unrecovered Container shall be classified as having been the subject of a Casualty Loss once the Manager or the Sub-Manager has determined, in accordance with its normal business practice, that (i) such Container will not be recovered by the Manager or the Sub-Manager, or (ii) the cost of recovering such Container and discharging an liens thereon would exceed the value of such Container.

“Unrestricted Book-Entry Notes”.  The Unrestricted Book-Entry Notes substantially in the form of Exhibit A-3.

“U.S. Person”.  This term has the meaning set forth in Regulation S.

“Weighted Average Age”.  For any date of determination shall be equal to the quotient of (A) the sum of the products of (i) the age in years (determined from the date of the initial sale thereof by the manufacturer) of each Managed Container being evaluated, multiplied by (ii) the Net Book Value of such Managed Container being evaluated, divided by (B) the sum of the Net Book Values of all Managed Containers being evaluated.

(b)          Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Indenture or, if not defined therein, as defined in the Series 2020-1 Note Purchase Agreement, or, if not defined therein, as defined in the Management Agreement.

(c)        References in this Supplement and any other Series 2020-1 Related Document to any section of the Uniform Commercial Code or the UCC shall mean, on or after the effective date of adoption of any revision to the Uniform Commercial Code or the UCC in the applicable jurisdiction, such revised or successor section thereto.

ARTICLE II
Creation of the Series 2020-1 Notes

Section 201.         Designation.  ii)  There is hereby created a Series of Notes to be issued in two Classes pursuant to the Indenture and this Supplement to be known as (i) “$715,900,000 Fixed Rate Asset-Backed Notes, Series 2020-1, Class A”, and (ii) “$26,800,000 Fixed Rate Asset-Backed Notes, Series 2020-1, Class B”.  The Class A Notes will be issued in the initial principal balance of Seven Hundred Fifteen Million, Nine Hundred Thousand Dollars ($715,900,000), and the Class B Notes will be issued in the initial principal balance of Twenty-Six Million Eight Hundred Thousand Dollars ($26,800,000).  The Series 2020-1 Notes will not have priority over any other Series, except to the extent set forth in the Supplement for such other Series.  The Class A Notes are the Senior Notes and senior Class of Series 2020-1, and the Class B Notes are the Subordinate Notes and the subordinate Class of Series 2020-1.

(b)          Payments of principal on the Series 2020-1 Notes shall be payable from funds on deposit in the Series 2020-1 Series Account or otherwise at the times and in the amounts set forth in Article III of the Indenture and Article III of this Supplement.

(c)          Each Series 2020-1 Note is classified as a “Term Note”, as such term is used in the Indenture.

(d)          Each of the following terms defined in the Indenture shall have the following meanings with respect to the Series 2020-1 Notes:

(i)            The “Asset Allocation Percentage” (as defined in the Indenture) for Series 2020-1 shall be the “Series 2020-1 Asset Allocation Percentage” (as defined in Section 101(a)).

(ii)           The “Available Funds” (as defined in the Indenture) for Series 2020-1 shall be the “Series 2020-1 Available Funds” (as defined in Section 101(a)).

(iii)          The “Collection Allocation Percentage” (as defined in the Indenture) for Series 2020-1 shall be the “Series 2020-1 Collection Allocation Percentage” (as defined in Section 101(a)).

(iv)          The “Excess Concentration Percentage” (as defined in the Indenture) for Series 2020-1 shall be the “Series 2020-1 Excess Concentration Percentage” (as defined in Section 101(a)).

(v)          The “Expected Final Payment Date” (as defined in the Indenture) for Series 2020-1 shall be the “Series 2020-1 Expected Final Payment Date” (as defined in Section 101(a)).

(vi)          The “Invested Amount” (as defined in the Indenture) for Series 2020-1 shall be the “Series 2020-1 Invested Account” (as defined in Section 101(a)).

(vii)         The “Legal Final Payment Date” (as defined in the Indenture) for Series 2020-1 shall be the “Series 2020-1 Legal Final Payment Date” (as defined in Section 101(a)).

(viii)        The initial “Payment Date” (as defined in the Indenture) for Series 2020-1 shall be October 26, 2020.

(ix)          The “Series 2020-1 Redemption Account” for Series 2020-1, shall be the account established pursuant to Section 304.

(x)          The “Rating Agency” for Series 2020-1, as such term is used in the Indenture, shall be S&P Global Ratings.

(xi)          The initial “Record Date” (as defined in the Indenture) for Series 2020-1 shall be the Closing Date.

(xii)         The “Related Documents” (as defined in the Indenture) for Series 2020-1 shall be the “Series 2020-1 Related Documents” (as defined in Section 101(a)).

(xiii)        The “Required Overcollateralization Percentage” (as defined in the Indenture) for Series 2020-1 shall be the “Series 2020-1 Required Overcollateralization Percentage” (as defined in Section 101(a)).

(xiv)        The “Required Payments” (as defined in the Indenture) for Series 2020-1 is the Required Payment (as defined in Section 101(a)).

(xv)         The “Restricted Cash Account” (as defined in the Indenture) for Series 2020-1 shall be the “Series 2020-1 Restricted Cash Account” (as defined in Section 101(a)).

(xvi)        The “Restricted Cash Amount” (as defined in the Indenture) for Series 2020-1 shall be the “ Series 2020-1 Restricted Cash Amount” (as defined in Section 101(a)).

(xvii)       The “Series Account” (as defined in the Indenture) for Series 2020-1 shall be the “Series 2020-1 Series Account” (as defined in Section 101(a)).

(xviii)      The “Shared Available Funds” (as defined in the Indenture) for Series 2020-1 shall be the “Series 2020-1 Available Funds” (as defined in Section 101(a)).

(e)          In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of this Supplement shall govern.

Section 202.          Authentication and Delivery.

(a)          On the Closing Date, the Issuer shall sign, and shall direct the Indenture Trustee in writing pursuant to Section 204 of the Indenture to duly authenticate, and the Indenture Trustee, upon receiving such direction, shall authenticate, subject to compliance with the conditions precedent set forth in Section 501, the Series 2020-1 Notes in accordance with such written directions.

(b)          In accordance with Section 202 of the Indenture, the Series 2020-1 Notes sold in reliance on Rule 144A shall be represented by one or more 144A Book-Entry Notes.  Any Series 2020-1 Notes sold in reliance on Regulation S shall be represented by one or more Regulation S Book-Entry Notes.  Any Series 2020-1 Notes sold to Institutional Accredited Investors or other Persons that are not Qualified Institutional Buyers or Permitted Non-U.S. Persons shall be represented by one or more Definitive Notes.

(c)          The Series 2020-1 Notes shall be executed by manual or facsimile signature on behalf of the Issuer by any officer of the Issuer and shall be substantially in the forms of Exhibit A-1, A-2, A-3 and A-4.

(d)          The Series 2020-1 Notes shall be issued in minimum denominations of $250,000 and in integral multiples of $1,000 in excess thereof.

Section 203.          Interest Payments on the Series 2020-1 Notes.

(a)         Interest on Series 2020-1 Notes.  Interest will accrue on the Class A Notes during each Interest Accrual Period and will be due and payable in arrears on each Payment Date in an amount equal to the Class A Note Interest Payment, plus, to the extent applicable, Additional Interest pursuant to Section 203(b).  Interest will accrue on the Class B Notes during each Interest Accrual Period and be due and payable in arrears on each Payment Date in an amount equal to the Class B Note Interest Payment, plus, to the extent applicable, Additional Interest pursuant to Section 203(b).  Interest on the Class A Notes and the Class B Notes shall (i) be calculated on the basis of a year consisting of twelve thirty (30) day months, (ii) be due and payable on each Payment Date, and (iii) be payable from the Series 2020-1 Series Account in accordance with Section 302 of the Indenture and in accordance with Section 305 hereof.  Payment of the Class B Note Interest Payment due on each Payment Date will be subordinated to payment in full of the Class A Note Interest Payment due on such Payment Date in accordance with the priority of payments set forth in Section 305 of this Supplement.

(b)          Additional Interest.  If the principal balance of, and all accrued interest on, all of the Series 2020-1 Notes is not repaid in full by the Payment Date in March 2028, each Series 2020-1 Noteholder shall be entitled to receive Additional Interest.

(c)         Interest on Overdue Amounts.  If the Issuer shall default in the payment of (i) the Unpaid Principal Balance (or any portion of the principal balance) of all Series 2020-1 Notes on the Series 2020-1 Legal Final Payment Date, (ii) Class A Note Interest Payment on any Payment Date, (iii) any Class B Note Interest Payment on any Payment Date or (iv) following the acceleration of the Series 2020-1 Notes in accordance with the terms of the Indenture and this Supplement, any other amount owing under the Indenture not covered in clauses (i), (ii) and (iii) which is not paid when due, the Issuer shall, from time to time, pay interest on such unpaid amounts, to the extent permitted by Applicable Law, at a rate per annum equal to the sum of (x) the interest rate otherwise in effect hereunder plus (y) two percent (2.00%), for the period during which such principal, interest or other amount shall be unpaid from the due date of such payment to but not including the date of actual payment thereof (after as well as before judgment).

(d)          Maximum Interest Rate.  In no event shall the interest charged with respect to a Series 2020-1 Note exceed the maximum amount permitted by Applicable Law.  If at any time the interest rate charged with respect to the Series 2020-1 Notes exceeds the maximum rate permitted by Applicable Law, the rate of interest to accrue pursuant to this Supplement and such Series 2020-1 Note shall be limited to the maximum rate permitted by Applicable Law.  If the total amount of interest paid or accrued on the Series 2020-1 Note under the foregoing provisions is less than the total amount of interest that would have accrued if the interest rate had at all times been in effect, the Issuer agrees to pay to the Series 2020-1 Noteholders an amount equal to the difference between (a) the lesser of (i) the amount of interest that would have accrued if the maximum rate permitted by Applicable Law had at all times been in effect, or (ii) the amount of interest that would have accrued if the interest rate had at all times been in effect, and (b) the amount of interest accrued in accordance with the other provisions of this Supplement.

Section 204.          Principal Payments on the Series 2020-1 Notes.

(a)        On each Payment Date, the Issuer will, to the extent that funds are available for such purpose in accordance with Section 305, pay the principal balance of the Class A Notes in an amount equal to the Class A Scheduled Principal Payment Amount and the Class A Supplemental Principal Payment Amount; provided that if an Early Amortization Event for Series 2020-1 is then continuing or an Event of Default for Series 2020-1 is then continuing but the Series 2020-1 Notes have not been accelerated in accordance with the provisions of the Indenture, the then unpaid Aggregate Class A Note Principal Balance shall be payable in full to the extent that funds are available for such purpose in accordance with Section 305.

(b)        On each Payment Date, the Issuer will, to the extent that funds are available for such purpose in accordance with Section 305 pay the principal balance of the Class B Notes in an amount equal to the Class B Scheduled Principal Payment Amount and the Class B Supplemental Principal Payment Amount; provided that if an Early Amortization Event for Series 2020-1 is then continuing or an Event of Default for Series 2020-1 is then continuing but the Series 2020-1 Notes have not been accelerated in accordance with the provisions of the Indenture, the then unpaid Aggregate Class B Note Principal Balance shall be payable in full to the extent that funds are available for such purpose in accordance with Section 305.

(c)          Principal payments on the Class B Notes for any Payment Date are subordinated to the payment of principal payments on the Class A Notes for such Payment Date in accordance with the priority of payments set forth in this Supplement.

(d)         The unpaid principal amount of each Series 2020-1 Note together with all unpaid interest, fees, expenses, indemnities, costs and other amounts payable by the Issuer to the Series 2020-1 Noteholders and the Indenture Trustee pursuant to the terms of the Indenture and this Supplement, shall be due and payable in full on the earlier to occur of (x) the date on which an Event of Default shall occur and the Series 2020-1 Notes have been accelerated in accordance with the provisions of the Indenture and (y) the Series 2020-1 Legal Final Payment Date.

Section 205.          Prepayment of Principal on the Series 2020-1 Notes.

(a)          The Issuer will not be permitted to make a voluntary prepayment of all, or a portion, of the principal balance of the Series 2020-1 Notes prior to the Payment Date occurring in September, 2022.  Beginning on the Payment Date in September, 2022, the Issuer will have the option to prepay on any Business Day all, or any portion of, the outstanding principal of the Series 2020-1 Notes, in a minimum amount of One Hundred Thousand Dollars ($100,000), together with accrued interest on the principal balance being prepaid to the date of such prepayment.  Except during the period described above, the Issuer may make voluntary principal prepayments on: (i) only the Class A Notes, or (ii) the Class A Notes and the Class B Notes simultaneously, provided that (in the case of prepayments of the Class B Notes), so long as the Class A Notes are Outstanding, at the time of any prepayment of the Class B Notes, and after giving effect thereto, the percentage of the original principal amount of the Class B Notes Outstanding shall be equal to, or greater than, the percentage of the original principal amount of the Class A Notes Outstanding.  However, the foregoing shall not restrict (i) repayments of the Offered Notes as a consequence of a Class A Supplemental Principal Payment Amount or a Class B Supplemental Principal Payment Amount or (ii) prepayments of the Series 2020-1 Notes with funds on deposit in the Series 2020-1 Redemption Account in accordance with Section 304 hereof.

(b)         Any optional Prepayments or prepayments from the Series 2020-1 Redemption Account, Supplemental Principal Payment Amounts or accelerated principal payments received during the continuation of a Series 2020-1 Early Amortization Event will apply to each Class of Series 2020-1 Notes will be applied on each Payment Date on which such type of payment is received to reduce the Scheduled Targeted Principal Balances of the affected Class of Notes in respect of each subsequent Payment Date by a percentage, the numerator of which is the amount of such Prepayment, Supplemental Principal Payment Amount for such Class, or accelerated principal payment, and the denominator of which is the Aggregate Class A Note Principal Balance or the Aggregate Class B Note Principal Balance, as the case may be, on such Payment Date (determined without giving effect to such optional Prepayment, Supplemental Principal Payment Amount for such Class or accelerated payment).  The Issuer shall promptly (but in any event within five (5) Business Days after the date on which such payments are made) thereafter recalculate the Scheduled Targeted Principal Balance of the affected Classes of Notes for each future Payment Date.

Section 206.          Payments of Principal and Interest.  All payments of principal and interest on the Series 2020-1 Notes shall be paid to the Series 2020-1 Noteholders reflected in the Note Register as of the related Record Date by wire transfer of immediately available funds for receipt prior to 11:00 a.m. (New York City time) on the related Payment Date.  Any payments received by the Series 2020-1 Noteholders after 11:00 a.m. (New York City time) on any day shall be considered to have been received on the next succeeding Business Day.

Section 207.          Restrictions on Transfer.  On the Closing Date, the Issuer shall sell the Series 2020-1 Notes to the Initial Purchasers pursuant to the Series 2020-1 Note Purchase Agreement and deliver such Series 2020-1 Notes in accordance herewith and therewith.  Thereafter, no Series 2020-1 Note may be sold, transferred or otherwise disposed of except in compliance with the provisions of the Indenture and except as follows:

(i)          to Persons that take delivery of such Series 2020-1 Note in an amount of at least $250,000 and that the transferring Person reasonably believes are qualified institutional buyers as defined in Rule 144A (“Qualified Institutional Buyers”) in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 144A promulgated thereunder (“Rule 144A”);

(ii)          to Permitted Non-U.S. Persons that take delivery of such Series 2020-1 Note in an amount of at least $250,000;

(iii)          to Institutional Accredited Investors that take delivery of such Series 2020-1 Note in an amount of at least $250,000 and that deliver to the Indenture Trustee a letter substantially in the form of Exhibit D to the Indenture to the Indenture Trustee; or

(iv)        to a Person that is taking delivery of such Series 2020-1 Note in an amount of at least $250,000 and that is otherwise exempt from the registration requirements of the Securities Act and from any applicable State law securities registration or qualification requirements, as confirmed in an Opinion of Counsel addressed to the Indenture Trustee and the Issuer, which counsel and opinion are satisfactory to the Indenture Trustee and the Issuer.

The Indenture Trustee shall have no obligations or duties with respect to determining whether any transfers of the Series 2020-1 Notes are made in accordance with the Securities Act or any other law.

Each purchaser (other than any Initial Purchaser) of the Series 2020-1 Notes (including any purchaser, other than any Initial Purchaser, of an interest in the Series 2020-1 Notes which are Book-Entry Notes) shall be deemed to have acknowledged and agreed as follows:

(v)          It is (A) Qualified Institutional Buyer and is acquiring such Series 2020-1 Notes for its own institutional account or for the account or accounts of a Qualified Institutional Buyer or (B) purchasing such Series 2020-1 Notes in a transaction exempt from registration under the Securities Act and in compliance with the provisions of this Supplement and in compliance with the legend set forth in Section 207(b)(v) below or (C) not a U.S. Person and is acquiring such Series 2020-1 Notes outside of the United States.

(vi)          It is purchasing one or more Series 2020-1 Notes in an amount of at least $250,000 and it understands that such Series 2020-1 Notes may be resold, pledged or otherwise transferred only in an amount of at least $250,000.

(vii)        It represents and warrants to the Initial Purchasers, Issuer and the Indenture Trustee, that either (i) it is not acquiring and will not hold the Series 2020-1 Note with the plan assets of a Plan or any other plan that is subject to any federal, state, local, or other laws or regulations comparable to Title I of ERISA and Section 4975 of the Code (“Similar Law”) or (ii) (a) the Series 2020-1 Notes are rated investment grade or better and have not been characterized as other indebtedness for applicable local law purposes and (b)  the acquisition, holding and disposition of the Series 2020-1 Note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or Similar Law;

(viii)       It understands that the Series 2020-1 Notes are being transferred to it in a transaction not involving any public offering within the meaning of the Securities Act, and that, if in the future it decides to resell, pledge or otherwise transfer any Series 2020-1 Notes, such Series 2020-1 Notes may be resold, pledged or transferred only in accordance with applicable state securities laws and (1) in a transaction meeting the requirements of Rule 144A, to a Person that the seller reasonably believes is a Qualified Institutional Buyer that purchases for its own account (or for the account or accounts of a Qualified Institutional Buyer) and to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (2) (A) to a Person that is an Institutional Accredited Investor, is taking delivery of such Series 2020-1 Notes in an amount of at least $250,000, and delivers to the Indenture Trustee a letter substantially in the form of Exhibit D to the Indenture or (B) to a Person that is taking delivery of such Series 2020-1 Notes pursuant to a transaction that is otherwise exempt from the registration requirements of the Securities Act and from any applicable state law securities registration or qualification requirements, as confirmed in an Opinion of Counsel addressed to the Indenture Trustee, the Issuer and the transferor, which counsel and Opinion are satisfactory to the Indenture Trustee, the Issuer and the transferor, or (3) in an offshore transaction in accordance with Rule 903 or 904 of Regulation S.

(ix)          It understands that each Series 2020-1 Note shall bear a legend substantially to the following effect:

[For Book-Entry Notes Only:  UNLESS THIS SERIES 2020-1 NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRANSFEROR OF SUCH SERIES 2020-1 NOTE (THE “TRANSFEROR”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SERIES 2020-1 NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR THE USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS SERIES 2020-1 NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).  THE HOLDER HEREOF, BY PURCHASING THIS SERIES 2020-1 NOTE, AGREES THAT SUCH SERIES 2020-1 NOTE MAY BE RESOLD, PLEDGED OR TRANSFERRED ONLY IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND (1) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON THAT TAKES DELIVERY OF SUCH SERIES 2020-1 NOTE IN AN AMOUNT OF AT LEAST $250,000 AND THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT (OR FOR THE ACCOUNT OR ACCOUNTS OF A QUALIFIED INSTITUTIONAL BUYER) AND TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT WITH SUCH SERIES 2020-1 NOTE IN AN AMOUNT OF AT LEAST $250,000 OR (3) TO A PERSON (A) THAT IS AN INSTITUTIONAL “ACCREDITED INVESTOR,” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, IS TAKING DELIVERY OF SUCH SERIES 2020-1 NOTE IN AN AMOUNT OF AT LEAST $250,000 AND DELIVERS TO THE INDENTURE TRUSTEE A LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT B TO THE INDENTURE OR (B) THAT IS TAKING DELIVERY OF SUCH SERIES 2020-1 NOTE IN AN AMOUNT OF AT LEAST $250,000 PURSUANT TO A TRANSACTION THAT IS OTHERWISE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND FROM ANY APPLICABLE STATE LAW SECURITIES REGISTRATION OR QUALIFICATION REQUIREMENTS, AS CONFIRMED IN AN OPINION OF COUNSEL ADDRESSED TO THE INDENTURE TRUSTEE AND THE ISSUER, WHICH COUNSEL AND OPINION ARE SATISFACTORY TO THE ISSUER AND THE INDENTURE TRUSTEE.

EACH PURCHASER AND TRANSFEREE (AND ITS FIDUCIARY, IF APPLICABLE) OF A NOTE (OR INTEREST HEREIN) WILL BE DEEMED TO REPRESENT AND WARRANT THAT EITHER (I) IT IS NOT ACQUIRING AND WILL NOT HOLD THE NOTE WITH THE PLAN ASSETS OF AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), WHICH IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, A “PLAN” DESCRIBED IN AND SUBJECT TO SECTION 4975OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” OF ANY OF THE FOREGOING BY REASON OF AN EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN SUCH ENTITY (EACH OF THE FOREGOING, A “BENEFIT PLAN”) OR ANY OTHER PLAN THAT IS SUBJECT TO A LAW THAT IS SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE OR (II) (A) THE SERIES 2018-2 NOTES ARE RATED INVESTMENT GRADE OR BETTER AND HAVE NOT BEEN CHARACTERIZED AS OTHER THAN INDEBTEDNESS FOR APPLICABLE LOCAL LAW PURPOSES AND (B) THE ACQUISITION, HOLDING AND DISPOSITION OF THE NOTE WILL NOT GIVE RISE TO A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA, SECTION 4975 OF THE CODE OR A VIOLATION OF ANY SIMILAR APPLICABLE LAW.

THIS SERIES 2020-1 NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

(x)          Each Series 2020-1 Noteholder that is a Permitted Non-U.S. Person described in Section 207(b)(i)(C) understands that the Series 2020-1 Notes have not and will not be registered under the Securities Act, that any offers, sales or deliveries of the Series 2020-1 Notes purchased by it in the United States or to U.S. Persons prior to the date that is 40 days after the later of (i) the commencement of the distribution of the Series 2020-1 Notes and (ii) the Closing Date, may constitute a violation of United States law, and that distributions of principal and interest will be made in respect of such Series 2020-1 Notes only following the delivery by the holder of a certification of non-U.S. beneficial ownership or the exchange of beneficial interest in Regulation S Temporary Book-Entry Notes for beneficial interests in the related Unrestricted Book-Entry Notes (which in each case will itself require a certification of non-U.S. beneficial ownership), at the times and in the manner set forth in this Supplement.

(xi)        The Regulation S Temporary Book-Entry Notes representing the Series 2020-1 Notes sold to each Series 2020-1 Noteholder that is a Permitted Non-U.S. Person described in Section 207(b)(i)(C) will bear a legend to the following effect, unless the Issuer determines otherwise consistent with Applicable Law:

[FOR REGULATION S BOOK-ENTRY NOTES ONLY:  THIS SERIES 2020-1 NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (I) THE COMPLETION OF THE DISTRIBUTION OF THE SERIES 2020-1 NOTES AND (II) THE CLOSING DATE, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

(xii)        The Issuer shall not permit the transfer of any Series 2020-1 Notes unless such transfer complies with the terms of the foregoing legends and, in the case of a transfer (i) to an Institutional Accredited Investor (other than a Qualified Institutional Buyer), the transferee delivers to the Indenture Trustee a letter substantially in the form of Exhibit D to the Indenture, or (ii) to a Person other than a Qualified Institutional Buyer, an Institutional Accredited Investor or a Permitted Non-U.S. Person, upon delivery of an Opinion of Counsel satisfactory to the Indenture Trustee and the applicable transferor, to the effect that the transferee is taking delivery of the Series 2020-1 Notes in a transaction that is otherwise exempt from the registration requirements of the Securities Act and from any applicable state law securities registration or qualification requirements.

The applicable transferor and transferee shall execute and deliver, or in the case of a Series 2020-1 Noteholder, is deemed to have executed and delivered, to the Indenture Trustee documentation in substantially the forms of (i) Exhibit(s) B through F hereto or (ii) Exhibit D to the Indenture, as appropriate, in connection with any transfer of Series 2020-1 Notes.  The foregoing transfer restriction shall supersede the transfer restriction set forth in Section 205 of the Indenture.

Section 208.          Grant of Security Interest.

(a)        In order to secure and provide for the repayment and payment of the Series 2020-1 Notes, the Issuer hereby grants a security interest to the Indenture Trustee, for the benefit of the Series 2020-1 Noteholders, in all of the Issuer’s right, title and interest in and to the following (whether existing or accrued after the Closing Date):  (i) the Series 2020-1 Restricted Cash Account, the Series 2020-1 Defaulted Lease Account, the Series 2020-1 Redemption Account, the Series 2020-1 L/C Cash Account, the Series 2020-1 Revenue Reserve Account and the Series 2020-1 Series Account; (ii) all funds on deposit Series 2020-1 Restricted Cash Account, the Series 2020-1 Defaulted Lease Account, the Series 2020-1 Redemption Account, the Series 2020-1 L/C Cash Account, the Series 2020-1 Revenue Reserve Account and Series 2020-1 Series Account and all Securities Entitlements credited thereto from time to time; (iii) all investments made at any time and from time to time with monies in the Series 2020-1 Restricted Cash Account, the Series 2020-1 Defaulted Lease Account, the Series 2020-1 Redemption Account, the Series 2020-1 L/C Cash Account, the Series 2020-1 Revenue Reserve Account and the Series 2020-1 Series Account, whether constituting securities, instruments, general intangibles, investment property, financial assets or other property; (iv) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, or in exchange for, such Series 2020-1 Restricted Cash Account, the Series 2020-1 L/C Cash Account, the Series 2020-1 Defaulted Lease Account, the Series 2020-1 Redemption Account, the Series 2020-1 Revenue Reserve Account and the Series 2020-1 Series Account, the funds on deposit therein from time to time or the investments made with such funds; and (v) all proceeds of any and all of the foregoing, including, without limitation, cash (the property described in clause (i) through (v) collectively, the “Series 2020-1 Specific Collateral” or the “Series Specific Collateral for  Series 2020-1”).  The Indenture Trustee shall possess all right, title and interest in and to all funds on deposit from time to time in the Series 2020-1 Restricted Cash Account, the Series 2020-1 Defaulted Lease Account and the Series 2020-1 Series Account, the Series 2020-1 L/C Cash Account, the Series 2020-1 Revenue Reserve Account, the Series 2020-1 Redemption Account and in all proceeds thereof, and shall be the only person authorized to originate Entitlement Orders with respect thereto.  No other Series of Notes shall have interest in the Series-Specific Collateral for Series 2020-1.  The Series 2020-1 Control Party shall direct the exercise of remedies regarding the Series-Specific Collateral for Series 2020-1.

(b)         The Issuer hereby irrevocably authorizes the Manager and the Indenture Trustee at any time, and from time to time, to file in any filing office in any UCC jurisdiction any financing statements with respect to the foregoing, including financing statements claiming a security interest in the Series 2020-1 Specific Collateral; provided, however, that neither the Manager nor the Indenture Trustee shall have any responsibility or liability for or with respect to the perfection of any security interest.

(c)         In furtherance of the foregoing, the Issuer hereby grants, assigns, conveys, mortgages, pledges, charges, hypothecates and transfers to the Indenture Trustee, for the benefit of the Series 2020-1 Noteholders, a floating charge over all of the Series 2020-1 Specific Collateral.

(d)          Upon the occurrence of a Series-Specific Event of Default, the Series 2020-1 Control Party shall direct the exercise of remedies with respect to the Series 2020-1 Specific Collateral.

ARTICLE III
Series 2020-1 Series Account and
Allocation and Application of Amounts Therein

Section 301.         Series 2020-1 Series Account.  The Issuer has established and maintains at the Corporate Trust Office at the Indenture Trustee, in the name of the Issuer, the Series 2020-1 Series Account, which Series 2020-1 Series Account has been pledged to the Indenture Trustee for the benefit of the Series 2020-1 Noteholders pursuant to the Indenture and this Supplement.  All deposits of funds by, or for the benefit of, the Series 2020-1 Noteholders from the Trust Account and the Excess Funding Account, shall be accumulated in, and withdrawn from, the Series 2020-1 Series Account in accordance with the provisions of the Indenture and this Supplement.  Any funds on deposit in the Series 2020-1 Series Account shall be invested in accordance with the provisions of Section 303 of the Indenture.

Section 302.          Series 2020-1 Restricted Cash Account.

(a)          The Issuer has established and maintains at the Corporate Trust Office of the Indenture Trustee, in the name of the Issuer, the Series 2020-1 Restricted Cash Account, which Series 2020-1 Restricted Cash Account has been pledged to the Indenture Trustee for the benefit of the Holders of the Series 2020-1 Notes.  On the Issuance Date for the Series 2020-1 Notes, the Issuer will have deposited, or have caused to be deposited, cash and/or Eligible Investments having a value of not less than the Series 2020-1 Restricted Cash Amount in the Series 2020-1 Restricted Cash Account.  Thereafter, additional amounts will be deposited in the Series 2020-1 Restricted Cash Account in accordance with Section 305 of this Supplement.  Any and all monies on deposit in the Series 2020-1 Restricted Cash Account shall be invested in Eligible Investments in accordance with Section 303 of the Indenture and shall be distributed in accordance with this Supplement.

(b)         On each Payment Date, the Indenture Trustee shall, in accordance with the priority set forth in Section 305, transfer from the Series 2020-1 Series Account to the Series 2020-1 Restricted Cash funds in an amount necessary to restore the balance of cash and Eligible Investments on deposit in the Series 2020-1 Restricted Cash Account to an amount equal to the Series 2020-1 Restricted Cash Amount for such Payment Date.

(c)          On each Determination Date, the Indenture Trustee will, in accordance with the Manager Report (or, in the absence of any Manager Report, in accordance with written instructions from the Series 2020-1 Control Party), withdraw from the Series 2020-1 Restricted Cash Account an amount equal to the Permitted Payment Date Withdrawals (determined after giving effect to all other deposits to the Series 2020-1 Series Account (other than funds transferred from the Series 2020-1 Restricted Cash Account)) on or prior to such Determination Date.  Such amounts may only be used to pay amounts specified in the definition of “Permitted Payment Date Withdrawals”.  If there are insufficient funds in the Series 2020-1 Restricted Cash Account to fully fund the Permitted Payment Date Withdrawal, payments will be paid to the Class A Noteholders and the Class B Noteholders in the same priority as the priority of payments from the Series 2020-1 Series Account.

(d)         Notice of each such drawing will be delivered to the Manager, by hand delivery or facsimile transmission (or, if applicable, included in the respective Manager Report delivered to the Indenture Trustee).  Any such funds actually received by the Indenture Trustee pursuant to Section 302(c) shall be used solely to make payments of the Class A Note Interest Payments, Class B Note Interest Payments or payment of the Unpaid Principal Balance, as the case may be.

(e)        On each Payment Date, the Indenture Trustee shall, in accordance with the Manager Report (or in the absence of any Manager Report, in accordance with written instructions from the Series 2020-1 Control Party), deposit in the Series 2020-1 Series Account for distribution in accordance with this Supplement the excess, if any, of (i) the amounts then on deposit in the Series 2020-1 Restricted Cash Account (after giving effect to any withdrawals therefrom on such Payment Date), over (ii) an amount equal to the Series 2020-1 Restricted Cash Amount for such Payment Date. On the Series 2020-1 Legal Final Payment Date or, at the direction of the Control Party upon the occurrence of an Event of Default for Series 2020-1, any remaining funds in the Series 2020-1 Restricted Cash Account will be deposited in the Series 2020-1 Series Account and be distributed in accordance with this Supplement.

(f)         If on any Payment Date the aggregate amount of cash and Eligible Investments then on deposit in the Series 2020-1 Restricted Cash Account is equal to, or greater than, the Aggregate Series 2020-1 Note Principal Balance and accrued interest thereon, the Indenture Trustee shall, in accordance with the Manager Report (or, in the absence of any Manager Report, in accordance with the written direction of the Series 2020-1 Control Party), prepay in full on such Payment Date the then Unpaid Principal Balance of, and accrued interest on, all Series 2020-1 Notes.

(g)         The Issuer shall have the option to satisfy a portion of the Series 2020-1 Restricted Cash Amount by the delivery to the Indenture Trustee of one or more Eligible Letters of Credit from Eligible Bank(s).  At least one-ninth of the Series 2020-1 Restricted Cash Amount must be in the form of cash and Eligible Investments on deposit in the Series 2020-1 Restricted Cash Account.  Such cash and Eligible Investments will be drawn upon before any draw is made on a Letter of Credit.  Such Eligible Letter of Credit shall have Aggregate Available Amounts equal to the portion of the Series 2020-1 Restricted Cash Amount not held in the Series 2020-1 Restricted Cash Account.  The Issuer shall give written notice to the Rating Agency prior to delivering on such Letter of Credit.

Section 303.          Series 2020-1 Defaulted Lease Account.

(a)          The Issuer has established and maintains at the Corporate Trust Office of the Indenture Trustee, in the name of the Issuer, the Series 2020-1 Defaulted Lease Account, which Series 2020-1 Defaulted Lease Account has been pledged to the Indenture Trustee for the benefit of the Holders of the Series 2020-1 Notes.  Any and all monies on deposit in the Series 2020-1 Defaulted Lease Account shall be invested in Eligible Investments in accordance with Section 303 of the Indenture and shall be distributed in accordance with this Supplement.

(b)          On each Payment Date, the Indenture Trustee shall, in accordance with the priority of payments set forth in Section 305, transfer from the Series 2020-1 Series Account to the Series 2020-1 Defaulted Lease Account funds in an amount to bring the balance of cash and Eligible Investments on deposit therein to the Targeted Series 2020-1 Defaulted Lease Account Balance (if any).

(c)          On each Payment Date on which no Early Amortization Event for Series 2020-1 nor an Event of Default for Series 2020-1 is then continuing, the Indenture Trustee shall, in accordance with the Manager Report (or in the absence of any Manager Report, in accordance with written instructions from the Series 2020-1 Control Party), deposit in the Series 2020-1 Series Account for distribution in accordance with this Supplement the excess, if any, of (i) the amounts then on deposit in the Series 2020-1 Defaulted Lease Account, over (ii) an amount equal to the Targeted Defaulted Lease Account Balance for such Payment Date.

(d)          On the Series 2020-1 Legal Final Payment Date or, at the direction of the Control Party upon the occurrence of an Event of Default for Series 2020-1, any funds in the Series 2020-1 Series 2020-1 Defaulted Lease Account will be deposited in the Series 2020-1 Series Account and be distributed in accordance with the terms of this Supplement.

Section 304.          Series 2020-1 Redemption Account.

(a)          The Issuer has established and maintains at the Corporate Trust Office of the Indenture Trustee, in the name of the Issuer, the Series 2020-1 Redemption Account which Series 2020-1 Series 2020-1 Redemption Account has been pledged to the Indenture Trustee for the benefit of the Series 2020-1 Noteholders pursuant to the Indenture and this Supplement.  The Redemption Account is a special restricted cash account that is to be held and disbursed pursuant to this Section 304 rather than Section 302.   On the Issuance Date for the Series 2020-1 Notes, the Issuer will deposit, or cause to be deposited, into the Series 2020-1 Redemption Account the entire proceeds of the sale of the Series 2020-1 Notes.  Any and all monies on deposit in the Series 2020-1 Redemption Account shall be invested in Eligible Investments in accordance with Section 303 of the Indenture and shall be distributed in accordance with this Supplement.

(b)          So long as no Series-Specific Event of Default or Trust Event of Default (collectively, an “Event of Default”) has occurred and then be continuing,

(A) on the Payment Date in September, 2020, the Indenture Trustee will, in accordance with the Manager Report (which the Indenture Trustee shall rely on to confirm absence of an Event of Default) or, in the absence of any Manager Report, in accordance with the written direction of the Series 2020-1 Control Party, withdraw from the Series 2020-1 Redemption Account and pay to the trustee for the CAL Funding III Series 2017-1 and 2018-1 Notes and to the CAL Revolver Administrative Agent the amount purchase price of the Managed Containers being purchased by Issuer from CAL Funding III and from CAL pursuant to Contribution and Sale Agreements between the Issuer and each of such Sellers, respectively, to be purchased on such Payment Date; and

(B) on the Payment Date in October 2020, the Indenture Trustee will, in accordance with the Manager Report (or, in the absence of any Manager Report, in accordance with the written direction of the Series 2020-1 Control Party) withdraw from the Series 2020-1 Redemption Account and:

(i) pay to the trustee for the CAL Funding III Series 2018-2 Notes and CAL Revolver Administrative Agent the amount purchase price of the Managed Containers being purchased by Issuer from CAL Funding III and from CAL pursuant to Contribution and Sale Agreements between Issuer and each of such Sellers, respectively, to be purchased on such Payment Date;

(ii) pay to the Indenture Trustee as a principal prepayment, without prepayment premium, in an amount not to exceed $5,000,000 as a Class A Supplemental Principal Payment Amount or Class B Supplemental Principal Payment Amount, as the case may be; and

(iii)  if (y) the Series 2020-1 Adjusted Asset Base, exceeds (z) the Aggregate Series 2020-1 Note Principal Balance, distribute funds to Issuer in an amount not to exceed the amount of such excess.

(c)         If, after giving effect to the distributions from the Series 2020-1 Redemption Account described in Section 304(b), any portion of the funds on deposit in the Series 2020-1 Redemption Account on the Payment Date in October 2020 remain in the Series 2020-1 Redemption Account, the Series 2020-1 Notes will be redeemed (a “Mandatory Special Redemption”) in part on such Payment Date. The aggregate amount of the remaining funds in the Series 2020-1 Redemption Account will be applied to:  (y) a prepayment of principal of the Series 2020-1 Notes to be redeemed in the Mandatory Special Redemption (such amount, the “Mandatory Special Redemption Principal Amount”); and (z)  a prepayment premium of one-half of one percent (.50%) of the Mandatory Special Redemption Principle Amount (the “Prepayment Premium”), so that after application of the remaining proceeds to pay the Mandatory Special Redemption Principal Amount and the Prepayment Premium, the Indenture Trustee shall have disbursed all funds in the Series 2020-1 Redemption Account.

Section 305.          Distributions from Series 2020-1 Series Account.  On each Payment Date, the Indenture Trustee, based on the information contained in the Manager Report (or, in the absence of any Manager Report, in accordance with the written direction of the Series 2020-1 Control Party), is required to make payments from the Series 2020-1 Available Funds then on deposit in the Series 2020-1 Series Account.  The calculation and relative priorities of such specified payments will vary depending on whether an Early Amortization Event for Series 2020-1 or an Event of Default for Series 2020-1 has occurred and is continuing on such Payment Date.  The alternative payment priorities for each Payment Date are set forth below:

(I)          If neither an Early Amortization Event for Series 2020-1 nor an Event of Default for Series 2020-1 shall then be continuing:

(1)          To the Indenture Trustee, an amount equal to the sum of (A) the Indenture Trustee’s Fees then due and payable for the Series 2020-1 Notes (subject to, in the case of expenses and indemnities only, a per annum dollar limitation of $40,000) and (B) an amount equal to the product of (i) the Series 2020-1 Asset Allocation Percentage and (ii) any amounts payable to the Indenture Trustee on such Payment Date in accordance with a specified provision of the Indenture regarding enforcement of the obligations of the Issuer under the Indenture; provided, however, that to the extent that the amounts in clause (B) have been incurred solely with respect to Series 2020-1, such amounts will be paid by Series 2020-1 and will not be divided among the Series according to the Asset Allocation Percentages;

(2)          To the Manager, an amount equal to the sum of (i) an amount equal to the Series 2020-1 Management Fee then due and payable with respect to the Series 2020-1 Notes, and (ii) the amount of any Management Fee Arrearage then due and payable with respect to the Series 2020-1 Notes;

(3)          To the Manager, an amount equal to the product of (i) the Series 2020-1 Asset Allocation Percentage and (ii) any unreimbursed Manager Advances made in accordance with the terms of the Management Agreement;

(4)          To each of the following on a pro rata basis: (A) to the Manager Transfer Facilitator, an amount equal to the product of (x) Manager Transfer Facilitator Fees, expenses and indemnities (subject to, in the case of expenses and indemnities only, a per annum dollar limitation of $40,000) and (y) the Series 2020-1 Asset Allocation Percentage of any amounts incurred by the Manager Transfer Facilitator, including those related to the actual transfer from the Manager to the Back-up Manager, and (B) to Back-up Manager, an amount equal to the product of (i) the Series 2020-1 Asset Allocation Percentage and (ii) any Back-Up Manager fees then due and payable;

(5)          To the Independent Management Provider, an amount equal to the product of (i) the Series 2020-1 Asset Allocation Percentage and (ii) that portion of the Independent Management Provider Fee then owing;

(6)          To the Persons entitled thereto, the Issuer Expenses then due and payable, so long as the aggregate amount paid pursuant to this clause (6) in any calendar year would not exceed an amount equal to the product of (i) the Series 2020-1 Asset Allocation Percentage and (ii) Fifty Thousand Dollars ($50,000) in aggregate;

(7)          To each Holder of a Class A Note on the immediately preceding Record Date, on a pro rata basis, an amount equal to its Percentage of the Class A Note Interest Payment (exclusive of Additional Interest on the Class A Notes) for such Payment Date;

(8)          To each Holder of a Class B Note on the immediately preceding Record Date, on a pro rata basis, an amount equal to its Percentage of the Class B Note Interest Payment (exclusive of Additional Interest on the Class B Notes) for such Payment Date;

(9)          To each Letter of Credit Bank, on a pro rata basis (based on amounts owed), in reimbursement of unpaid Letter of Credit Fees then due and payable;

(10)        To the Series 2020-1 Restricted Cash Account, an amount sufficient so that the total amount on deposit in the Series 2020-1 Restricted Cash Account is equal to the Series 2020-1 Restricted Cash Amount for such Payment Date;

(11)        To each Letter of Credit Bank, on a pro rata basis (based on amounts owed), in reimbursement of unpaid draws under each Letter of Credit;

(12)        to the Series 2020-1 L/C Cash Account in reimbursement of any unreimbursed draws from such account;

(13)        To each Holder of a Class A Note on the immediately preceding Record Date, an amount equal to its Percentage of the Class A Scheduled Principal Payment Amount for the Class A Notes on such Payment Date;

(14)        To each Holder of a Class A Note on the immediately preceding Record Date, an amount equal to its Percentage of the Class A Supplemental Principal Payment Amount for the Class A Notes on such Payment Date;

(15)        To each Holder of a Class B Note on the immediately preceding Record Date, an amount equal to its Percentage of the Class B Scheduled Principal Payment Amount for the Class B Notes on such Payment Date;

(16)        To each Holder of a Class B Note on the immediately preceding Record Date, an amount equal to its Percentage of the Class B Supplemental Principal Payment Amount for the Class B Notes on such Payment Date;

(17)        To the Series Account for each other Series of Notes then Outstanding (excluding the Series 2020-1 Notes), all remaining Series 2020-1 Available Funds to be allocated to such other Series of Notes in accordance with the terms of the Series 2020-1 Supplement;

(18)        To each Class A Noteholder on the immediately preceding Record Date, an amount equal to Additional Interest (if any) on the Class A Notes and all indemnities, costs, expenses and other amounts then due and payable to the Class A Noteholders pursuant to the Series 2020-1 Related Documents;

(19)       To each Class B Noteholder on the immediately preceding Record Date, an amount equal to Additional Interest (if any) on the Class B Notes and all indemnities, costs, expenses and other amounts then due and payable to the Class B Noteholders pursuant to the Series 2020-1 Related Documents;

(20)       On a pro rata basis (a) to the Manager Transfer Facilitator, any amounts due and payable to the Manager Transfer Facilitator and (b) to the Back-up Manager, any unpaid amounts due to Back-up Manager, in each case calculated after giving effect to payments remaining after clause (4) above;

(21)        To the Indenture Trustee, an amount equal to the product of (i) the Series 2020-1 Asset Allocation Percentage and (ii) Indenture Trustee’s Fees and indemnified amounts then due and payable to the Indenture Trustee after giving effect to the payment made pursuant to clause (1) above; provided, however, that to the extent such amounts have been incurred solely with respect to Series 2020-1, such amounts will be paid by Series 2020-1 and will not be divided among the Series according to the Asset Allocation Percentages;

(22)       To each of the following on a pro rata basis: (A) to the Issuer, an amount equal to the product of (i) the Series 2020-1 Asset Allocation Percentage and (ii) the amount of any indemnity payments payable to the officers, directors and/or managers of the Issuer required to be made by the Issuer, and (B) to the Manager, an amount equal to the product of (i) the Series 2020-1 Asset Allocation Percentage and (ii) the amount of any indemnity payments required to be made to the Manager;

(23)       If the Aggregate Required Asset Base exceeds the Aggregate Asset Base (determined prior to giving effect to any deposits to the Excess Funding Account made pursuant to this clause (23)), any remaining Series 2020-1 Available Funds will be deposited in the Excess Funding Account until such condition is remedied;

(24)        To the Series 2020-1 Defaulted Lease Account in an amount necessary to bring the amount of cash and Eligible Investments on deposit in the Series 2020-1 Defaulted Lease Account to the Targeted Defaulted Lease Account Balance; and

(25)        To the Issuer, any remaining Series 2020-1 Available Funds.

(II)         If an Early Amortization Event for Series 2020-1 shall then be continuing, but no Event of Default for Series 2020-1 shall then be continuing (or an Event of Default for Series 2020-1 is continuing but the Series 2020-1 Notes have not been accelerated in accordance with the Indenture):

(1)          To the Indenture Trustee, an amount equal to the sum of (A) the Indenture Trustee’s Fees then due and payable for the Series 2020-1 Notes (subject to, in the case of expenses and indemnities only, a per annum dollar limitation of $40,000) and (B) an amount equal to the product of (i) the Series 2020-1 Asset Allocation Percentage and (ii) any amounts payable to the Indenture Trustee on such Payment Date in accordance with a specified provision of the Indenture regarding enforcement of the obligations of the Issuer under the Indenture; provided, however, that to the extent that the amounts in clause (B) have been incurred solely with respect to Series 2020-1, such amounts will be paid by Series 2020-1 and will not be divided among the Series according to the Asset Allocation Percentages;

(2)          To the Manager, an amount equal to the sum of (i) an amount equal to the Series 2020-1 Management Fee then due and payable with respect to the Series 2020-1 Notes, and (ii) the amount of any Management Fee Arrearage then due and payable with respect to the Series 2020-1 Notes;

(3)          To the Manager, an amount equal to the product of (i) the Series 2020-1 Asset Allocation Percentage and (ii) any unreimbursed Manager Advances made in accordance with the terms of the Management Agreement;

(4)          To each of the following on a pro rata basis: (A) to the Manager Transfer Facilitator, an amount equal to the product of (x) Manager Transfer Facilitator Fees, expenses and indemnities (subject to, in the case of expenses and indemnities only, a per annum dollar limitation of $40,000) and (y) the Series 2020-1 Asset Allocation Percentage of any amounts incurred by the Manager Transfer Facilitator, including those related to the actual transfer from the Manager to the Back-up Manager, and (B) to Back-up Manager, an amount equal to the product of (i) the Series 2020-1 Asset Allocation Percentage and (ii) any Back-Up Manager fees then due and payable;

(5)          To the Independent Management Provider, an amount equal to the product of (i) the Series 2020-1 Asset Allocation Percentage and (ii) that portion of the Independent Management Provider Fees then owing;

(6)          To the Persons entitled thereto, Issuer Expenses then due and payable, so long as the aggregate amount paid pursuant to this clause (6) in any calendar year would not exceed an amount equal to the product of (i) the Series 2020-1 Asset Allocation Percentage and (ii) Fifty Thousand Dollars ($50,000) in aggregate;

(7)          To each Holder of a Class A Note on the immediately preceding Record Date, an amount equal to its Percentage of the Class A Note Interest Payment (exclusive of any Additional Interest on the Class A Notes) for such Payment Date;

(8)          To each Holder of a Class B Note on the immediately preceding Record Date, an amount equal to its Percentage of the Class B Note Interest Payment (exclusive of any Additional Interest on the Class B Notes) for such Payment Date;

(9)          To each Letter of Credit Bank, on a pro rata basis (based on amounts owed), any Letter of Credit Fees then due and payable;

(10)        To the Series 2020-1 Restricted Cash Account, an amount sufficient so that the total amount on deposit in the Series 2020-1 Restricted Cash Account, is equal to the Series 2020-1 Restricted Cash Amount for such Payment Date;

(11)        To each Letter of Credit Bank, on a pro rata basis (based on amounts owed), in reimbursement of unpaid draws under each Letter of Credit;

(12)        to the Series 2020-1 L/C Cash Account in reimbursement of any unreimbursed draws from such account;

(13)        To each Holder of a Class A Note on the immediately preceding Record Date, all remaining Series 2020-1 Available Funds until the Aggregate Class A Note Principal Balance is reduced to zero;

(14)        To each Holder of a Class B Note on the immediately preceding Record Date, all remaining Series 2020-1 Available Funds until the Aggregate Class B Note Principal Balance is reduced to zero;

(15)       To each Holder of a Class A Note on the immediately preceding Record Date, all Additional Interest (if any) on the Class A Note and all indemnities, costs, expenses and other amounts then due and payable to the Class A Noteholders pursuant to the Series 2020-1 Related Documents;

(16)        To each Holder of a Class B Note on the immediately preceding Record Date, all Additional Interest (if any) and all indemnities, costs, expenses and other amounts then due and payable to the Class B Noteholders pursuant to the Series 2020-1 Related Documents;

(17)        To the Series Account for each other Series of Notes then Outstanding (excluding the Series 2020-1 Notes), all remaining Series 2020-1 Available Funds to be allocated to such other Series of Notes in accordance with the terms of the Series 2020-1 Supplement;

(18)       On a pro rata basis (a) to the Manager Transfer Facilitator, any amounts due and payable to the Manager Transfer Facilitator and (b) to the Back-up Manager, any unpaid amounts due to Back-up Manager, in each case calculated after giving effect to payments remaining after clause (4) above;

(19)       To the Indenture Trustee, an amount equal to the product of (i) the Series 2020-1 Asset Allocation Percentage and (ii) Indenture Trustee’s Fees and indemnified amounts then due and payable to the Indenture Trustee after giving effect to the payment made pursuant to clause (1) above; provided, however, that to the extent such amounts have been incurred solely with respect to Series 2020-1, such amounts will be paid by Series 2020-1 and will not be divided among the Series according to the Asset Allocation Percentages;

(20)        To each of the following on a pro rata basis: (i) to the Issuer, an amount equal to the product of (i) the Series 2020-1 Asset Allocation Percentage and (ii) the amount of any indemnity payments payable to the officers, directors and/or managers of the Issuer required to be made by the Issuer, and (ii) to the Manager, an amount equal to the product of (i) the Series 2020-1 Asset Allocation Percentage and (ii) the amount of any indemnity payments required to be made to the Manager;

(21)        If the Aggregate Required Asset Base exceeds the Aggregate Asset Base (determined prior to giving effect to any deposits to the Excess Funding Account pursuant to this clause (21)), any remaining Series 2020-1 Available Funds will be deposited in the Excess Funding Account until such condition is remedied; and

(22)        To the Issuer, any remaining Series 2020-1 Available Funds.

(III)        If an Event of Default for Series 2020-1 shall have occurred and then be continuing and the Series 2020-1 Notes have been accelerated in accordance with the Indenture and such consequence shall not have been rescinded or annulled:

(1)         To the Indenture Trustee, an amount equal to the sum of (i) the fee payable to the Indenture Trustee with respect to Series 2020-1, (ii) all out of pocket expenses owing to the Indenture Trustee, and indemnification payments owing to the Indenture Trustee, to the extent directly attributable by the Indenture Trustee to Series 2020-1, and (iii) the product of (x) the Series 2020-1 Indenture Trustee Default Expense Allocation Percentage and (y) an amount equal to the excess of (A) all out of pocket expenses owing to the Indenture Trustee, and indemnification payments owing to the Indenture Trustee, to the extent not directly attributed by the Indenture Trustee to a specific Series, minus (B) all expenses and indemnification described in clause (A) that have been paid from the Series Account for any other Series of Notes then Outstanding; provided, however, that to the extent that the amounts in clause (iii) have been incurred solely with respect to Series 2020-1, such amounts will be paid by Series 2020-1 and will not be divided among the Series according to the Asset Allocation Percentages;

(2)          To the Manager, an amount equal to the sum of (i) an amount equal to the Series 2020-1 Management Fee then due and payable with respect to the Series 2020-1 Notes, and (ii) the amount of any Management Fee Arrearage then due and payable with respect to the Series 2020-1 Notes;

(3)          To the Manager, an amount equal to the product of (i) the Series 2020-1 Asset Allocation Percentage and (ii) any unreimbursed Manager Advances made in accordance with the terms of the Management Agreement;

(4)          To each of the following on a pro rata basis: (A) to the Manager Transfer Facilitator, an amount equal to the product of (x) Manager Transfer Facilitator Fees, expenses and indemnities and (y) the Series 2020-1 Asset Allocation Percentage of any amounts incurred by the Manager Transfer Facilitator, including those related to the actual transfer from the Manager to the Back-up Manager, and (B) to Back-up Manager, an amount equal to the product of (i) the Series 2020-1 Asset Allocation Percentage and (ii) any Back-Up Manager fees then due and payable;

(5)          To the Independent Management Provider, an amount equal to the product of (i) the Series 2020-1 Asset Allocation Percentage and (ii) that portion of the Independent Management Provider Fees then owing;

(6)          To the Persons entitled thereto, Issuer Expenses then due and payable, so long as the aggregate amount paid pursuant to this clause (6) in any calendar year would not exceed an amount equal to the product of (i) the Series 2020-1 Asset Allocation Percentage and (ii) One Hundred Thousand Dollars ($100,000);

(7)          To each Holder of a Class A Note on the immediately preceding Record Date, an amount equal to its Percentage of the Class A Note Interest Payment (exclusive of any Additional Interest on the Class A Notes) for such Payment Date;

(8)          To each Holder of a Class B Note on the immediately preceding Record Date, an amount equal to its Percentage of the Class B Note Interest Payment (exclusive of any Additional Interest on the Class B Notes) for such Payment Date;

(9)          To each Letter of Credit Bank, on a pro rata basis (based on amounts owed), any Letter of Credit Fees then due and payable;

(10)        To each Holder of a Class A Note on the immediately preceding Record Date, all remaining Series 2020-1 Available Funds until the Aggregate Class A Note Principal Balance is reduced to zero;

(11)        To each Holder of a Class B Note on the immediately preceding Record Date, all remaining Series 2020-1 Available Funds until the Aggregate Class B Note Principal Balance is reduced to zero;

(12)       To each Holder of a Class A Note on the immediately preceding Record Date, all Additional Interest (if any) on the Class A Note and all indemnities, costs, expenses and other amounts then due and payable to the Class A Noteholder pursuant to the Series 2020-1 Related Documents;

(13)       To each Holder of a Class B Note on the immediately preceding Record Date, all Additional Interest (if any) on the Class B Notes and all indemnities, costs, expenses and other amounts then due and payable to the Class B Noteholder pursuant to the Series 2020-1 Related Documents;

(14)        To each Letter of Credit Bank, on a pro rata basis (based on amounts owed), in reimbursement of unpaid draws under each Letter of Credit;

(15)       To the Series Account for each other Series of Notes then Outstanding (excluding the Series 2020-1 Notes), all remaining Series 2020-1 Available Funds to be allocated to such other Series of Notes in accordance with the methodology described in the Series 2020-1 Supplement;

(16)       On a pro rata basis (a) to the Manager Transfer Facilitator, any amounts due and payable to the Manager Transfer Facilitator and (b) to the Back-up Manager, any unpaid amounts due to Back-up Manager, in each case calculated after giving effect to payments remaining after clause (4) above;

(17)       To the Indenture Trustee, an amount equal to the product of (i) the Series 2020-1 Asset Allocation Percentage and (ii) Indenture Trustee’s Fees and indemnified amounts then due and payable to the Indenture Trustee after giving effect to the payment made pursuant to clause (1) above; provided, however, that to the extent such amounts have been incurred solely with respect to Series 2020-1, such amounts will be paid by Series 2020-1 and will not be divided among the Series according to the Asset Allocation Percentages;

(18)       To each of the following on a pro rata basis: (i) to the Issuer, an amount equal to the product of (w) the Series 2020-1 Asset Allocation Percentage and (x) the amount of any indemnity payments payable to the officers, directors and/or managers of the Issuer required to be made by the Issuer, and (ii) to the Manager, an amount equal to the product of (y) the Series 2020-1 Asset Allocation Percentage and (z) the amount of any indemnity payments required to be paid by the Manager;

(19)       If the Aggregate Required Asset Base exceeds the Aggregate Asset Base (determined prior to giving effect to any deposits to the Excess Funding Account pursuant to this clause (19)), any remaining Series 2020-1 Available Funds will be deposited into the Excess Funding Account until such condition is remedied; and

(20)        To the Issuer, any remaining Series 2020-1 Available Funds.

Section 306.          Allocation of Series 2020-1 Available Funds.

(a)          All Available Funds for Series 2020-1 that are available for distribution to other Series of Notes shall be allocated by the Manager to all Series of Notes then Outstanding (other than the Liquidation Deficiency Series) that have a Required Payment Deficiency on such Determination Date.  (Allocation of Shared Available Funds for Series 2020-1 to Liquidation Deficiency Series will be in accordance with paragraph (b) of this Section 306.)  Allocations shall be made to each Series having a Required Payment Deficiency in accordance with the following order of priorities, with no payment being made at any level of priority until all prior priorities have been paid in full:

First, to each Series that has not paid in full the Indenture Trustee Fees, indemnities and expenses payable by, or allocable to, such Series, the amount of such unpaid Indenture Trustee Fees, indemnities and expenses;

Second, to each Series that has not paid in full the Management Fee and Management Fee arrearages payable by, or allocable to, such Series, the amount of such unpaid Management Fee and Management Fee Arrearages;

Third, to each Series that has not paid in full the Manager Advances payable by, or allocable to, such Series, the amount of such unpaid Manager Advances;

Fourth, to each Series that has not paid in full the Manager Transfer Facilitator Fees and Back-up Management Fees payable by, or allocable to, such Series, the amount of such unpaid Manager Transfer Facilitator Fees and Back-up Management Fees and any other amount due and owing to the Manager Transfer Facilitator;

Fifth, to each Series that has not paid in full the Issuer Expenses payable by, or allocable to, such Series, the amount of such unpaid Issuer Expenses;

Sixth, to each Series that has not paid in full all interest payments payable with respect to the senior Class of such Series and all commitment fees payable with respect to the senior Class of such Series, the amount of such unpaid interest payments and commitment fees;

Seventh, to each Series that has not paid in full all regularly scheduled payments (excluding termination payments) owing to each Interest Rate Hedge Counterparty that has entered into an Interest Rate Hedge Agreement with respect to one or more of the senior Class of such Series, the amount of such unpaid regularly scheduled payments;

Eighth, to each Series that has not paid in full all interest payments payable with respect to the subordinate Class of such Series and all commitment fees payable with respect to the subordinate Class of such Series, the amount of such unpaid interest payments and commitment fees;

Ninth, to each Series that has not paid in full all Supplemental Principal Payment Amounts for the senior Class of such Series, the amount of such unpaid Supplemental Principal Payment Amounts;

Tenth, to each Series that has not paid in full all Scheduled Principal Payment Amounts for the senior Class of such Series, the amount of such unpaid Scheduled Principal Payment Amounts;

Eleventh, to each Series that has not paid in full all Supplemental Principal Payment Amounts for the senior Class of such Series, the amount of such unpaid Supplemental Principal Payment Amounts;

Twelfth, to each Series that has not paid in full all regularly scheduled payments (excluding termination payments) owing to each Interest Rate Hedge Counterparty that has entered into an Interest Rate Hedge Agreement with respect to the subordinate Class of such Series, the amount of such unpaid regularly scheduled payments;

Thirteenth, to each Letter of Credit Bank, on a pro rata basis (based on amounts owed), any Letter of Credit Fees then due and payable

Fourteenth, to each Series that has not paid in full all Supplemental Principal Payment Amounts for the subordinate Class of such Series, the amount of such unpaid Supplemental Principal Payment Amounts;

Fifteenth, to each Series that has not paid in full all Scheduled Principal Payment Amounts for the subordinate Class of such Series, the amount of such unpaid Scheduled Principal Payment Amounts;

Sixteenth, to each Series that has not paid in full all Supplemental Principal Payment Amounts for the subordinate Class of such Series, the amount of such unpaid Supplemental Principal Payment Amounts;

Seventeenth, to each Letter of Credit Bank, on a pro rata basis (based on amounts owed), in reimbursement of unpaid draws under each Letter of Credit;

Eighteenth, to each Series that has a principal reserve account (or another Series Account that serves a similar purpose), the amount necessary to restore the balance in such account to the balance specified in the related Supplement;

Nineteenth, (a) to the Manager Transfer Facilitator, any amounts due and payable to the Manager Transfer Facilitator and (b) to the Back-up Manager, any unpaid amounts due to Back-up Manager;

Twentieth, to the Indenture Trustee, any remaining unpaid expenses and indemnified amounts;

Twenty-First, (a) to the Issuer, any unpaid indemnified amounts, and (b) to the Manager, any unpaid indemnified amounts; and

Twenty-Second, to each Series of Notes that has not been paid in full, all other amounts owing to the Noteholders of such Series.

If more than one Series shall be entitled to a distribution pursuant to a particular priority set forth in the flow of funds set forth immediately above, funds shall be allocated among each such entitled Series on a pro rata basis based on the relative amount owing to each such Series pursuant to such payment priority.

(b)         After the application of the allocation set forth in the flow of funds set forth in Section 306(a) above, any remaining Shared Available Funds shall be allocated to each Liquidation Deficiency Series in accordance with the following order of priorities, with no payment being made at any level of priority until all prior priorities have been paid in full:

First, to each Liquidation Deficiency Series that has not paid in full the Indenture Trustee Fees, indemnities and expenses payable by, or allocable to, such Liquidation Deficiency Series, the amount of such unpaid Indenture Trustee Fees, indemnities and expenses;

Second, to each Liquidation Deficiency Series that has not paid in full the Management Fee and Management Fee arrearages payable by, or allocable to, such Liquidation Deficiency Series, the amount of such unpaid Management Fee and Management Fee Arrearages;

Third, to each Liquidation Deficiency Series that has not paid in full the Manager Advances payable by, or allocable to, such Liquidation Deficiency Series, the amount of such unpaid Manager Advances;

Fourth, to each Liquidation Deficiency Series that has not paid in full the Manager Transfer Facilitator Fees and Back-up Management Fees payable by, or allocable to, such Liquidation Deficiency Series, the amount of such unpaid Manager Transfer Facilitator Fees and Back-up Management Fees and any other amount due and owing to the Manager Transfer Facilitator;

Fifth, to each Liquidation Deficiency Series that has not paid in full all interest payments and commitment fees payable with respect to the senior Class of such Liquidation Deficiency Series, the amount of such unpaid interest payments and commitment fees;

Sixth, to each Liquidation Deficiency Series that has not paid in full all regularly scheduled payments (excluding termination payments) owing to each Interest Rate Hedge Counterparty that has entered into an Interest Rate Hedge Agreement with respect to such Liquidation Deficiency Series, the amount of such unpaid regularly scheduled payments;

Seventh, to each Liquidation Deficiency Series that has not paid in full all Supplemental Principal Payment Amounts to the senior Class of such Liquidation Deficiency Series, the amount of such unpaid Supplemental Principal Payment Amounts;

Eighth, to each Liquidation Deficiency Series that has not paid in full all Scheduled Principal Payment Amounts to the senior Class of such Liquidation Deficiency Series, the amount of such unpaid Scheduled Principal Payment Amounts;

Ninth, to each Liquidation Deficiency Series that has not paid in full all termination and all other payments owing to each Interest Rate Hedge Counterparty that has entered into an Interest Rate Hedge Agreement with respect to such Liquidation Deficiency Series, the amount of such unpaid termination and other payments;

Tenth, to each Liquidation Deficiency Series that has not paid in full all Letter of Credit Fees then due and payable to each Letter of Credit Bank;

Eleventh, to each Liquidation Deficiency Series that has not paid in full all Supplemental Principal Payment Amounts to the subordinate Class of such Liquidation Deficiency Series, the amount of such unpaid Supplemental Principal Payment Amounts; and

Twelfth, to each Liquidation Deficiency Series that has not paid in full all Scheduled Principal Payment Amounts to the subordinate Class of such Liquidation Deficiency Series, the amount of such unpaid Scheduled Principal Payment Amounts.

Thirteenth, to each Liquidation Deficiency Series that has not paid in full reimbursements of unpaid draws under each Letter of Credit.

If more than one Liquidation Deficiency Series shall be entitled to a distribution pursuant to a particular priority set forth above, funds shall be allocated among each such entitled Liquidation Deficiency Series on a pro rata basis based on the relative amount owing to each such Liquidation Deficiency Series pursuant to such payment priority.

(c)          All Shared Available Funds remaining after the payments set forth in Section 306 (a) and (b) have been paid, shall be used to pay, for each Series for which the Unpaid Principal Balance of, and accrued interest on, the Notes of such Series have been paid in full but for which fees, indemnities and other amounts owing to any Person, the aggregate amount of such unpaid fees, indemnities and other amounts.  If more than one Series are entitled to such payments, then such payments shall be allocated among such Series on a pro rata basis based on the amounts owing.

Section 307.          Series 2020-1 L/C Cash Account.

(a)          The Issuer shall establish and maintain with the Indenture Trustee, in the name of the Issuer, the Series 2020-1 L/C Cash Account, which Series 2020-1 L/C Cash Account is pledged to the Indenture Trustee for the benefit of the Holders of the Series 2020-1 Notes.  Any and all amounts on deposit in the Series 2020-1 L/C Cash Account may be invested in Eligible Investments in accordance with Section 303 of the Indenture.

(b)          If the Series 2020-1 L/C Cash Account has been funded in accordance with the terms of this Supplement, then the Indenture Trustee shall, based on the information set forth in the Manager Report (or, in the absence of any Manager Report, in accordance with the written direction of the Series 2020-1 Control Party), make drawings outlined in Section 308(a) from amounts on deposit in the Series 2020-1 L/C Cash Account before any drawings are made on any Eligible Letters of Credit.  Such drawing shall be reimbursed in accordance with the priority of payments in Section 305 of this Supplement.

(c)          If, subsequent to the funding of the Series 2020-1 L/C Cash Account, the Issuer shall deliver to the Indenture Trustee an Eligible Letter of Credit, the Indenture Trustee shall, on the next succeeding Payment Date (based on the Manager Report (or, in the absence of any Manager Report, in accordance with the written direction of the Series 2020-1 Control Party)), withdraw from the Series 2020-1 L/C Cash Account and remit to the Issuer funds in an amount equal to the available amount of such delivered Eligible Letter of Credit.

(d)         At the direction of the Control Party upon the occurrence of a Series 2020-1 Series-Specific Event of Default, the Indenture Trustee will withdraw all amounts then on deposit in the Series 2020-1 L/C Cash Account and deposit such amounts in the Series 2020-1 Series Account to be distributed in accordance with Section 305 of this Supplement.

Section 308.          Drawing on Eligible Letters of Credit.

(a)          On each Determination Date, the Indenture Trustee shall, based on the Manager Report (or, in the absence of any Manager Report, in accordance with the written direction of the Series 2020-1 Control Party) delivered on such Determination Date and after giving effect to drawings made under the Series 2020-1 Restricted Cash Account and the Series 2020-1 L/C Cash Account, submit a draw request on the Letter(s) of Credit in an amount equal to the lesser of:

(i)            the Aggregate Available Amount; and

(ii)          an amount equal to the excess of (x) the Permitted Payment Date Withdrawals for the related Payment Date, over (y) any amounts drawn from the Series 2020-1 Restricted Cash Account or the Series 2020-1 L/C Cash Account on such Determination Date to satisfy such Permitted Payment Date Withdrawals in accordance with the terms of this Supplement.

(b)         If there is more than one Letter of Credit on the date of any draw on the Letter(s) of Credit pursuant to the terms of this Supplement, the Indenture Trustee, based on the Manager Report (or, in the absence of any Manager Report, in accordance with the written direction of the Series 2020-1 Control Party) delivered on such Determination Date, shall draw on each Letter of Credit in an amount equal to the LOC Pro Rata Share of the related Letter of Credit Bank.

(c)         The Indenture Trustee shall receive the proceeds of all drawings on the Letter(s) of Credit on behalf of the Series 2020-1 Noteholders.  Any drawings in respect of a Letter of Credit made pursuant to the provisions due to a non-renewal of a Letter of Credit or a downgrade in the credit rating of a Letter of Credit Bank shall be deposited into the Series 2020-1 L/C Cash Account and paid in accordance with the terms of this Supplement.

(d)         If, prior to the date which is ten (10) days prior to the then scheduled Letter of Credit Expiration Date, the Issuer has not either deposited cash into the Series 2020-1 Restricted Cash Account and/or delivered to the Indenture Trustee an Eligible Letter of Credit in an amount that is equal to or greater than the available amount of the expiring Letter of Credit, then the Manager shall notify the Indenture Trustee in writing no later than two Business Days prior to such Letter of Credit Expiration Date of the available amount of such expiring Letter of Credit and direct the Indenture Trustee in writing to draw on the expiring Letter of Credit in an amount equal to the amount set forth in such written direction.  Upon acknowledgment of receipt of such notice by the Indenture Trustee on or prior to 10:00 a.m. (New York City time) on any Business Day, the Indenture Trustee shall, by 2:00 p.m. (New York City time) on such Business Day (or, in the case of any notice given to the Indenture Trustee after 10:00 a.m. (New York City time), by 2:00 p.m. (New York City time) on the next following Business Day), draw on the expiring Letter of Credit an amount equal to the amount set forth above.  The proceeds of any such drawing shall be deposited in the Series 2020-1 L/C Cash Account.

(e)         The Issuer shall, or shall cause the Manager to, notify the Indenture Trustee in writing within two Business Days after becoming aware that the long-term senior unsecured debt credit rating of any Letter of Credit Bank has fallen below “A”, as determined by the Rating Agency (each such Letter of Credit Bank, a “Downgraded Letter of Credit Bank”).  The Issuer shall have 60 days from the date of such downgrade to deliver to the Indenture Trustee a replacement Eligible Letter of Credit from an Eligible Bank having an available drawing amount at least equal to the available drawing amount under the Letter of Credit issued by the Downgraded Letter of Credit Bank.  If the Issuer fails to either deposit cash into the Series 2020-1 Restricted Cash Account and/or deliver to the Indenture Trustee an Eligible Letter of Credit in an amount that is equal to or greater than the available amount of the Letter of Credit issued by the Downgraded Letter of Credit Bank, the Issuer or the Manager shall notify the Indenture Trustee of the amount available to be drawn on the Letter of Credit issued by such Downgraded Letter of Credit Bank and direct the Indenture Trustee in writing to draw on the Letter of Credit issued by the Downgraded Letter of Credit Bank in an amount equal to the full amount available under the Letter of Credit issued by the Downgraded Letter of Credit Bank. Upon acknowledgment of receipt of such notice by the Indenture Trustee on or prior to 10:00 a.m. (New York City time) on any Business Day, the Indenture Trustee shall, by 2:00 p.m. (New York City time) on such Business Day (or, in the case of any notice given to the Indenture Trustee after 10:00 a.m. (New York City time), by 2:00 p.m. (New York City time) on the next following Business Day), draw on such Letter of Credit in an amount equal to the full amount of available amount under the Letter of Credit issued by such Downgraded Letter of Credit Bank. The proceeds of any such drawing shall be deposited in the Series 2020-1 L/C Cash Account.

(f)          Upon the occurrence of a Series 2020-1 Series-Specific Event of Default, the Indenture Trustee shall promptly submit a draw for the available amount of all Letters of Credit and deposit the amount of such drawing in the Series 2020-1 Series Account to be distributed in accordance with Section 305.

Section 309.          Series 2020-1 Revenue Reserve Account.  The Issuer shall establish on or prior to the Series 2020-1 Closing Date an Eligible Account in the name of the Issuer with the Indenture Trustee which shall be a special non-interest bearing restricted cash trust account and designated as the Series 2020-1 Revenue Reserve Account, which account shall be held by the Indenture Trustee for the benefit of the Series 2020-1 Noteholders pursuant to the terms of this Supplement.  On the Series 2020-1 Closing Date, the Issuer will deposit (or cause to be deposited) into the Series 2020-1 Revenue Reserve Account an amount equal to the Series 2020-1 Revenue Reserve Deposit Amount.  The Series 2020-1 Revenue Reserve Account shall only be relocated to another financial institution in accordance with the express provisions of Section 309(d) of the Indenture.  On the Payment Dates in September 2020 and October 2020, the Indenture Trustee will, in accordance with the Manager Report (or, in the absence of any Manager Report, in accordance with the written direction of the Series 2020-1 Control Party), withdraw from the Series 2020-1 Revenue Reserve Account and deposit in the Series 2020-1 Series Account funds in an amount equal to the Series 2020-1 Revenue Reserve Release Amount for such Determination Date.

ARTICLE IV
Series-Specific Early Amortization Events, Series-Specific Manager Defaults, Series-Specific Events of Default and Covenants for the Series 2020-1 Notes

Section 401.          Series-Specific Early Amortization Events.

The existence of any one of the following events or conditions will constitute a “Series-Specific Early Amortization Event” for the Series 2020-1 Notes that can be enforced by the Indenture Trustee, at the direction of, and/or waived by, the Series 2020-1 Control Party:

(a)          Commencing with the thirteenth Payment Date following the Series 2020-1 Closing Date, the Series 2020-1 Interest Coverage Ratio is less than 2.50:1.00 for four consecutive Payment Dates; or

(b)          The Manager Report delivered for any Payment Date indicates that the Weighted Average Age of the Eligible Containers is greater than ten (10) years; or

(c)          A default shall occur governing any Indebtedness of CAI and/or its Subsidiaries that, individually or in the aggregate, exceeds $75,000,000, and such default continues for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity of all or part of such Indebtedness, or any such holder or holders shall rescind or shall have a right to rescind the purchase of any such obligations; or

(d)          The principal balance of the Offered Notes is not repaid fully by the Series 2020-1 Expected Final Payment Date.

Any Series-Specific Early Amortization Event described in the foregoing clause (a) and (b) shall, for purposes of the Series 2020-1 Related Documents, be deemed no longer to be continuing, if such condition does not exist on any two consecutive subsequent Payment Dates, immediately upon such second consecutive Payment Date.  Any Series-Specific Early Amortization Event described in the foregoing clause (c) shall, for purposes of the Series 2020-1 Related Documents, be deemed no longer to be continuing immediately upon the cure or waiver thereof for purposes of the related debt documents.  Except as described in the preceding two sentences, if a Series-Specific Early Amortization Event exists on any Payment Date, then such Series-Specific Early Amortization Event shall be deemed to continue until the Business Day on which the Series 2020-1 Control Party waives, in writing, such Series-Specific Early Amortization Event.  The Indenture Trustee shall promptly provide notice of any such waiver received by it to each Rating Agency for the Series 2020-1 Notes.

(e)          If an Early Amortization Event for Series 2020-1 shall have occurred and then be continuing, the Indenture Trustee shall have, in addition to the rights provided in the Related Documents, all rights and remedies provided under all applicable laws.

Section 402.          Series 2020-1 Manager Defaults.

(a)          The existence of any one of the following events or conditions shall constitute a Series-Specific Manager Default with respect to the Series 2020-1 Notes:

(i)            The occurrence and continuance of a Trust Manager Default.

(ii)           The Consolidated Leverage Ratio of CAI and its consolidated subsidiaries as of the last day of a fiscal quarter exceeds 4.50 to 1.00;.

(iii)        A default shall occur governing any Indebtedness of CAI and/or its Subsidiaries that, individually or in the aggregate, exceeds $75,000,000, and such default continues for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof to accelerate the maturity of all or part of such Indebtedness, or any such holder or holders shall rescind or shall have a right to rescind the purchase of any such obligations; or

(iv)          A Change of Control shall occur;

 unless (in the case of any such instance) the Rating Agency Condition is satisfied.

A Series-Specific Manager Default of the type described in clause (i) above shall cease upon the cure or waiver of the Trust Manager Default in accordance with the Management Agreement.  A Series-Specific Manager Default of the type described in either clause (ii) or (iii) shall be cured upon the first subsequent date on which a Manager Report is delivered indicating that such condition does not exist on any subsequent Payment Date.  A Series-Specific Manager Default of the types described in clauses (i), (ii), (iii) or (iv) above shall cease upon satisfaction of the Rating Agency Condition.  Except as set forth in the three immediately preceding sentences, any Series-Specific Manager Default shall be deemed to continue until the Business Day on which the Control Party for Series 2020-1 waives, in writing, such Series-Specific Manager Default (and any such waiver by the Control Party for Series 2020-1 of any Series-Specific Manager Default shall be binding for purposes of all Series of Notes issued under the Indenture).  The Indenture Trustee shall promptly provide notice of any such waiver received by it of a Series-Specific Manager Default to each Rating Agency for the Series 2020-1 Notes.

(b)          The Series 2020-1 Control Party may waive any Series-Specific Manager Default with respect to Series 2020-1 and may amend or consent to any amendment of the provisions of Section 402(a).

Section 403.          Series-Specific Events of Default.

(a)          Each of the following will constitute a “Series-Specific Event of Default” for the Series 2020-1 Notes:

(i)          Failure to pay (1) on any Payment Date, the full amount of the Class A Note Interest Payment and Class B Note Interest Payment on the Series 2020-1 Notes and such condition continues for three (3) Business Days, or (2) on the Series 2020-1 Legal Final Payment Date for the Unpaid Principal Balance for the Series 2020-1 Notes and such condition continues for three (3) Business Days;

(ii)         Except as dealt with in clause (i) above or included as a Trust Event of Default, breach of any covenant of the Issuer or any Seller in any Series 2020-1 Related Document, which breach (1) materially and adversely affects the interest of any Series 2020-1 Noteholder, and (2) continues for a period of 60 days after (y) an authorized officer of the Issuer or the applicable Seller first having notice thereof, or (z) notice is received from the Indenture Trustee (to the extent a responsible officer of the Indenture Trustee has received written notice or actual knowledge) or a Noteholder (subject to an additional 60-day cure period for defaults that the Issuer or Seller is diligently attempting to cure);

(iii)        Any representation or warranty of the Issuer or any Seller made in any Series 2020-1 Related Document shall prove to be incorrect in any material respect as of the time when the same shall have been made, which incorrectness (1) materially and adversely affects the interest of any Series 2020-1 Noteholder, and (2) if capable of cure, continues for a period of 30 days (subject to an additional 30-day cure period for defaults that the Issuer or Seller is diligently attempting to cure); or

(iv)          The Indenture Trustee shall fail to have a first priority perfected security interest in the Series Specific Collateral for Series 2020-1.

(b)         Upon the occurrence and during the continuance of a Series-Specific Event of Default, the Control Party may (i) declare the Series 2020-1 Notes to be immediately due and payable, (ii) institute judicial proceedings for collection of the Series 2020-1 Notes, (iii) direct a sale of the Collateral (with the consent of the Requisite Global Majority if a Series-Specific Event of Default is continuing for all Series of Notes then Outstanding), or a partial sale of, the Collateral (without the consent of the Requisite Global Majority) under the circumstances an in accordance with the terms of and using the selection procedures set forth in of the Indenture, (iv) exercise any other remedies that may be available to the Series 2020-1 Noteholder under the Indenture or Applicable Law, and (v) exercise remedies with respect to the Series 2020-1 Series-Specific Collateral.

(c)          The Control Party may waive any Series-Specific Event of Default set forth in clauses (ii), (iii) and (iv) above.  Each affected Series 2020-1 Noteholder must waive a Series-Specific Event of Default of the type described in clause (i) above.  Subject to the foregoing and the restrictions set forth in Section 705(b), the Control Party may amend or consent to any amendment of the provisions of Section 403(a).

Section 404.          Series 2020-1 Management Fee.

As contemplated by the Management Agreement, the Manager shall be entitled to a management fee for Series 2020-1 for each Collection Period in an amount equal to the Series 2020-1 Management Fee.

Section 405.          Additional Covenants.  In addition to the covenants set forth in Article VI of the Indenture, the Issuer hereby makes the following additional covenants for the benefit of the Series 2020-1 Noteholders:

(a)         Rule 144A.  So long as any of the Series 2020-1 Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Issuer shall, unless it becomes subject to and complies with the reporting requirements of Section 13 or 15(d) of the Exchange Act, or rule 12g3-2(b) thereunder, (i) provide to any Series 2020-1 Noteholder of such restricted securities, or to any prospective Series 2020-1 Noteholder of such restricted securities designated by a Series 2020-1 Noteholder, upon the request of such Series 2020-1 Noteholder or prospective Series 2020-1 Noteholder, any information required to be provided by Rule 144A(d)(4) under the Securities Act and (ii) update such information to prevent such information from becoming materially false and materially misleading in a manner adverse to any Series 2020-1 Noteholder.

(b)         Use of Proceeds.  The Issuer will apply the net proceeds from the sale of the Offered Notes: to fund the initial deposit into the Series 2020-1 Redemption Account, the Series 2020-1 Revenue Reserve Account and the Series 2020-1 Restricted Cash Account, (iii) to pay the costs of issuance of the Series 2020-1 Notes and (iv) for other general business purposes.

(c)         Perfection Requirements.  The Issuer will not (x) change any of (i) its corporate name, (ii) the name under which it does business or (iii) the jurisdiction in which it is incorporated or (y) amend any provision of its memorandum of association or bye-laws, in each case, without the prior written consent of the Series 2020-1 Control Party.  The Issuer shall make such filing and take such actions as the Series 2020-1 Noteholder may request in order to maintain the Lien of the Indenture Trustee in the Collateral.

(d)          United States Federal Income Tax Election.  The Issuer shall not make an election to be classified as an association taxable as a corporation pursuant to Section 301.7701-3 of the United States Treasury Regulations.

(e)          Further Assurances Regarding Purchase of Managed Containers.  On the Payment Dates in September 2020 and October 2020, when the Issuer purchases Managed Containers using funds from the Redemption Account, Issuer shall:  (i) cause the Seller of such Managed Containers to release all liens of record, including without limitation, liens in favor of the indenture trustee of the Series 2017-1, 2018-1 and 2018-2 Notes issued by CAL Funding III Limited and the liens in favor of Bank of America, as Administrative Agent; and (ii) undertake whatever other action may be necessary to vest in the Issuer good and marketable title to the Managed Containers.

Section 406.          Back-up Manager Event.  A Back-up Manager Default will occur with respect to Series 2020-1 if the Consolidated Leverage Ratio of CAI and its consolidated subsidiary of the last day of a fiscal quarter exceeds 4.25 to 1.00.

ARTICLE V
Conditions to Issuance

Section 501.         Conditions to Issuance.  The Indenture Trustee shall not authenticate the Series 2020-1 Notes unless the Issuer shall have delivered a certificate to the Indenture Trustee to the effect that all conditions set forth in the Series 2020-1 Note Purchase Agreement, other than the condition precedent set forth in Section 8(p) thereof, shall have been satisfied or waived.

ARTICLE VI
Representations and Warranties

To induce the Series 2020-1 Noteholders to purchase the Series 2020-1 Notes hereunder, the Issuer hereby represents and warrants as of the Closing Date to the Indenture Trustee for the benefit of the Series 2020-1 Noteholders that:

Section 601.         Existence.  The Issuer is a company duly incorporated, validly existing and in compliance under the laws of Bermuda.  The Issuer is in good standing and is duly qualified to do business in each jurisdiction where the failure to do so would have a material adverse effect upon the Issuer and in each jurisdiction in which a failure to so qualify would materially and adversely affect the ability of the Indenture Trustee to enforce its security interest in the Collateral.

Section 602.         Authorization.  The Issuer has the necessary corporate power and is duly authorized to execute and deliver this Supplement and the other Series 2020-1 Related Documents to which it is a party; the Issuer is and will continue to be duly authorized to borrow monies hereunder; and the Issuer is and will continue to be authorized to perform its obligations under this Supplement and under the other Series 2020-1 Related Documents.  The execution, delivery and performance by the Issuer of this Supplement and the other Series 2020-1 Related Documents to which it is a party and the borrowings hereunder do not and will not require any consent or approval of any Governmental Authority, shareholder or any other Person which has not already been obtained.

Section 603.          No Conflict; Legal Compliance.  The execution, delivery and performance of this Supplement and each of the other Series 2020-1 Related Documents and the execution, delivery and payment of the Series 2020-1 Notes will not: (a) contravene any provision of the Issuer’s Bye-Laws or Memorandum of Association; (b) contravene, conflict with or violate any Applicable Law or regulation, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority; or (c) violate or result in the breach of, or constitute a default under the Indenture, the Series 2020-1 Related Documents, any other indenture or other loan or credit agreement, or other agreement or instrument to which the Issuer is a party or by which the Issuer, or its property and assets may be bound or affected.  The Issuer is not in violation or breach of or default under any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any contract, agreement, lease, license, indenture or other instrument to which it is a party.

Section 604.          Validity and Binding Effect.  This Supplement is, and each Series 2020-1 Related Document to which the Issuer is a party, when duly executed and delivered, will be, the legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies.

Section 605.          Financial Statements.  Since December 31, 2019, there has been no Material Adverse Change in the financial condition of any of the Issuer, the Seller or the Manager.

Section 606.          Place of Business.  The sole “place of business” (within the meaning of Section 9-307 of the UCC) of the Issuer is located at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda.  The Issuer does not maintain an office or assets in the United States, other than (i) the Trust Account, the Series 2020-1 Restricted Cash Account, the Excess Funding Account, the Series 2020-1 Defaulted Lease Account and the Series 2020-1 Series Account (ii) off-hire containers located in depots in the United States, and (iii) Managed Containers described in Section 606(g) of the Indenture and subject to Leases pursuant to Section 3.1 of the Management Agreement.

Section 607.          No Agreements or Contracts.  The Issuer is not a party to any contract or agreement (whether written or oral) other than the Related Documents.

Section 608.          Consents and Approvals.  No approval, authorization or consent of any trustee or holder of any Indebtedness or obligation of the Issuer or of any other Person under any agreement, contract, lease or license or similar document or instrument to which the Issuer is a party or by which the Issuer is bound, is required to be obtained by the Issuer in order to make or consummate the transactions contemplated under the Series 2020-1 Related Documents, except for those approvals, authorizations and consents that have been obtained on or prior to the Closing Date.  All consents and approvals of, filings and registrations with, and other actions in respect of, all Governmental Authorities required to be obtained by the Issuer in order to make or consummate the transactions contemplated under the Series 2020-1 Related Documents have been, or prior to the time when required will have been, obtained, given, filed or taken and are or will be in full force and effect.

Section 609.          Margin Regulations.  The Issuer does not own any “margin security”, as that term is defined in Regulation U of the Federal Reserve Board, and the proceeds of the Series 2020-1 Notes issued under this Supplement will be used only for the purposes contemplated hereunder.  None of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the loans under this Supplement to be considered a “purpose credit” within the meaning of Regulations T, U and X.  The Issuer will not take or permit any agent acting on its behalf to take any action which might cause this Supplement or any document or instrument delivered pursuant hereto to violate any regulation of the Federal Reserve Board.

Section 610.          Taxes.  All federal, state, local and foreign Tax returns, reports and statements required to be filed by the Issuer have been filed with the appropriate Governmental Authorities, and all Taxes and other impositions shown thereon to be due and payable by the Issuer have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof, or any such fine, penalty, interest, late charge or loss has been paid, or the Issuer is contesting its liability therefor in good faith and has fully reserved all such amounts according to GAAP in the financial statements provided to the Series 2020-1 Noteholders pursuant to Section 626 of the Indenture.  The Issuer has paid when due and payable all material charges upon the books of the Issuer and no Governmental Authority has asserted any Lien against the Issuer with respect to unpaid Taxes.  Proper and accurate amounts have been withheld by the Issuer from its employees for all periods in full and complete compliance with the Tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective Governmental Authorities.

Section 611.          Investment Company Act of 1940.  The Issuer is not, and is not controlled by, an “investment company” registered or required to be registered under the Investment Company Act. The Issuer is not an “investment company” as defined in Section 3(a)(1) of the Investment Company Act, although other exemptions or exclusions may be available.  The Issuer is not relying on the exemptions set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.  The Issuer is structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Section 612.          Solvency and Separateness.

(a)          The capital of the Issuer is adequate for the business and undertakings of the Issuer.

(b)        Other than with respect to the transactions contemplated hereby and by the other Related Documents (including without limitation the Management Agreement and the Contribution and Sale Agreement), the Issuer is not engaged in any business transactions with the Sellers or the Manager.

(c)         The bye-laws of the Issuer provide that the Issuer shall have three directors of which one director shall be an Independent Director (as defined in such bye-laws).  No action can be taken to institute voluntary Insolvency Proceedings on behalf of the Issuer unless such action shall have been approved or authorized by (x) all of the Directors (which approval shall include the Independent Director) and  (y) a resolution of the members of the Issuer representing one hundred percent (100%) of all shares of the Issuer then issued and outstanding.

(d)          The Issuer’s funds and assets are not, and will not be, commingled with those of the Seller or the Manager, except as permitted by the Management Agreement.

(e)          The bye-laws of the Issuer require it to maintain correct and complete books and records of account, and Bermuda law requires it to maintain minutes of the meetings and other proceedings of its members.

(f)          The Issuer is not insolvent under the Insolvency Law and will not be rendered insolvent by the transactions contemplated by the Series 2020-1 Related Documents and after giving effect to such transactions, the Issuer will not be left with an unreasonably small amount of capital with which to engage in its business nor will the Issuer have intended to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature.  The Issuer does not contemplate the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, trustee or similar official in respect of the Issuer or any of its assets.

Section 613.          Title; Liens.  On the Closing Date, the Issuer will have good, legal and marketable title to each of its respective assets, and none of such assets is subject to any Lien, except for Permitted Encumbrances.

Section 614.         No Default.  No Trust Event of Default, Series-Specific Event of Default, Trust Early Amortization Event, Series-Specific Early Amortization Event, Trust Manager Default, or Series-Specific Manager Default (or event or condition which with the giving of notice or passage of time or both would become a Trust Event of Default, Series-Specific Event of Default, Trust Early Amortization Event, Series-Specific Early Amortization Event Trust Manager Default, or Series-Specific Manager Default) has occurred and is continuing.

Section 615.         Litigation and Contingent Liabilities.  No claims, litigation, arbitration proceedings or governmental Proceedings by any Governmental Authority are pending or threatened against or are affecting the Issuer or any of its Affiliates the results of which might interfere with the consummation of any of the transactions contemplated by this Supplement or any document issued or delivered in connection herewith.

Section 616.          Subsidiaries.  The Issuer has no subsidiaries.

Section 617.          No Partnership.  The Issuer is not a partner or joint venturer in any partnership or joint venture.

Section 618.         Pension and Welfare Plans.  No accumulated funding deficiency (as defined in Section 412 of the Code or Section 302 of ERISA) or reportable event (within the meaning of section 4043 of ERISA), has occurred with respect to any Plan of the Issuer or any ERISA Affiliate.  The present value of all benefit liabilities under all Plans of the Issuer or any ERISA Affiliate subject to Title IV of ERISA, as defined in Section 4001(a)(16) of ERISA, exceeds the fair market value of all assets of Plans subject to Title IV of ERISA (determined as of the most recent valuation date for such Plan on the basis of assumptions prescribed by the Pension Benefit Guaranty Corporation for the purpose of Section 4044 of ERISA), by no more than $1.9 million.  Neither the Issuer nor any ERISA Affiliate is subject to any present or potential withdrawal liability pursuant to Title IV of ERISA and no multi-employer plan (with the meaning of Section 4001(a)(3) of ERISA) to which the Issuer or any ERISA Affiliate has an obligation to contribute or any liability, is or is likely to be disqualified for Tax purposes, in reorganization within the meaning of Section 4241 of ERISA or Section 418 of the Code or is insolvent (as defined in Section 4245 of ERISA).  No liability (other than liability to make periodic contributions to fund benefits) with respect to any Plan of the Issuer, or Plan subject to Title IV of ERISA or any ERISA Affiliate, has been, or is expected to be, incurred by the Issuer or an ERISA Affiliate, either directly or indirectly.  All Plans of the Issuer are in material compliance with ERISA and the Code.  No lien under Section 412 of the Code or 302(f) of ERISA or requirement to provide security under the Code or ERISA has been or is reasonably expected by the Issuer to be imposed on its assets.  The Issuer does not have any obligation under any collective bargaining agreement.  As of the Closing Date, the Issuer is not an employee benefit plan with the meaning of ERISA or a “plan” within the meaning of Section 4975 of the Code and assets of the Issuer do not constitute “plan assets” within the meaning of Section 2510.3-101 of the regulations of the Department of Labor.

Section 619.          Ownership of the Issuer.  As of the Closing Date, all of the shares of the Issuer are owned by Container Applications Limited, a company organized under the laws of Barbados.

Section 620.          Security Interest Representations.

(a)         This Supplement creates a valid and continuing security interest (as defined in the UCC) in the Series 2020-1 Specific Collateral in favor of the Indenture Trustee, for the benefit of the Series 2020-1 Noteholders, which security interest is prior to all other Liens (other than Permitted Encumbrances), and is enforceable as such as against creditors of and purchasers from the Issuer.

(b)         The Managed Containers constitute “goods” or “inventory” within the meaning of the applicable UCC.  The Leases constitute “tangible chattel paper” within the meaning of the UCC.  The lease receivables constitute “accounts” or “proceeds” of the Leases within the meaning of the UCC.  The Trust Account, the Series 2020-1 Restricted Cash Account, the Excess Funding Account, the Series 2020-1 Defaulted Lease Account, Series 2020-1 Redemption Account, the Series 2020-1 Revenue Reserve Account, the Series 2020-1 L/C Account and the Series 2020-1 Series Account constitute “securities accounts” within the meaning of the UCC.  The Issuer’s contractual rights under the Contribution and Sale Agreement and the Management Agreement constitute “general intangibles” within the meaning of the UCC.

(c)          The Issuer owns and has good and marketable title to the Collateral and the Series-Specific Collateral, free and clear of any Lien (whether senior, junior or pari passu), claim or encumbrance of any Person, except for Permitted Encumbrances.

(d)        The Issuer has caused the filing of all appropriate financing statements or documents of similar import in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in the Collateral and any Series-Specific Collateral granted to the Indenture Trustee in this Supplement and the Indenture.  All financing statements filed against the Issuer in favor of the Indenture Trustee in connection herewith describing the Collateral and any Series-Specific Collateral contain a statement to the following effect: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Indenture Trustee.”

(e)          Other than the security interest granted to the Indenture Trustee pursuant to this Supplement and the Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral and any Series-Specific Collateral, except as permitted pursuant to the Indenture.  The Issuer has not authorized the filing of, and is not aware of, any financing statements against the Issuer that include a description of collateral covering the Collateral and any Series-Specific Collateral other than any financing statement or document of similar import (i) relating to the security interest granted to the Indenture Trustee in this Supplement or the Indenture or (ii) that has been terminated.  The Issuer is not aware of any judgment or Tax lien filings against the Issuer.

(f)          The Issuer has received a written acknowledgment from the Manager that the Manager or an Affiliate thereof is holding the Leases, to the extent they relate to the Managed Containers, on behalf of, and for the benefit of, the Indenture Trustee and the other Persons set forth in the Indenture.  None of the Leases that constitute or evidence the Collateral and any Series-Specific Collateral have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person.  The Seller has caused the filing of all appropriate financing statements or documents of similar import in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest of the Issuer (and the Indenture Trustee as its assignee) in the Leases (to the extent that such Leases relate to the Managed Containers) granted to the Issuer in the Contribution and Sale Agreement.

(g)         The Issuer has received all necessary consents and approvals required by the terms of the Collateral and any Series-Specific Collateral to the pledge to the Indenture Trustee of its interest and rights in such Collateral and any Series-Specific Collateral hereunder or under the Indenture.

(h)         The Issuer has taken all steps necessary to cause Wilmington Trust, National Association (in its capacity as securities intermediary) to identify in its records the Indenture Trustee as the Person having a Securities Entitlement in each of the Trust Account, the Series 2020-1 Restricted Cash Account, the Excess Funding Account, the Series 2020-1 Defaulted Lease Account, the Series 2020-1 Redemption Account, the Series 2020-1 Revenue Reserve Account, the Series 2020-1 L/C Account and the Series 2020-1 Series Account.

(i)          The Trust Account, the Series 2020-1 Restricted Cash Account, the Excess Funding Account, the Series 2020-1 Defaulted Lease Account and Series 2020-1 Series Account are not in the name of any Person other than the Issuer or the Indenture Trustee.  The Issuer has not consented to Wilmington Trust, National Association (as the Securities Intermediary of the Trust Account, the Series 2020-1 Restricted Cash Account, the Excess Funding Account, the Series 2020-1 Defaulted Lease Account, the Series 2020-1 Redemption Account, the Series 2020-1 Revenue Reserve Account, the Series 2020-1 L/C Account and the Series 2020-1 Series Account) entering into any agreement in which it has agreed to comply with entitlement orders of any Person other than the Indenture Trustee.

(j)         All Eligible Investments owned by the Issuer have been and will have been credited to one of the Trust Account, the Excess Funding Account, the Series 2020-1 Restricted Cash Account, the Series 2020-1 Defaulted Lease Account, the Series 2020-1 Redemption Account, the Series 2020-1 Revenue Reserve Account, the Series 2020-1 L/C Account and the Series 2020-1 Series Account.  The securities intermediary for each of the Trust Account, the Excess Funding Account, the Series 2020-1 Defaulted Lease Account, the Series 2020-1 Restricted Cash Account and the Series 2020-1 Series Account has agreed to treat all assets credited to the Trust Account, the Excess Funding Account, the Series 2020-1 Restricted Cash Account, the Series 2020-1 Defaulted Lease Account and the Series 2020-1 Series Account as “financial assets” within the meaning of the UCC.

(k)         The Issuer has delivered to Indenture Trustee a fully executed agreement pursuant to which the securities intermediary has agreed to comply with all instructions originated by the Indenture Trustee relating to the Trust Account, the Excess Funding Account, the Series 2020-1 Restricted Cash Account, the Series 2020-1 Defaulted Lease Account, the Series 2020-1 Redemption Account, the Series 2020-1 Revenue Reserve Account, the Series 2020-1 L/C Account and the Series 2020-1 Series Account without further consent by the Issuer.

(l)          No creditor of the Issuer (other than (x) with respect to the Managed Containers, the related Lessee and (y) the Manager in its capacity as Manager under the Management Agreement) has in its possession any goods that constitute or evidence the Collateral or any Series-Specific Collateral.

The falsity of any of the representations and warranties set forth in this Section 620 may be waived by the Indenture Trustee, only with the prior written consent of the Control Party and with the prior satisfaction of the Rating Agency Condition.

Section 621.          ERISA Lien.  As of the Closing Date, the Issuer has not received notice that any Lien arising under ERISA has been filed against the assets of the Issuer.

Section 622.          Survival of Representations and Warranties.  So long as any of the Series 2020-1 Notes shall be Outstanding and until payment and performance in full of the Outstanding Obligations relating to the Series 2020-1 Notes or otherwise under this Supplement, the representations and warranties contained herein shall have a continuing effect as having been true when made.

ARTICLE VII
Miscellaneous Provisions

Section 701.          Ratification of Indenture.  As supplemented by this Supplement, the Indenture is in all respects ratified and confirmed and the Indenture as so supplemented by this Supplement shall be read, taken and construed as one and the same instrument.

Section 702.         Counterparts.  This Supplement may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.  Delivery of an executed counterpart of this Supplement by facsimile or by electronic means shall be equally effective as of the delivery of an originally executed counterpart.

Section 703.        Governing Law.  THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAWS BUT OTHERWISE WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 704.          Notices.  All demands, notices and communications hereunder shall be in writing, personally delivered, or by email (with subsequent telephone confirmation of receipt thereof), or sent by internationally recognized overnight courier service, (a) in the case of the Indenture Trustee, at the following address: 1100 North Market Street, Wilmington, Delaware 19890-1605, Attention: Corporate Trust Administration/Jose Paredes, Telephone: (302) 636-6191, email:  jparedes@wilmingtontrust.com, (b) in the case of the Issuer, at the following address: Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda, Telephone:  (441) 295-5950, email:  CAL4finance@capps.com, Attention:  Secretary, with a copy to each:  (i) CAI at its address at 1 Market Plaza, Suite 2400, San Francisco, CA 94105, Telephone:  (415) 788-0100, email:  finance@capps.com, with a copy to:  legal@capps.com, (ii) Container Applications Limited at its address at Suite 102, Bush Hill, Bay Street, St. Michael, Barbados, West Indies, Telephone:  (246) 430-5310, email:  CALfinance@capps.com, Attention:  CEO and CFO, with a copy to legal@capps.com, (c) in the case of S&P Global Ratings, at the following email address: servicer reports@standardandpoors.com; for information that cannot be sent electronically, at the following address:  S&P Global Ratings, 55 Water Street, 41st Floor, New York, New York 10041-0003, Attention: New Asset Surveillance Group, or (d) at such other address as shall be designated by such party in a written notice to the other parties.  Any notice required or permitted to be given to a Series 2020-1 Noteholder shall be given by certified first class mail, postage prepaid (return receipt requested), or by courier, or by email, with subsequent telephone confirmation of receipt thereof, in each case at the address of such Series 2020-1 Noteholder as shown in the Note Register or to the telephone and email address furnished by such Series 2020‑1 Noteholder.  Notice shall be effective and deemed received (A) upon receipt, if sent by courier or U.S. mail, (B) upon receipt of confirmation of receipt, if sent by email, or (C) when delivered, if delivered by hand.  Any rights to notices conveyed to a Rating Agency pursuant to the terms hereof with respect to any Series shall terminate immediately if such Rating Agency no longer has a rating outstanding with respect to such Series.

Section 705.          Amendments and Modifications.

(a)         Subject to the provisions of Sections 705(b) through (e), the terms of this Supplement may be waived, modified or amended in accordance with the provisions of this Supplement in a written instrument signed by each of the Issuer and the Indenture Trustee.  The Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that all conditions precedent specified in the Indenture or this Supplement have been satisfied and that the execution of such waiver, modification or amendment is authorized or permitted by the Indenture and this Supplement.  For purposes of clarification, no change in the Depreciation Policy, for purposes other than calculating the Asset Base, by operation of paragraph (ii) of the definition of “Depreciation Policy” shall be deemed an amendment or modification to this Supplement subject to the requirements of this Section 705.

(b)         Notwithstanding Section 705(a), but subject to Section 705(d), without the consent of any Holder and based on an Opinion of Counsel in form and substance reasonably acceptable to the Indenture Trustee to the effect that such Supplement is for one of the purposes set forth in clauses (i) through (vii) below, the Issuer and the Indenture Trustee, at any time and from time to time, may enter into one or more Supplements in form satisfactory to the Indenture Trustee, for any of the following purposes:

(i)            to add to the covenants of the Issuer in this Supplement for the benefit of the Series 2020-1 Noteholders, or to surrender any right or power conferred upon the Issuer in this Supplement;

(ii)          to cure any ambiguity, to correct or supplement any provision in this Supplement that may be inconsistent with any other provision in this Supplement, or to make any other provisions with respect to matters or questions arising under this Supplement;

(iii)        to correct or amplify the description of any property at any time subject to the Lien created pursuant to this Supplement, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the Lien created pursuant to this Supplement, or to subject additional property to the Lien of this Supplement;

(iv)         to add to the conditions, limitations and restrictions on the authorized amount, terms and purposes of issue, authentication and delivery of the Series 2020-1 Notes, or additional conditions, limitations and restrictions thereafter to be observed by the Issuer with respect to the Series 2020-1 Notes;

(v)           to convey, transfer, assign, mortgage or pledge any additional property to the Indenture Trustee for the benefit of the Series 2020-1 Noteholders;

(vi)          conform to the terms of this Supplement to the terms of the offering memorandum for such Series of Notes;

(vii)         to decrease any component of the Class A Advance Rate or the Class B Advance Rate; or

(viii)        to add any additional Series-Specific Events of Default, Series-Specific Early Amortization Events or Series-Specific Manager Defaults for the Series 2020-1 Notes.

(c)         If Section 705(b) does not apply to an amendment, modification or waiver of this Supplement, then the Issuer and the Indenture Trustee (acting at the direction of, and with the consent of, the Series 2020-1 Control Party) may enter into an amendment, modification or waiver for the purpose of adding any provisions to, or changing in any manner or eliminating any of, the provisions of this Supplement or of modifying in any manner the rights of the Series 2020-1 Noteholders under this Supplement; provided, however, that no such amendment, modification or waiver shall, without the consent of each Holder of a Series 2020-1 Note affected thereunder:

(i)          reduce the principal amount of any Series 2020-1 Note of such Holder, lengthen the Legal Final Payment Date of any Series 2020-1 Note of such Holder, reduce the rate of interest payable on any Series 2020-1 Note of such Holder, amend the allocation methodology or payment priority set forth for payments from the Series 2020-1 Series Account (other than to increase the amount of any allocation) or change the date on which or the amount of which, or the place of payment where, or the coin or currency in which, any Series 2020-1 Note of such Holder or the interest thereon, is payable, or impair the right of such Holder to institute suit for the enforcement of any such payment on or after the Legal Final Payment Date of any Series 2020-1 Note of such Holder;

(ii)          modify any provision of this Supplement which specifies that such provision cannot be modified or waived without the consent of each Series 2020-1 Noteholder affected thereby;

(iii)          modify or alter this proviso;

(iv)          amend the definition of “Class A Asset Base” or “Series 2020-1 Asset Base” (provided, however, that an amendment to the Depreciation Policy in accordance with the terms of the Indenture shall not be deemed to constitute an amendment to the definition of “Class A Asset Base” or “Series 2020-1 Asset Base”), “Series 2020-1 Asset Allocation Percentage”, “Series 2020-1 Required Overcollateralization Percentage” or “Control Party” or to increase either the Class A Advance Rate or the Class B Advance Rate; or

(v)          permit the creation of any Lien ranking prior to, or on a parity with, the Lien in the Series-Specific Collateral for Series 2020-1 created pursuant to this Supplement or terminate the Lien in the Series-Specific Collateral for Series 2020-1 on any property at any time subject to the Lien in the Series-Specific Collateral for Series 2020-1 or deprive in any material respect the Series 2020-1 Noteholders of the security afforded by the Lien in the Series-Specific Collateral for Series 2020-1, except as otherwise permitted in this Supplement.

In addition, to the foregoing, any amendment to any of the Series 2020-1 Manager Defaults, the Series 2020-1 Management Fee or the Back-up Manager Events shall require the prior written consent of the Manager, the Performance Guarantor and the Sub-Manager.

(d)          The obligation of the Indenture Trustee to execute and deliver a waiver, modification or amendment with respect to this Supplement is subject to the satisfaction of all of the following conditions:

(i)            the Issuer shall have given the Indenture Trustee and the Manager not less than two days’ notice of such amendment and a copy of such proposed amendment, it being understood that the Indenture Trustee and the Manager from time to time may waive the right to receive such notice;

(ii)          such amendment either (A) will not result in a Trust Early Amortization Event or a Trust Event of Default or cause the Aggregate Required Asset Base to exceed the Aggregate Asset Base (in each case calculated after giving effect to such proposed amendment) or (B) in all other cases shall have been approved in accordance with the terms of the Indenture, and in either case the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate stating the foregoing;

(iii)          such other conditions as shall be specified in such amendment; and

(iv)          the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate that all of the conditions specified in clauses (i) through (iii) have been satisfied.

(e)          The provisions of Sections 401, 402 and 403 may be waived or amended in accordance with the provisions of such Sections.

(f)          Prior to the execution of any written instrument pursuant to this Section 705, the Issuer shall provide a written notice to the Rating Agency (if any) setting forth in general terms the substance of any such written instrument.

(g)          Promptly after the execution by the Issuer and the Indenture Trustee of any written instrument pursuant to this Section 705, the Indenture Trustee shall mail to the Series 2020-1 Noteholders and the Rating Agency (if any) a copy of the text of such written instrument.  Any failure of the Indenture Trustee to mail such copy, or any defect therein, shall not, however, in any way impair or affect the validity of any such written instrument.

(h)        (i)         Any amendment or waiver of any Series-Specific Early Amortization Event, Series-Specific Manager Default or Series-Specific Event of Default in accordance with this Section 705 shall be effective for purposes of all Series of Notes (and, similarly, any amendment or waiver of any Series-Specific Early Amortization Event for any other Series of Notes, Series-Specific Manager Default for any other Series of Notes or Series-Specific Event of Default for any other Series of Notes in accordance with the provisions of the related Supplement shall be effective for purposes of the Series 2020-1 Notes).

(ii)          Any amendment or waiver of any Trust Early Amortization Event, Trust Manager Default or Trust Event of Default in accordance with this Section 705 shall be effective as applied to Series 2020-1 only (and not for purposes of any other Series of Notes), unless similarly amended or waived in accordance with the Indenture or the related Supplement for any other Series of Notes.

Section 706.         Consent to Jurisdiction.  ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST THE ISSUER ARISING OUT OF OR RELATING TO THIS SUPPLEMENT, OR ANY TRANSACTION CONTEMPLATED HEREBY, MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, STATE OF NEW YORK AND THE ISSUER HEREBY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND, SOLELY FOR THE PURPOSES OF ENFORCING THIS SUPPLEMENT, THE ISSUER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

Section 707.       Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, AS AGAINST THE OTHER PARTIES HERETO, ANY RIGHTS IT MAY HAVE TO A JURY TRIAL IN RESPECT OF ANY CIVIL ACTION OR PROCEEDING (WHETHER ARISING IN CONTRACT OR TORT OR OTHERWISE), INCLUDING ANY COUNTERCLAIM, ARISING UNDER OR RELATING TO THIS SUPPLEMENT OR ANY OTHER SERIES 2020-1 RELATED DOCUMENT, INCLUDING IN RESPECT OF THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT HEREOF OR THEREOF.

Section 708.          Successors.  This Supplement shall inure to the benefit of and be binding upon the Issuer, the Indenture Trustee and, by its acceptance of any Series 2020-1 Note or any legal or beneficial interest therein, each Series 2020-1 Noteholder, and each of such Person’s successors and assigns.

Section 709.        Nonpetition Covenant.  Each Series 2020-1 Noteholder by its acquisition of a Series 2020-1 Note shall be deemed to covenant and agree that it will not institute against the Issuer any bankruptcy, reorganization, arrangement insolvency or liquidation Proceedings, or other Proceedings under any federal or state bankruptcy or similar law, at any time other than on a date which is at least one (1) year and one (1) day after the last date on which any Note of any Series was Outstanding.

Section 710.         Recourse Against the Issuer.  No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of the Issuer as contained in this Supplement or any other agreement, instrument or document entered into by the Issuer pursuant hereto or in connection herewith shall be had against any administrator of the Issuer or any incorporator, affiliate, shareholder, officer, employee, manager or director of the Issuer or of any such administrator, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of the Issuer contained in this Supplement and all of the other agreements, instruments and documents entered into by the Issuer pursuant hereto or in connection herewith are, in each case, solely the corporate obligations of the Issuer, and that no personal liability whatsoever shall attach to or be incurred by any administrator of the Issuer or any incorporator, shareholder, affiliate, officer, employee, manager or director of the Issuer or of any such administrator, as such, or any other of them, under or by reason of any of the obligations, covenants or agreements of the Issuer contained in this Supplement or in any other such instruments, documents or agreements, or which are implied therefrom, and that any and all personal liability of every such administrator of the Issuer and each incorporator, shareholder, affiliate, officer, employee, manager or director of the Issuer or of any such administrator, as such, or any of them, for breaches by the Issuer of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Supplement.  The provisions of this Section 710 shall survive the termination of this Supplement.

Section 711.          Reports, Financial Statements and Other Information to Series 2020-1 Noteholders.  The Indenture Trustee will make each monthly statement available to the Noteholders via the Indenture Trustee’s internet website at http://www.wilmingtontrustconnect.com.  For assistance with regard to this service, investors may call the Indenture Trustee’s corporate trust office at (866) 829-1928.  The Indenture Trustee will make available promptly upon receipt thereof to the Series 2020-1 Noteholders via the Indenture Trustee’s internet website at http://www.wilmingtontrustconnect.com the financial statements referred to in Section 8.2 of the Management Agreement, the Manager Report, the Asset Base Report, and the annual insurance confirmation; provided, that, as a condition to access to the Indenture Trustee’s website, the Indenture Trustee shall require each such Series 2020-1 Noteholder to execute the Indenture Trustee’s standard form documentation, and upon such execution, each such Series 2020-1 Noteholder shall be deemed to have certified to the Indenture Trustee it (i) is a Series 2020-1 Noteholder, (ii) understands that such items contain material nonpublic information (within the meaning of U.S. Federal Securities laws), (iii) is requesting the information solely for use in evaluating such party’s investment in the Series 2020-1 Notes and will keep such information strictly confidential (with such exceptions and restrictions to distribution of the information as are more fully set forth in the information request certification) and (iv) is not a Competitor.  Each time a Series 2020-1 Noteholder accesses the internet website, it will be deemed to have confirmed the representations and warranties made pursuant to the confirmation as of the date of such access.  The Indenture Trustee will provide the Issuer with copies of such information request certification.  The Indenture Trustee makes no representation or warranty as to the accuracy of such documents and assumes no responsibility.

Section 712.          Patriot Act.  The parties hereto acknowledge that in accordance with the Customer Identification Program (CIP) requirements under the USA PATRIOT Act and its implementing regulations, the Indenture Trustee in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Indenture Trustee.  Each party hereby agrees that it shall provide the Indenture Trustee with such information as the Indenture Trustee may request that will help Indenture Trustee to identify and verify each party’s identity, including without limitation each party’s name, physical address, tax identification number, organizational documents, certificate of good standing, license to do business, or other pertinent identifying information.

Section 713.          Definitive Notes.  To the extent that Definitive Notes are issued hereunder, each relevant Series 2020-1 Noteholder provide Noteholder Tax Identification Information (including, if requested, a transfer statement in accordance with Treasury Regulation section 1.6045A-1(a)(1)) requested by the Indenture Trustee to comply with its cost basis reporting obligations under the Code.  Each Noteholder or holder of an interest in a Note, by acceptance of such Series 2020-1 Note or such interest in such Series 2020-1 Note, will be deemed to have agreed to provide the Issuer and the Indenture Trustee with such Noteholder Tax Identification Information referred to in the preceding sentence as requested from time to time by the Issuer or the Indenture Trustee.

Section 714.          Noteholder Information.  Each Noteholder or holder of an interest in a Series 2020-1 Note, by acceptance of such Series 2020-1 Note or such interest in such Series 2020-1 Note, will be deemed to have agreed to provide the Issuer and the Indenture Trustee with such Noteholder Tax Identification Information as requested from time to time by the Issuer or the Indenture Trustee.  Each Noteholder or holder of an interest in a Series 2020-1 Note will be deemed to understand that each of the Issuer and the Indenture Trustee has the right to (i) withhold tax (including, without limitation, FATCA Withholding Tax) on interest and other applicable amounts under the Code (without any corresponding gross-up) payable with respect to each holder of a Series 2020-1 Note, or to any beneficial owner of an interest in a Series 2020-1 Note, that fails to comply with the foregoing requirements, fails to establish an exemption of such withholding or as otherwise required under the Code or other Applicable Law (including, for the avoidance of doubt, FATCA) and (ii) provide such information and documentation and any other information concerning its interest in the applicable Series 2020-1 Note to the IRS and any other relevant U.S. or foreign tax authority.  Upon request from the Indenture Trustee, the Issuer will provide such additional information that it may have to assist the Indenture Trustee in making any withholdings or informational reports.

[Signature pages follow]

IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Supplement to be duly executed and delivered by their respective officers all as of the day and year first above written.

CAL FUNDING IV LIMITED

By:	/s/ Timothy B. Page

Name:	Timothy B. Page

Title:	Chief Financial Officer

Series 2020-1 Supplement

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Indenture Trustee

By:	/s/ Jose Paredes

Name:	Jose Paredes

Title:	Assistant Vice President

Series 2020-1 Supplement

Acknowledged by:	CONTAINER APPLICATIONS LIMITED,
as Manager

By:	/s/ Timothy B. Page

Name:	Timothy B. Page

Title:	Chief Financial Officer

Acknowledged by:	CAI INTERNATIONAL INC.,
as Sub-Manager

By:	/s/ Timothy B. Page

Name:	Timothy B. Page

Title:	Interim President and Chief Executive Officer

Series 2020-1 Supplement

EXHIBIT A-1

FORM OF 144A BOOK-ENTRY NOTE

UNLESS THIS SERIES 2020-1 NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRANSFEROR OF SUCH NOTE (THE “TRANSFEROR”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SERIES 2020-1 NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR THE USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SERIES 2020-1 NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).  THE HOLDER HEREOF, BY PURCHASING THIS SERIES 2020-1 NOTE, AGREES THAT SUCH SERIES 2020-1 NOTE MAY BE RESOLD, PLEDGED OR TRANSFERRED ONLY IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND (1) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON THAT TAKES DELIVERY OF SUCH SERIES 2020-1 NOTE IN AN AMOUNT OF AT LEAST $250,000 AND THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT (OR FOR THE ACCOUNT OR ACCOUNTS OF A QUALIFIED INSTITUTIONAL BUYER) AND TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT WITH SUCH SERIES 2020-1 NOTE IN AN AMOUNT OF AT LEAST $250,000 OR (3) TO A PERSON (A) THAT IS AN INSTITUTIONAL “ACCREDITED INVESTOR,” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, IS TAKING DELIVERY OF SUCH SERIES 2020-1 NOTE IN AN AMOUNT OF AT LEAST $250,000 AND DELIVERS TO THE INDENTURE TRUSTEE A LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE INDENTURE OR (B) THAT IS TAKING DELIVERY OF SUCH SERIES 2020-1 NOTE IN AN AMOUNT OF AT LEAST $250,000 PURSUANT TO A TRANSACTION THAT IS OTHERWISE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND FROM ANY APPLICABLE STATE LAW SECURITIES REGISTRATION OR QUALIFICATION REQUIREMENTS, AS CONFIRMED IN AN OPINION OF COUNSEL ADDRESSED TO THE INDENTURE TRUSTEE AND THE ISSUER, WHICH COUNSEL AND OPINION ARE SATISFACTORY TO THE ISSUER AND THE INDENTURE TRUSTEE.

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EACH PURCHASER AND TRANSFEREE (AND ITS FIDUCIARY, IF APPLICABLE) OF A SERIES 2020-1 NOTE (OR INTEREST HEREIN) WILL BE DEEMED TO REPRESENT AND WARRANT THAT EITHER (I) IT IS NOT ACQUIRING AND WILL NOT HOLD THE SERIES 2020-1 NOTE WITH THE PLAN ASSETS OF AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), WHICH IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, A “PLAN” DESCRIBED IN AND SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” OF ANY OF THE FOREGOING BY REASON OF AN EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN SUCH ENTITY (EACH OF THE FOREGOING, A “BENEFIT PLAN”) OR ANY OTHER PLAN THAT IS SUBJECT TO A LAW THAT IS SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE OR (II) (A) THE SERIES 2020-1 NOTES ARE RATED INVESTMENT GRADE OR BETTER AND HAVE NOT BEEN CHARACTERIZED AS OTHER THAN INDEBTEDNESS FOR APPLICABLE LOCAL LAW PURPOSES AND (B) THE ACQUISITION, HOLDING AND DISPOSITION OF THE SERIES 2020-1 NOTE WILL NOT GIVE RISE TO A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA, SECTION 4975 OF THE CODE OR A VIOLATION OF ANY SIMILAR APPLICABLE LAW.

THIS SERIES 2020-1 NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

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CAL FUNDING IV LIMITED
FIXED RATE ASSET-BACKED NOTES, SERIES 2020-1, [CLASS A][CLASS B]

$[XX]	CUSIP No.: _____________
No. 1
_____________ ___, 20___

KNOW ALL PERSONS BY THESE PRESENTS that CAL Funding IV Limited, a company incorporated under the laws of Bermuda (the “Issuer”), for value received, hereby promises to pay to Cede & Co., or its registered assigns, at the principal corporate trust office of the Indenture Trustee named below, (i) the principal sum of up to XX.00 Dollars ($XX.00), which sum shall be payable on the dates and in the amounts set forth in the Indenture, dated as of September 9, 2020 (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Indenture”), and the Series 2020-1 Supplement, dated as of September 9, 2020 (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Series 2020-1 Supplement”), each between the Issuer and Wilmington Trust, National Association, as indenture trustee (the “Indenture Trustee”), and (ii) interest on the outstanding principal amount of this Series 2020-1 Note on the dates and in the amounts set forth in the Indenture and the Series 2020-1 Supplement.  Capitalized terms not otherwise defined herein will have the meaning set forth in the Indenture and the Series 2020-1 Supplement.

Payment of the principal of and interest on this Series 2020-1 Note shall be made in lawful money of the United States of America which at the time of payment is legal tender for payment of public and private debts.  The principal balance of, and interest on this Series 2020-1 Note is payable at the times and in the amounts set forth in the Indenture and the 2020-1 Supplement by wire transfer of immediately available funds to the account designated by the Holder of record on the immediately preceding Record Date.

This Series 2020-1 Note is one of the authorized Notes identified in the title hereto and issued in the aggregate principal amount of up to [  ] Dollars ($[  ]) pursuant to the Indenture and the Series 2020-1 Supplement.

The Notes shall be an obligation of the Issuer and shall be secured by the Collateral, all as defined in, and subject to limitations set forth in, the Indenture and the Series 2020-1 Supplement.

This Series 2020-1 Note is transferable as provided in the Indenture and the Series 2020-1 Supplement, subject to certain limitations therein contained, only upon the books for registration and transfer kept by the Indenture Trustee, and only upon surrender of this Series 2020-1 Note for transfer to the Indenture Trustee duly endorsed by, or accompanied by a written instrument of transfer in form reasonably satisfactory to the Indenture Trustee duly executed by, the registered Holder hereof or his attorney duly authorized in writing.  The Indenture Trustee or the Issuer may require payment by the Holder of a sum sufficient to cover any tax expense or other governmental charge payable in connection with any transfer or exchange of the Notes.

3

The Issuer, the Indenture Trustee and any other agent of the Issuer may treat the Person in whose name this Series 2020-1 Note is registered as the absolute owner hereof for all purposes, and neither the Issuer, the Indenture Trustee, nor any other such agent shall be affected by notice to the contrary.

The Notes are subject to Prepayment, at the times and subject to the conditions set forth in the Indenture and the Series 2020-1 Supplement.

If an Event of Default shall occur and be continuing, the principal of and accrued interest on this Series 2020-1 Note may be declared to be due and payable in the manner and with the effect provided in the Indenture and the Series 2020-1 Supplement.

The Indenture permits, with certain exceptions as therein provided, the issuance of supplemental indentures with the consent of the Requisite Global Majority, in certain specifically described instances.  Any consent given by the Requisite Global Majority shall be conclusive and binding upon the Holder of this Series 2020-1 Note and on all future holders of this Series 2020-1 Note and of any Note issued in lieu hereof whether or not notation of such consent is made upon this Series 2020-1 Note.  Supplements and amendments to the Indenture and the Series 2020-1 Supplement may be made only to the extent and in circumstances permitted by the Indenture and the Series 2020-1 Supplement.

The Holder of this Series 2020-1 Note shall have no right to enforce the provisions of the Indenture and the Series 2020-1 Supplement or to institute action to enforce the covenants, or to take any action with respect to a default under the Indenture and the Series 2020-1 Supplement, or to institute, appear in or defend any suit or other Proceedings with respect thereto, except as provided under certain circumstances described in the Indenture and the Series 2020-1 Supplement; provided, however, that nothing contained in the Indenture and the Series 2020-1 Supplement shall affect or impair any right of enforcement conferred on the Holder hereof to enforce any payment of the principal of and interest on this Series 2020-1 Note on or after the due date thereof; provided further, however, that by acceptance hereof the Holder is deemed to have covenanted and agreed that it will not institute against the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation Proceedings, or other Proceedings under any applicable bankruptcy or similar law, at any time other than at such time as permitted by Section 1310 of the Indenture and the Series 2020-1 Supplement.

Each Purchaser and Transferee (and its fiduciary, if applicable) of a Series 2020-1 Note (or interest therein) will be deemed to represent and warrant that either (I) It is not acquiring and will not hold the Series 2020-1 Note with the Plan assets of an “Employee Benefit Plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) which is subject to the provisions of Title I of ERISA, a “Plan” described in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), an entity whose underlying assets include “Plan Assets” of any of the foregoing by reason of an Employee Benefit Plan’s or Plan’s investment in such entity (each of the foregoing, a “Benefit Plan”) or any other plan that is subject to a law that is similar to Title I of ERISA or Section 4979 of the Code, or (II) (A) the Series 2020-1 Notes are rated investment grade or better and have not been characterized as other than indebtedness for applicable local law purposes and (B) the acquisition, holding and disposition of the Series 2020-1 Note will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or a violation of any similar applicable law.

4

Each Holder of a Series 2020-1 Note (i) agrees to treat this Series 2020-1 Note for United States federal, state and local income, single business and franchise tax purposes as indebtedness, (ii) agrees that the Series 2020-1 Note shall not have any interest in any Series Account of any other Series or Class and (iii) ratifies and confirms the terms of the Indenture and the other Series 2020-1 Related Documents.

This Series 2020-1 Note, and the rights and obligations of the parties hereunder, shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York without giving effect to the principles of conflict of laws thereof (other than Section 5-1401 of the New York General Obligations Law) that would permit or require the application of the law of any other jurisdiction.

All terms and provisions of the Indenture and the Series 2020-1 Supplement are herein incorporated by reference as if set forth herein in their entirety.  To the extent any provision of this Series 2020-1 Note conflicts or is inconsistent with the provisions of the Indenture or the Series 2020-1 Supplement, the provisions of the Indenture or Series 2020-1 Supplement, as applicable, shall govern and be controlling.

IT IS HEREBY CERTIFIED, RECITED AND DECLARED, that all acts, conditions and things required to exist, happen and be performed precedent to the execution and delivery of the Indenture and the Series 2020-1 Supplement and the issuance of this Series 2020-1 Note and the issue of which it is a part, do exist, have happened and have been timely performed in regular form and manner as required by law.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee by manual signature of one of its authorized officers, this Series 2020-1 Note shall not be entitled to any benefit under the Indenture and the Series 2020-1 Supplement, or be valid or obligatory for any purpose.

5

IN WITNESS WHEREOF, CAL FUNDING IV LIMITED has caused this Series 2020-1 Note to be duly executed by its duly authorized representative, on this 9th day of September 2020.

CAL FUNDING IV LIMITED

By:
Name:
Title:

This Series 2020-1 Note is one of the Notes described in the within-mentioned Indenture and the Series 2020-1 Supplement.

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Indenture Trustee

By:
Name:
Title:

EXHIBIT A-2

FORM OF REGULATION S TEMPORARY BOOK-ENTRY NOTE

UNLESS THIS SERIES 2020-1 NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRANSFEROR OF SUCH NOTE (THE “TRANSFEROR”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SERIES 2020-1 NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR THE USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SERIES 2020-1 NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).  THE HOLDER HEREOF, BY PURCHASING THIS SERIES 2020-1 NOTE, AGREES THAT SUCH SERIES 2020-1 NOTE MAY BE RESOLD, PLEDGED OR TRANSFERRED ONLY IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND (1) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON THAT TAKES DELIVERY OF SUCH SERIES 2020-1 NOTE IN AN AMOUNT OF AT LEAST $250,000 AND THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT (OR FOR THE ACCOUNT OR ACCOUNTS OF A QUALIFIED INSTITUTIONAL BUYER) AND TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT WITH SUCH SERIES 2020-1 NOTE IN AN AMOUNT OF AT LEAST $250,000 OR (3) TO A PERSON (A) THAT IS AN INSTITUTIONAL “ACCREDITED INVESTOR,” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, IS TAKING DELIVERY OF SUCH SERIES 2020-1 NOTE IN AN AMOUNT OF AT LEAST $250,000 AND DELIVERS TO THE INDENTURE TRUSTEE A LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT D TO THE INDENTURE OR (B) THAT IS TAKING DELIVERY OF SUCH SERIES 2020-1 NOTE IN AN AMOUNT OF AT LEAST $250,000 PURSUANT TO A TRANSACTION THAT IS OTHERWISE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND FROM ANY APPLICABLE STATE LAW SECURITIES REGISTRATION OR QUALIFICATION REQUIREMENTS, AS CONFIRMED IN AN OPINION OF COUNSEL ADDRESSED TO THE INDENTURE TRUSTEE AND THE ISSUER, WHICH COUNSEL AND OPINION ARE SATISFACTORY TO THE ISSUER AND THE INDENTURE TRUSTEE.

1

EACH PURCHASER AND TRANSFEREE (AND ITS FIDUCIARY, IF APPLICABLE) OF A SERIES 2020-1 NOTE (OR INTEREST HEREIN) WILL BE DEEMED TO REPRESENT AND WARRANT THAT EITHER (I) IT IS NOT ACQUIRING AND WILL NOT HOLD THE SERIES 2020-1 NOTE WITH THE PLAN ASSETS OF AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), WHICH IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, A “PLAN” DESCRIBED IN AND SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” OF ANY OF THE FOREGOING BY REASON OF AN EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN SUCH ENTITY (EACH OF THE FOREGOING, A “BENEFIT PLAN”) OR ANY OTHER PLAN THAT IS SUBJECT TO A LAW THAT IS SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE OR (II) (A) THE SERIES 2020-1 NOTES ARE RATED INVESTMENT GRADE OR BETTER AND HAVE NOT BEEN CHARACTERIZED AS OTHER THAN INDEBTEDNESS FOR APPLICABLE LOCAL LAW PURPOSES AND (B) THE ACQUISITION, HOLDING AND DISPOSITION OF THE SERIES 2020-1 NOTE WILL NOT GIVE RISE TO A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA, SECTION 4975 OF THE CODE OR A VIOLATION OF ANY SIMILAR APPLICABLE LAW.

EACH INVESTOR THAT IS A PERSON WHO IS NOT A U.S. PERSON AND TO WHOM THE OFFER AND SALE OF THE SERIES 2020-1 NOTES MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S (“PERMITTED NON-U.S. PERSON”) UNDERSTANDS THAT THE SERIES 2020-1 NOTES HAVE NOT AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT, THAT ANY OFFERS, SALES OR DELIVERIES OF THE SERIES 2020-1 NOTES PURCHASED BY IT IN THE UNITED STATES OR TO U.S. PERSONS PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (I) THE COMMENCEMENT OF THE DISTRIBUTION OF THE SERIES 2020-1 NOTES AND (II) THE CLOSING DATE, MAY CONSTITUTE A VIOLATION OF UNITED STATES LAW, AND THAT DISTRIBUTIONS OF PRINCIPAL AND INTEREST WILL BE MADE IN RESPECT OF SUCH SERIES 2020-1 NOTES ONLY FOLLOWING THE DELIVERY BY THE HOLDER OF A CERTIFICATION OF NON-U.S. BENEFICIAL OWNERSHIP OR THE EXCHANGE OF BENEFICIAL INTEREST IN REGULATION S TEMPORARY BOOK-ENTRY NOTES FOR BENEFICIAL INTERESTS IN THE RELATED UNRESTRICTED BOOK-ENTRY NOTES (WHICH IN EACH CASE WILL ITSELF REQUIRE A CERTIFICATION OF NON-U.S. BENEFICIAL OWNERSHIP), AT THE TIMES AND IN THE MANNER SET FORTH IN THE INDENTURE AND THE SUPPLEMENT.

2

THIS SERIES 2020-1 NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (I) THE COMPLETION OF THE DISTRIBUTION OF THE SERIES 2020-1 NOTES AND (II) THE CLOSING DATE, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS SERIES 2020-1 NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

3

CAL FUNDING IV LIMITED
FIXED RATE ASSET-BACKED NOTES, SERIES 2020-1, [CLASS A][CLASS B]

$[XX]	CUSIP No.: _____________
No. 1
_____________ ___, 20___

KNOW ALL PERSONS BY THESE PRESENTS that CAL Funding IV Limited, a company incorporated under the laws of Bermuda (the “Issuer”), for value received, hereby promises to pay to Cede & Co., or its registered assigns, at the principal corporate trust office of the Indenture Trustee named below, (i) the principal sum of up to XX Dollars ($XX.00), which sum shall be payable on the dates and in the amounts set forth in the Indenture, dated as of September 9, 2020 (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Indenture”), and the Series 2020-1 Supplement, dated as of September 9, 2020 (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Series 2020-1 Supplement”), each between the Issuer and Wilmington Trust, National Association, as indenture trustee (the “Indenture Trustee”), and (ii) interest on the outstanding principal amount of this Series 2020-1 Note on the dates and in the amounts set forth in the Indenture and the Series 2020-1 Supplement.  Capitalized terms not otherwise defined herein will have the meaning set forth in the Indenture and the Series 2020-1 Supplement.

Payment of the principal of and interest on this Series 2020-1 Note shall be made in lawful money of the United States of America which at the time of payment is legal tender for payment of public and private debts.  The principal balance of, and interest on this Series 2020-1 Note is payable at the times and in the amounts set forth in the Indenture and the 2020-2 Supplement by wire transfer of immediately available funds to the account designated by the Holder of record on the immediately preceding Record Date.

This Series 2020-1 Note is one of the authorized Notes identified in the title hereto and issued in the aggregate principal amount of up to [  ] Dollars ($[  ]) pursuant to the Indenture and the Series 2020-1 Supplement.

The Notes shall be an obligation of the Issuer and shall be secured by the Collateral, all as defined in, and subject to limitations set forth in, the Indenture and the Series 2020-1 Supplement.

This Series 2020-1 Note is transferable as provided in the Indenture and the Series 2020-1 Supplement, subject to certain limitations therein contained, only upon the books for registration and transfer kept by the Indenture Trustee, and only upon surrender of this Series 2020-1 Note for transfer to the Indenture Trustee duly endorsed by, or accompanied by a written instrument of transfer in form reasonably satisfactory to the Indenture Trustee duly executed by, the registered Holder hereof or his attorney duly authorized in writing.  The Indenture Trustee or the Issuer may require payment by the Holder of a sum sufficient to cover any tax expense or other governmental charge payable in connection with any transfer or exchange of the Notes.

4

The Issuer, the Indenture Trustee and any other agent of the Issuer may treat the Person in whose name this Series 2020-1 Note is registered as the absolute owner hereof for all purposes, and neither the Issuer, the Indenture Trustee, nor any other such agent shall be affected by notice to the contrary.

The Notes are subject to Prepayment, at the times and subject to the conditions set forth in the Indenture and the Series 2020-1 Supplement.

If an Event of Default shall occur and be continuing, the principal of and accrued interest on this Series 2020-1 Note may be declared to be due and payable in the manner and with the effect provided in the Indenture and the Series 2020-1 Supplement.

The Indenture permits, with certain exceptions as therein provided, the issuance of supplemental indentures with the consent of the Requisite Global Majority, in certain specifically described instances.  Any consent given by the Requisite Global Majority shall be conclusive and binding upon the Holder of this Series 2020-1 Note and on all future holders of this Series 2020-1 Note and of any Note issued in lieu hereof whether or not notation of such consent is made upon this Series 2020-1 Note.  Supplements and amendments to the Indenture and the Series 2020-1 Supplement may be made only to the extent and in circumstances permitted by the Indenture and the Series 2020-1 Supplement.

The Holder of this Series 2020-1 Note shall have no right to enforce the provisions of the Indenture and the Series 2020-1 Supplement or to institute action to enforce the covenants, or to take any action with respect to a default under the Indenture and the Series 2020-1 Supplement, or to institute, appear in or defend any suit or other Proceedings with respect thereto, except as provided under certain circumstances described in the Indenture and the Series 2020-1 Supplement; provided, however, that nothing contained in the Indenture and the Series 2020-1 Supplement shall affect or impair any right of enforcement conferred on the Holder hereof to enforce any payment of the principal of and interest on this Series 2020-1 Note on or after the due date thereof; provided further, however, that by acceptance hereof the Holder is deemed to have covenanted and agreed that it will not institute against the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation Proceedings, or other Proceedings under any applicable bankruptcy or similar law, at any time other than at such time as permitted by Section 1311 of the Indenture and the Series 2020-1 Supplement.

Each purchaser and transferee of a Series 2020-1 Note will be deemed to represent and warrant that either (i) it is not acquiring and will not hold the Series 2020-1 Note with the plan assets of an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which is subject to the provisions of Title I of ERISA, a “plan” described in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), an entity whose underlying assets include “plan assets” of any of the foregoing by reason of an employee benefit plan’s or plan’s investment in such entity (each of the foregoing, a “Plan”), or any other plan that is subject to a law that is similar to Title I of ERISA or Section 4975 of the Code or (ii) (a) the Series 2020-1 Notes are rated investment grade or better and have not been characterized as other than indebtedness for applicable local law purposes and (b) the acquisition, holding and disposition of the Series 2020-1 Note will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or a violation of any similar applicable law.

5

Each Holder of a Series 2020-1 Note (i) agrees to treat this Series 2020-1 Note for United States federal, state and local income, single business and franchise tax purposes as indebtedness, (ii) agrees that the Series 2020-1 Note shall not have any interest in any Series Account of any other Series or Class and (iii) ratifies and confirms the terms of the Indenture and the other Series 2020-1 Related Documents.

This Series 2020-1 Note, and the rights and obligations of the parties hereunder, shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York without giving effect to the principles of conflict of laws thereof (other than Section 5-1401 of the New York General Obligations Law) that would permit or require the application of the law of any other jurisdiction.

All terms and provisions of the Indenture and the Series 2020-1 Supplement are herein incorporated by reference as if set forth herein in their entirety.  To the extent any provision of this Series 2020-1 Note conflicts or is inconsistent with the provisions of the Indenture or the Series 2020-1 Supplement, the provisions of the Indenture or Series 2020-1 Supplement, as applicable, shall govern and be controlling.

IT IS HEREBY CERTIFIED, RECITED AND DECLARED, that all acts, conditions and things required to exist, happen and be performed precedent to the execution and delivery of the Indenture and the Series 2020-1 Supplement and the issuance of this Series 2020-1 Note and the issue of which it is a part, do exist, have happened and have been timely performed in regular form and manner as required by law.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee by manual signature of one of its authorized officers, this Series 2020-1 Note shall not be entitled to any benefit under the Indenture and the Series 2020-1 Supplement, or be valid or obligatory for any purpose.

6

IN WITNESS WHEREOF, CAL FUNDING IV LIMITED has caused this Series 2020-1 Note to be duly executed by its duly authorized representative, on this 9th day of September 2020.

CAL FUNDING IV LIMITED

By:
Name:
Title:

This Series 2020-1 Note is one of the Notes described in the within-mentioned Indenture and the Series 2020-1 Supplement.

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Indenture Trustee

By:
Name:
Title:

EXHIBIT A-3

FORM OF UNRESTRICTED BOOK-ENTRY NOTE

UNLESS THIS SERIES 2020-1 NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRANSFEROR OF SUCH NOTE (THE “TRANSFEROR”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SERIES 2020-1 NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR THE USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SERIES 2020-1 NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).  THE HOLDER HEREOF, BY PURCHASING THIS SERIES 2020-1 NOTE, AGREES THAT SUCH SERIES 2020-1 NOTE MAY BE RESOLD, PLEDGED OR TRANSFERRED ONLY IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND (1) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON THAT TAKES DELIVERY OF SUCH SERIES 2020-1 NOTE IN AN AMOUNT OF AT LEAST $250,000 AND THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT (OR FOR THE ACCOUNT OR ACCOUNTS OF A QUALIFIED INSTITUTIONAL BUYER) AND TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT WITH SUCH SERIES 2020-1 NOTE IN AN AMOUNT OF AT LEAST $250,000 OR (3) TO A PERSON (A) THAT IS AN INSTITUTIONAL “ACCREDITED INVESTOR,” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, IS TAKING DELIVERY OF SUCH SERIES 2020-1 NOTE IN AN AMOUNT OF AT LEAST $250,000 AND DELIVERS TO THE INDENTURE TRUSTEE A LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT D TO THE INDENTURE OR (B) THAT IS TAKING DELIVERY OF SUCH SERIES 2020-1 NOTE IN AN AMOUNT OF AT LEAST $250,000 PURSUANT TO A TRANSACTION THAT IS OTHERWISE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND FROM ANY APPLICABLE STATE LAW SECURITIES REGISTRATION OR QUALIFICATION REQUIREMENTS, AS CONFIRMED IN AN OPINION OF COUNSEL ADDRESSED TO THE INDENTURE TRUSTEE AND THE ISSUER, WHICH COUNSEL AND OPINION ARE SATISFACTORY TO THE ISSUER AND THE INDENTURE TRUSTEE.

1

EACH PURCHASER AND TRANSFEREE (AND ITS FIDUCIARY, IF APPLICABLE) OF A SERIES 2020-1 NOTE (OR INTEREST HEREIN) WILL BE DEEMED TO REPRESENT AND WARRANT THAT EITHER (I) IT IS NOT ACQUIRING AND WILL NOT HOLD THE SERIES 2020-1 NOTE WITH THE PLAN ASSETS OF AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), WHICH IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, A “PLAN” DESCRIBED IN AND SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” OF ANY OF THE FOREGOING BY REASON OF AN EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN SUCH ENTITY (EACH OF THE FOREGOING, A “BENEFIT PLAN”) OR ANY OTHER PLAN THAT IS SUBJECT TO A LAW THAT IS SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE OR (II) (A) THE SERIES 2020-1 NOTES ARE RATED INVESTMENT GRADE OR BETTER AND HAVE NOT BEEN CHARACTERIZED AS OTHER THAN INDEBTEDNESS FOR APPLICABLE LOCAL LAW PURPOSES AND (B) THE ACQUISITION, HOLDING AND DISPOSITION OF THE SERIES 2020-1 NOTE WILL NOT GIVE RISE TO A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA, SECTION 4975 OF THE CODE OR A VIOLATION OF ANY SIMILAR APPLICABLE LAW.

EACH INVESTOR THAT IS A PERSON WHO IS NOT A U.S. PERSON AND TO WHOM THE OFFER AND SALE OF THE SERIES 2020-1 NOTES MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S (“PERMITTED NON-U.S. PERSON”) UNDERSTANDS THAT THE SERIES 2020-1 NOTES HAVE NOT AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT, THAT ANY OFFERS, SALES OR DELIVERIES OF THE SERIES 2020-1 NOTES PURCHASED BY IT IN THE UNITED STATES OR TO U.S. PERSONS PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (I) THE COMMENCEMENT OF THE DISTRIBUTION OF THE SERIES 2020-1 NOTES AND (II) THE CLOSING DATE, MAY CONSTITUTE A VIOLATION OF UNITED STATES LAW, AND THAT DISTRIBUTIONS OF PRINCIPAL AND INTEREST WILL BE MADE IN RESPECT OF SUCH SERIES 2020-1 NOTES ONLY FOLLOWING THE DELIVERY BY THE HOLDER OF A CERTIFICATION OF NON-U.S. BENEFICIAL OWNERSHIP OR THE EXCHANGE OF BENEFICIAL INTEREST IN REGULATION S TEMPORARY BOOK-ENTRY NOTES FOR BENEFICIAL INTERESTS IN THE RELATED UNRESTRICTED BOOK-ENTRY NOTES (WHICH IN EACH CASE WILL ITSELF REQUIRE A CERTIFICATION OF NON-U.S. BENEFICIAL OWNERSHIP), AT THE TIMES AND IN THE MANNER SET FORTH IN THE INDENTURE AND THE SUPPLEMENT.

THIS SERIES 2020-1 NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (I) THE COMPLETION OF THE DISTRIBUTION OF THE SERIES 2020-1 NOTES AND (II) THE CLOSING DATE, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS SERIES 2020-1 NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

2

CAL FUNDING IV LIMITED
FIXED RATE ASSET-BACKED NOTES, SERIES 2020-1, [CLASS A][CLASS B]

$[XX]	CUSIP No.: _____________
No. 1
_____________ ___, 20___

KNOW ALL PERSONS BY THESE PRESENTS that CAL Funding IV Limited, a company incorporated under the laws of Bermuda (the “Issuer”), for value received, hereby promises to pay to Cede & Co., or its registered assigns, at the principal corporate trust office of the Indenture Trustee named below, (i) the principal sum of up to XX ($XX.00), which sum shall be payable on the dates and in the amounts set forth in the Indenture, dated as of September 9, 2020 (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Indenture”), and the Series 2020-1 Supplement, dated as of September 9, 2020 (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Series 2020-1 Supplement”), each between the Issuer and Wilmington Trust, National Association, as indenture trustee (the “Indenture Trustee”), and (ii) interest on the outstanding principal amount of this Series 2020-1 Note on the dates and in the amounts set forth in the Indenture and the Series 2020-1 Supplement.  Capitalized terms not otherwise defined herein will have the meaning set forth in the Indenture and the Series 2020-1 Supplement.

Payment of the principal of and interest on this Series 2020-1 Note shall be made in lawful money of the United States of America which at the time of payment is legal tender for payment of public and private debts.  The principal balance of, and interest on this Series 2020-1 Note is payable at the times and in the amounts set forth in the Indenture and the 2020-1 Supplement by wire transfer of immediately available funds to the account designated by the Holder of record on the immediately preceding Record Date.

This Series 2020-1 Note is one of the authorized Notes identified in the title hereto and issued in the aggregate principal amount of up to [  ] Dollars ($[  ]) pursuant to the Indenture and the Series 2020-1 Supplement.

The Notes shall be an obligation of the Issuer and shall be secured by the Collateral, all as defined in, and subject to limitations set forth in, the Indenture and the Series 2020-1 Supplement.

This Series 2020-1 Note is transferable as provided in the Indenture and the Series 2020-1 Supplement, subject to certain limitations therein contained, only upon the books for registration and transfer kept by the Indenture Trustee, and only upon surrender of this Series 2020-1 Note for transfer to the Indenture Trustee duly endorsed by, or accompanied by a written instrument of transfer in form reasonably satisfactory to the Indenture Trustee duly executed by, the registered Holder hereof or his attorney duly authorized in writing.  The Indenture Trustee or the Issuer may require payment by the Holder of a sum sufficient to cover any tax expense or other governmental charge payable in connection with any transfer or exchange of the Notes.

3

The Issuer, the Indenture Trustee and any other agent of the Issuer may treat the Person in whose name this Series 2020-1 Note is registered as the absolute owner hereof for all purposes, and neither the Issuer, the Indenture Trustee, nor any other such agent shall be affected by notice to the contrary.

The Notes are subject to Prepayment, at the times and subject to the conditions set forth in the Indenture and the Series 2020-1 Supplement.

If an Event of Default shall occur and be continuing, the principal of and accrued interest on this Series 2020-1 Note may be declared to be due and payable in the manner and with the effect provided in the Indenture and the Series 2020-1 Supplement.

The Indenture permits, with certain exceptions as therein provided, the issuance of supplemental indentures with the consent of the Requisite Global Majority, in certain specifically described instances.  Any consent given by the Requisite Global Majority shall be conclusive and binding upon the Holder of this Series 2020-1 Note and on all future holders of this Series 2020-1 Note and of any Note issued in lieu hereof whether or not notation of such consent is made upon this Series 2020-1 Note.  Supplements and amendments to the Indenture and the Series 2020-1 Supplement may be made only to the extent and in circumstances permitted by the Indenture and the Series 2020-1 Supplement.

The Holder of this Series 2020-1 Note shall have no right to enforce the provisions of the Indenture and the Series 2020-1 Supplement or to institute action to enforce the covenants, or to take any action with respect to a default under the Indenture and the Series 2020-1 Supplement, or to institute, appear in or defend any suit or other Proceedings with respect thereto, except as provided under certain circumstances described in the Indenture and the Series 2020-1 Supplement; provided, however, that nothing contained in the Indenture and the Series 2020-1 Supplement shall affect or impair any right of enforcement conferred on the Holder hereof to enforce any payment of the principal of and interest on this Series 2020-1 Note on or after the due date thereof; provided further, however, that by acceptance hereof the Holder is deemed to have covenanted and agreed that it will not institute against the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation Proceedings, or other Proceedings under any applicable bankruptcy or similar law, at any time other than at such time as permitted by Section 1310 of the Indenture and the Series 2020-1 Supplement.

Each purchaser and transferee of a Series 2020-1 Note will be deemed to represent and warrant that either (i) it is not acquiring and will not hold the Series 2020-1 Note with the plan assets of an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which is subject to the provisions of Title I of ERISA, a “plan” described in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), an entity whose underlying assets include “plan assets” of any of the foregoing by reason of an employee benefit plan’s or plan’s investment in such entity (each of the foregoing, a “Plan”), or any other plan that is subject to a law that is similar to Title I of ERISA or Section 4975 of the Code or (ii) (a) the Series 2020-1 Notes are rated investment grade or better and have not been characterized as other than indebtedness for applicable local law purposes and (b) the acquisition, holding and disposition of the Series 2020-1 Note will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or a violation of any similar applicable law.

4

Each Holder of a Series 2020-1 Note (i) agrees to treat this Series 2020-1 Note for United States federal, state and local income, single business and franchise tax purposes as indebtedness, (ii) agrees that the Series 2020-1 Note shall not have any interest in any Series Account of any other Series or Class and (iii) ratifies and confirms the terms of the Indenture and the other Series 2020-1 Related Documents.

This Series 2020-1 Note, and the rights and obligations of the parties hereunder, shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York without giving effect to the principles of conflict of laws thereof (other than Section 5-1401 of the New York General Obligations Law) that would permit or require the application of the law of any other jurisdiction.

All terms and provisions of the Indenture and the Series 2020-1 Supplement are herein incorporated by reference as if set forth herein in their entirety.  To the extent any provision of this Series 2020-1 Note conflicts or is inconsistent with the provisions of the Indenture or the Series 2020-1 Supplement, the provisions of the Indenture or Series 2020-1 Supplement, as applicable, shall govern and be controlling.

IT IS HEREBY CERTIFIED, RECITED AND DECLARED, that all acts, conditions and things required to exist, happen and be performed precedent to the execution and delivery of the Indenture and the Series 2020-1 Supplement and the issuance of this Series 2020-1 Note and the issue of which it is a part, do exist, have happened and have been timely performed in regular form and manner as required by law.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee by manual signature of one of its authorized officers, this Series 2020-1 Note shall not be entitled to any benefit under the Indenture and the Series 2020-1 Supplement, or be valid or obligatory for any purpose.

5

IN WITNESS WHEREOF, CAL FUNDING IV LIMITED has caused this Series 2020-1 Note to be duly executed by its duly authorized representative, on this 9th day of September 2020.

CAL FUNDING IV LIMITED

By:
Name:
Title:

This Series 2020-1 Note is one of the Notes described in the within-mentioned Indenture and the Series 2020-1 Supplement.

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Indenture Trustee

By:
Name:
Title:

EXHIBIT A-4

FORM OF SERIES 2020-1 NOTE ISSUED TO INSTITUTIONAL ACCREDITED INVESTORS

THIS SERIES 2020-1 NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).  THE HOLDER HEREOF, BY PURCHASING THIS SERIES 2020-1 NOTE, AGREES THAT SUCH SERIES 2020-1 NOTE MAY BE RESOLD, PLEDGED OR TRANSFERRED ONLY IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND (1) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON THAT TAKES DELIVERY OF SUCH SERIES 2020-1 NOTE IN AN AMOUNT OF AT LEAST $250,000 AND THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT (OR FOR THE ACCOUNT OR ACCOUNTS OF A QUALIFIED INSTITUTIONAL BUYER) AND TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT WITH SUCH SERIES 2020-1 NOTE IN AN AMOUNT OF AT LEAST $250,000 OR (3) TO A PERSON (A) THAT IS AN INSTITUTIONAL “ACCREDITED INVESTOR,” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, IS TAKING DELIVERY OF SUCH SERIES 2020-1 NOTE IN AN AMOUNT OF AT LEAST $250,000 AND DELIVERS TO THE INDENTURE TRUSTEE A LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE INDENTURE OR (B) THAT IS TAKING DELIVERY OF SUCH SERIES 2020-1 NOTE IN AN AMOUNT OF AT LEAST $250,000 PURSUANT TO A TRANSACTION THAT IS OTHERWISE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND FROM ANY APPLICABLE STATE LAW SECURITIES REGISTRATION OR QUALIFICATION REQUIREMENTS, AS CONFIRMED IN AN OPINION OF COUNSEL ADDRESSED TO THE INDENTURE TRUSTEE AND THE ISSUER, WHICH COUNSEL AND OPINION ARE SATISFACTORY TO THE ISSUER AND THE INDENTURE TRUSTEE.

EACH PURCHASER AND TRANSFEREE (AND ITS FIDUCIARY, IF APPLICABLE) OF A SERIES 2020-1 NOTE (OR INTEREST HEREIN) WILL BE DEEMED TO REPRESENT AND WARRANT THAT EITHER (I) IT IS NOT ACQUIRING AND WILL NOT HOLD THE SERIES 2020-1 NOTE WITH THE PLAN ASSETS OF AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), WHICH IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, A “PLAN” DESCRIBED IN AND SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” OF ANY OF THE FOREGOING BY REASON OF AN EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN SUCH ENTITY (EACH OF THE FOREGOING, A “BENEFIT PLAN”) OR ANY OTHER PLAN THAT IS SUBJECT TO A LAW THAT IS SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE OR (II) (A) THE SERIES 2020-1 NOTES ARE RATED INVESTMENT GRADE OR BETTER AND HAVE NOT BEEN CHARACTERIZED AS OTHER THAN INDEBTEDNESS FOR APPLICABLE LOCAL LAW PURPOSES AND (B) THE ACQUISITION, HOLDING AND DISPOSITION OF THE SERIES 2020-1 NOTE WILL NOT GIVE RISE TO A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA, SECTION 4975 OF THE CODE OR A VIOLATION OF ANY SIMILAR APPLICABLE LAW.

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THIS SERIES 2020-1 NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

OWING TO THE PROVISIONS FOR THE PAYMENT OF PRINCIPAL CONTAINED HEREIN, THE OUTSTANDING SERIES 2020-1 NOTE PRINCIPAL BALANCE OF THIS SERIES 2020-1 NOTE MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.  ANYONE PURCHASING THIS SERIES 2020-1 NOTE SHOULD CONFIRM THE OUTSTANDING SERIES 2020-1 NOTE PRINCIPAL BALANCE HEREOF BY INQUIRY TO THE INDENTURE TRUSTEE.

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CAL FUNDING IV LIMITED
FIXED RATE ASSET-BACKED NOTES, SERIES 2020-1, [CLASS A][CLASS B]

$XX	CUSIP No.: _____________
No. 1
_____________ ___, 20___

KNOW ALL PERSONS BY THESE PRESENTS that CAL Funding IV Limited, a company incorporated under the laws of Bermuda (the “Issuer”), for value received, hereby promises to pay to Cede & Co., or its registered assigns, at the principal corporate trust office of the Indenture Trustee named below, (i) the principal sum of up to XX Dollars ($XX.00), which sum shall be payable on the dates and in the amounts set forth in the Indenture, dated as of September 9, 2020 (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Indenture”), and the Series 2020-1 Supplement, dated as of September 9, 2020 (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Series 2020-1 Supplement”), each between the Issuer and Wilmington Trust, National Association, as indenture trustee (the “Indenture Trustee”), and (ii) interest on the outstanding principal amount of this Series 2020-1 Note on the dates and in the amounts set forth in the Indenture and the Series 2020-1 Supplement.  Capitalized terms not otherwise defined herein will have the meaning set forth in the Indenture and the Series 2020-1 Supplement.

Payment of the principal of and interest on this Series 2020-1 Note shall be made in lawful money of the United States of America which at the time of payment is legal tender for payment of public and private debts.  The principal balance of, and interest on this Series 2020-1 Note is payable at the times and in the amounts set forth in the Indenture and the 2020-2 Supplement by wire transfer of immediately available funds to the account designated by the Holder of record on the immediately preceding Record Date.

All borrowings evidenced by this Series 2020-1 Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the Holder hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof that shall be attached hereto and made a part hereof, or otherwise recorded by that Holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such a notation shall not in any manner affect the obligation of the Issuer to make payments of principal and interest in accordance with the terms of this Series 2020-1 Note and the Indenture and the Series 2020-1 Supplement.

The final payment on any Definitive Note shall be made only upon presentation and surrender of the Note at the Corporate Trust Office of the Indenture Trustee.

This Series 2020-1 Note is one of the authorized Notes identified in the title hereto and issued in the aggregate principal amount of up to [  ] Dollars ($[  ]) pursuant to the Indenture and the Series 2020-1 Supplement.

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The Notes shall be an obligation of the Issuer and shall be secured by the Collateral, all as defined in, and subject to limitations set forth in, the Indenture and the Series 2020-1 Supplement.

This Series 2020-1 Note is transferable as provided in the Indenture and the Series 2020-1 Supplement, subject to certain limitations therein contained, only upon the books for registration and transfer kept by the Indenture Trustee, and only upon surrender of this Series 2020-1 Note for transfer to the Indenture Trustee duly endorsed by, or accompanied by a written instrument of transfer in form reasonably satisfactory to the Indenture Trustee duly executed by, the registered Holder hereof or his attorney duly authorized in writing.  The Indenture Trustee or the Issuer may require payment by the Holder of a sum sufficient to cover any tax expense or other governmental charge payable in connection with any transfer or exchange of the Notes.

The Issuer, the Indenture Trustee and any other agent of the Issuer may treat the Person in whose name this Series 2020-1 Note is registered as the absolute owner hereof for all purposes, and neither the Issuer, the Indenture Trustee, nor any other such agent shall be affected by notice to the contrary.

The Notes are subject to Prepayment, at the times and subject to the conditions set forth in the Indenture and the Series 2020-1 Supplement.

If an Event of Default shall occur and be continuing, the principal of and accrued interest on this Series 2020-1 Note may be declared to be due and payable in the manner and with the effect provided in the Indenture and the Series 2020-1 Supplement.

The Indenture permits, with certain exceptions as therein provided, the issuance of supplemental indentures with the consent of the Requisite Global Majority, in certain specifically described instances.  Any consent given by the Requisite Global Majority shall be conclusive and binding upon the Holder of this Series 2020-1 Note and on all future holders of this Series 2020-1 Note and of any Note issued in lieu hereof whether or not notation of such consent is made upon this Series 2020-1 Note.  Supplements and amendments to the Indenture and the Series 2020-1 Supplement may be made only to the extent and in circumstances permitted by the Indenture and the Series 2020-1 Supplement.

The Holder of this Series 2020-1 Note shall have no right to enforce the provisions of the Indenture and the Series 2020-1 Supplement or to institute action to enforce the covenants, or to take any action with respect to a default under the Indenture and the Series 2020-1 Supplement, or to institute, appear in or defend any suit or other Proceedings with respect thereto, except as provided under certain circumstances described in the Indenture and the Series 2020-1 Supplement; provided, however, that nothing contained in the Indenture and the Series 2020-1 Supplement shall affect or impair any right of enforcement conferred on the Holder hereof to enforce any payment of the principal of and interest on this Series 2020-1 Note on or after the due date thereof; provided further, however, that by acceptance hereof the Holder is deemed to have covenanted and agreed that it will not institute against the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation Proceedings, or other Proceedings under any applicable bankruptcy or similar law, at any time other than at such time as permitted by Section 1310 of the Indenture and the Series 2020-1 Supplement.

4

Each purchaser and transferee of a Series 2020-1 Note will be deemed to represent and warrant that either (i) it is not acquiring and will not hold the Series 2020-1 Note with the plan assets of an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which is subject to the provisions of Title I of ERISA, a “plan” described in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), an entity whose underlying assets include “plan assets” of any of the foregoing by reason of an employee benefit plan’s or plan’s investment in such entity (each of the foregoing, a “Plan”), or any other plan that is subject to a law that is similar to Title I of ERISA or Section 4975 of the Code or (ii) (a) the Series 2020-1 Notes are rated investment grade or better and have not been characterized as other than indebtedness for applicable local law purposes and (b) the acquisition, holding and disposition of the Series 2020-1 Note will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or a violation of any similar applicable law.

Each Holder of a Series 2020-1 Note (i) agrees to treat this Series 2020-1 Note for United States federal, state and local income, single business and franchise tax purposes as indebtedness, (ii) agrees that the Series 2020-1 Note shall not have any interest in any Series Account of any other Series or Class and (iii) ratifies and confirms the terms of the Indenture and the other Series 2020-1 Related Documents.

This Series 2020-1 Note, and the rights and obligations of the parties hereunder, shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York without giving effect to the principles of conflict of laws thereof (other than Section 5-1401 of the New York General Obligations Law) that would permit or require the application of the law of any other jurisdiction.

All terms and provisions of the Indenture and the Series 2020-1 Supplement are herein incorporated by reference as if set forth herein in their entirety.  To the extent any provision of this Series 2020-1 Note conflicts or is inconsistent with the provisions of the Indenture or the Series 2020-1 Supplement, the provisions of the Indenture or Series 2020-1 Supplement, as applicable, shall govern and be controlling.

IT IS HEREBY CERTIFIED, RECITED AND DECLARED, that all acts, conditions and things required to exist, happen and be performed precedent to the execution and delivery of the Indenture and the Series 2020-1 Supplement and the issuance of this Series 2020-1 Note and the issue of which it is a part, do exist, have happened and have been timely performed in regular form and manner as required by law.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee by manual signature of one of its authorized officers, this Series 2020-1 Note shall not be entitled to any benefit under the Indenture and the Series 2020-1 Supplement, or be valid or obligatory for any purpose.

5

IN WITNESS WHEREOF, CAL FUNDING IV LIMITED has caused this Series 2020-1 Note to be duly executed by its duly authorized representative, on this 9th day of September 2020.

CAL FUNDING IV LIMITED

By:
Name:
Title:

This Series 2020-1 Note is one of the Notes described in the within-mentioned Indenture and the Series 2020-1 Supplement.

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Indenture Trustee

By:
Name:
Title:

EXHIBIT B

FORM OF
CERTIFICATE TO BE GIVEN BY SERIES 2020-1 NOTEHOLDER

[Euroclear Bank S.A./N.V., as operator
of the Euroclear Clearance System
1 Boulevard du Roi Albert II
B‑1210 Brussels, Belgium]

[Clearstream Banking, société anonyme
67 Boulevard Grand‑Duchesse Charlotte
L‑1331 Luxembourg]

Re:
Fixed Rate Asset-Backed Notes, Series 2020-1, [Class A][Class B] (the “Series 2020-1 Notes”) issued pursuant to the Supplement, dated as of September 9, 2020, between CAL Funding IV Limited (the “Issuer”) and Wilmington Trust, National Association (the “Indenture Trustee”) to the Indenture, dated as of September 9, 2020, between the Issuer and the Indenture Trustee.

This is to certify that as of the date hereof, and except as set forth below, the beneficial interest in the Series 2020-1 Notes held by you for our account is owned by Persons that are not U.S. Persons (as defined in Rule 902 under the Securities Act of 1933, as amended).

The undersigned undertakes to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Series 2020-1 Notes held by you in which the undersigned has acquired, or intends to acquire, a beneficial interest in accordance with your operating procedures if any applicable statement herein is not correct on such date.  In the absence of any such notification, it may be assumed that this certification applies as of such date.

[This certification excepts beneficial interests in and does not relate to U.S. $_________ principal amount of the Series 2020-1 Notes appearing in your books as being held for our account but that we have sold or as to which we are not yet able to certify.]

We understand that this certification is required in connection with certain securities laws in the United States of America.  If administrative or legal Proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification or a copy thereof to any interested party in such Proceedings.

Dated:*	By:
Account Holder

*Certification must be dated on or after the 15th day before the date of the Euroclear or Clearstream certificate to which this certification relates.

EXHIBIT C

FORM OF
CERTIFICATE TO BE GIVEN BY EUROCLEAR OR CLEARSTREAM

Wilmington Trust, National Association,
  as Indenture Trustee and Note Registrar
______________________
Wilmington, DE_______
Attention: Corporate Trust Services/Asset-Backed Administrator

Re:
Fixed Rate Asset-Backed Notes, Series 2020-1, [Class A][Class B] (the “Series 2020-1 Notes”) issued pursuant to the Supplement, dated as of September 9, 2020, between CAL Funding IV Limited (the “Issuer”) and Wilmington Trust, National Association (the “Indenture Trustee”) to the Indenture, dated as of September 9, 2020, between the Issuer and the Indenture Trustee.

This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations appearing in our records as Persons being entitled to a portion of the principal amount set forth below (our “Member Organizations”) as of the date hereof, $__________ principal amount of the Series 2020-1 Notes is owned by Persons (a) that are not U.S. Persons (as defined in Rule 902 under the Securities Act of 1933, as amended (the “Securities Act”), and used in Regulation S) or (b) who purchased their Series 2020-1 Notes (or interests therein) in a transaction or transactions that did not require registration under the Securities Act.

We further certify (a) that we are not making available herewith for exchange any portion of the related Regulation S Temporary Book-Entry Note excepted in such certifications and (b) that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by them with respect to any portion of the part submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.

We understand that this certification is required in connection with certain securities laws of the United States of America.  If administrative or legal Proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification or a copy hereof to any interested party in such Proceedings.

Date:	Yours faithfully,
By:
[Morgan Guaranty Trust Company of New York, Brussels Office, as Operator of the Euroclear Clearance System] [Clearstream Banking, société anonyme]

EXHIBIT D

FORM OF
CERTIFICATE TO BE GIVEN BY TRANSFEREE OF BENEFICIAL INTEREST IN A
REGULATION S TEMPORARY BOOK-ENTRY NOTE

[Euroclear Bank S.A./N.V., as operator
of the Euroclear Clearance System
1 Boulevard du Roi Albert II
B‑1210 Brussels, Belgium]

[Clearstream Banking, société anonyme
67 Boulevard Grand‑Duchesse Charlotte
L‑1331 Luxembourg]

Re:
Fixed Rate Asset-Backed Notes, Series 2020-1, [Class A][Class B] (the “Series 2020-1 Notes”) issued pursuant to the Supplement, dated as of September 9, 2020, between CAL Funding IV Limited (the “Issuer”) and Wilmington Trust, National Association (the “Indenture Trustee”) to the Indenture, dated as of September 9, 2020, between the Issuer and the Indenture Trustee.

This is to certify that as of the date hereof, and except as set forth below, for purposes of acquiring a beneficial interest in the Series 2020-1 Notes, the undersigned certifies that it is not a U.S. Person (as defined in Rule 902 under the Securities Act of 1933, as amended, and used in Regulation S).

The undersigned undertakes to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Series 2020-1 Notes held by you in which the undersigned intends to acquire a beneficial interest in accordance with your operating procedures if any applicable statement herein is not correct on such date.  In the absence of any such notification, it may be assumed that this certification applies as of such date.

We understand that this certification is required in connection with certain securities laws in the United States of America.  If administrative or legal Proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification or a copy thereof to any interested party in such Proceedings.

Dated:	By:

EXHIBIT E

FORM OF
TRANSFER CERTIFICATE FOR EXCHANGE OR
TRANSFER FROM 144A BOOK-ENTRY NOTE
TO REGULATION S BOOK-ENTRY NOTE

Wilmington Trust, National Association,
  as Indenture Trustee and Note Registrar
______________________________________
Wilmington, DE _____
Attention:  Corporate Trust Services/Asset-Backed Administrator

Re:
Fixed Rate Asset-Backed Notes, Series 2020-1, [Class A][Class B] (the “Series 2020-1 Notes”) issued pursuant to the Supplement, dated as of September 9, 2020, between CAL Funding IV Limited (the “Issuer”) and Wilmington Trust, National Association (the “Indenture Trustee”) to the Indenture, dated as of September 9, 2020, between the Issuer and the Indenture Trustee.

Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to U.S. $___________ principal amount of Series 2020-1 Notes that are held as a beneficial interest in the 144A Book-Entry Note (CUSIP No. _____) with DTC in the name of [insert name of transferor] (the “Transferor”).  The Transferor has requested an exchange or transfer of the beneficial interest for an interest in the Regulation S Book-Entry Note (CUSIP No. _____) to be held with [Euroclear] [Clearstream] through DTC.

In connection with the request and in receipt of the Series 2020-1 Notes, the Transferor does hereby certify that the exchange or transfer has been effected in accordance with the transfer restrictions set forth in the Indenture and the Series 2020-1 Notes and:

(a)  pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), and accordingly the Transferor does hereby certify that:

(i)   the offer of the Series 2020-1 Notes was not made to a Person in the United States of America,

(ii)  either (A) at the time the buy order was originated, the transferee was outside the United States of America or the Transferor and any Person acting on its behalf reasonably believed that the transferee was outside the United States of America, or (B) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any Person acting on its behalf knows that the transaction was pre‑arranged with a buyer in the United States of America,

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(iii)  no directed selling efforts have been made in contravention of the requirements of Rule 903 or 904 of Regulation S, as applicable, and the other conditions of Rule 903 or Rule 904 of Regulation S, as applicable, have been satisfied and

(iv)  the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act, and

(b) with respect to transfers made in reliance on Rule 144A under the Securities Act, the Transferor does hereby certify that the Series 2020-1 Notes are being transferred in a transaction permitted by Rule 144A under the Securities Act.

This certification and the statements contained herein are made for your benefit and the benefit of the Issuer and [Wells Fargo Securities LLC, BofA Securities, Inc., Deutsche Bank Securities Inc., MUFG Securities Americas Inc., RBC Capital Markets LLC, Fifth Third Securities, Inc., ING Bank N.V., and PNC Capital Markets LLC] as the Initial Purchasers.

[Insert name of Transferor]

Dated:	By:
Title:

EXHIBIT F

FORM OF
INITIAL PURCHASER EXCHANGE INSTRUCTIONS

Depository Trust Company
55 Water Street
50th Floor
New York, New York 10041

Re:
$__________ of the Fixed Rate Asset-Backed Notes, Series 2020-1, [Class A][Class B] (the “Series 2020-1 Notes”) issued pursuant to the Supplement, dated as of September 9, 2020, between CAL Funding IV Limited (the “Issuer”) and Wilmington Trust, National Association (the “Indenture Trustee”) to the Indenture, dated as of September 9, 2020, between the Issuer and the Indenture Trustee.

Pursuant to Section 207 of the Supplement, [Wells Fargo Securities LLC][BofA Securities, Inc.][Deutsche Bank Securities Inc.][MUFG Securities Americas Inc.][RBC Capital Markets LLC][Fifth Third Securities, Inc.][ING Bank N.V.][PNC Capital Markets LLC] (the “Initial Purchaser”), hereby requests that $____________ aggregate principal amount of the Series 2020-1 Notes held by you for our account and represented by the Regulation S Temporary Book-Entry Note (CUSIP No. _____) (as defined in the Supplement) be exchanged for an equal principal amount represented by the 144A Book-Entry Note (CUSIP No. _____) to be held by you for our account.

Dated:
[Wells Fargo Securities LLC][BofA Securities, Inc.][Deutsche Bank Securities Inc.][MUFG Securities Americas Inc.][RBC Capital Markets LLC][Fifth Third Securities, Inc.][ING Bank N.V.][PNC Capital Markets LLC], as Initial Purchaser

By:
Title:

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